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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BALL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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BALL CORPORATION
10 Longs Peak Drive, Broomfield, Colorado 80021-2510

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, APRIL 30, 2014

        The Annual Meeting of Shareholders of Ball Corporation will be held at the Corporation's offices, 10 Longs Peak Drive, Broomfield, Colorado 80021-2510, on Wednesday, April 30, 2014, at 8:00 A.M. (MDT) for the following purposes:

  1.
  To elect four directors for three-year terms expiring at the Annual Meeting of Shareholders to be held in 2017;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Corporation for 2014;

  3.
  To approve, by non-binding advisory vote, the compensation of the named executive officers ("NEOs") as disclosed in the following Proxy Statement;

  4.
  To consider a shareholder proposal, if properly presented, to provide that director nominees shall be elected by majority vote; and

  5.
  To consider any other business as may properly come before the meeting, although it is anticipated that no business will be conducted other than the matters listed above.

        Only holders of common stock of record at the close of business on March 3, 2014, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A Proxy Statement containing important information about the meeting and the matters being voted upon appears on the following pages.

        Your vote is important.    You are urged to read the accompanying proxy materials carefully and in their entirety and submit your proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You have a choice of submitting your proxy by Internet or by telephone, or, if you request a paper copy of the materials, by mail.

By Order of the Board of Directors,
Charles E. Baker Corporate Secretary

March 14, 2014
Broomfield, Colorado

Important Notice Regarding the Availability of Proxy Materials for the
Ball Corporation Annual Shareholder Meeting to be Held on Wednesday, April 30, 2014

The Proxy Statement, Form 10-K and Annual Report of Ball Corporation are Available at
http://materials.proxyvote.com

PLEASE NOTE: The 2014 Annual Meeting of Shareholders will be held to tabulate the votes cast and to report the results of voting on the items described above. No management presentations or other business matters are planned for the meeting.

Ball and are trademarks of Ball Corporation, Reg. U.S. Pat. & Tm. Office

BALL CORPORATION
10 Longs Peak Drive, Broomfield, Colorado 80021-2510

PROXY STATEMENT
March 14, 2014

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, APRIL 30, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual
Shareholder Meeting to be Held on Wednesday, April 30, 2014

The Proxy Statement, Form 10-K and Annual Report are Available at
http://materials.proxyvote.com

To Shareholders of Ball Corporation:

        This Proxy Statement and the accompanying proxy are furnished to shareholders in connection with the solicitation by the Board of Directors of Ball Corporation (the "Corporation" or "Ball") of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held April 30, 2014, for the purposes stated in the accompanying notice of the meeting. We are first furnishing and making available to shareholders the proxy materials on March 14, 2014.

        Please submit your proxy as soon as possible so that your shares can be voted at the meeting. All properly completed proxies submitted by telephone or Internet, and all properly executed written proxies returned by shareholders who request paper copies of the proxy materials, that are delivered pursuant to this solicitation, will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting. Only holders of record of shares of the Corporation's common stock as of the close of business on March 3, 2014, the record date for the Annual Meeting, are entitled to notice of and to vote at the meeting, or at any adjournments or postponements of the meeting.

        Any Ball Corporation shareholder of record as of March 3, 2014, the record date, desiring to submit a proxy by telephone or via the Internet will be required to enter the unique voter control number imprinted on the Ball Corporation proxy, and therefore should have the proxy for reference when initiating the process.

  •
  To submit your proxy by telephone, call 1-800-690-6903 on a touch-tone telephone and follow the menu instructions provided. There is no charge for this call.

  •
  To submit your proxy over the Internet, log on to the website www.proxyvote.com and follow the instructions provided.

Similar instructions are included on the enclosed proxy.

        A shareholder of record of the Corporation may revoke a proxy in writing at any time prior to the meeting by sending written notice of revocation to the Corporate Secretary; by voting again by telephone; by voting via the Internet; by voting in writing if you requested your materials in paper copy; or by voting in person at the meeting.

 ABOUT THE ANNUAL MEETING

        Why am I receiving the Proxy Statement?    You are receiving the Proxy Statement because you owned shares of Ball Corporation common stock on March 3, 2014, the record date, and that entitles you to vote at the Annual Meeting. The Corporation's Board of Directors ("Board") is soliciting your proxy to vote at the scheduled 2014 Annual Meeting or at any later meeting should the scheduled Annual Meeting be adjourned or postponed for any reason. Your proxy will authorize specified people (proxies) to vote on your behalf at the Annual Meeting in accordance with your written instructions. By use of a proxy, you can vote, whether or not you attend the meeting.

        What will I be voting on?    You will be voting on (1) the election of four director nominees named in this Proxy Statement for terms expiring in May 2017; (2) the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2014; (3) an advisory vote to approve named executive officer compensation; and (4) a shareholder proposal, if properly presented, to provide that director nominees shall be elected by majority vote.

        What are the Board of Directors' recommendations?    The Board recommends a vote (1) FOR the election of the four director nominees named in this Proxy Statement; (2) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation's independent registered public accounting firm for 2014; (3) FOR the advisory vote on the compensation of the named executive officers; and (4) AGAINST the shareholder proposal to provide that director nominees shall be elected by majority vote.

        Could other matters be decided at the Annual Meeting?    We do not know of any other matters that will be raised at the Annual Meeting. The Chairman will allow presentation of a proposal or a nomination for the Board from the floor at the Annual Meeting only if the proposal or nomination was properly submitted. The proxies will have discretionary authority, to the extent permitted by law, to vote for or against other matters that may properly come before the Annual Meeting as those persons deem advisable.

        How many votes can be cast by all shareholders?    Each share of Ball Corporation common stock (other than 688 shares of common stock that have been granted as restricted stock without voting rights) is entitled to one vote on each of the four directors to be elected and one vote on each other matter that is properly presented at the Annual Meeting.

        How do I vote my shares if I am a record holder?    If you are a record holder of shares; that is, the shares are registered in your name and not the name of your broker or other nominee, you are urged to submit your proxy as soon as possible, so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy by telephone or via the Internet as instructed on the first page of the Proxy Statement and on your proxy, or you can complete, sign, date and mail your proxy card if you request a paper copy of the proxy materials. You may also vote by attending the Annual Meeting, or sending a personal representative to the Annual Meeting with an appropriate proxy, in order to vote. Unless you or a personal representative plan to be in attendance and vote at the meeting, your vote must be received no later than 11:59 p.m. (EDT) on Tuesday, April 29, 2014.

        How do I vote my shares if I hold my shares under the Employee Stock Purchase Plan ("ESPP") or the 401(k) Plan?    Participants may vote their shares in the manner set forth above; however, shares held through the Plans must be voted by 11:59 p.m. (EDT) on Sunday, April 27, 2014. The Trustee of the 401(k) Plan will vote the unvoted shares for each voting item in the same proportion as the voted shares for each item. The Administrator of the ESPP will vote the unvoted shares for that Plan in accordance with the Board of Directors' recommendations.

        How do I vote my shares if I hold my shares in "street name" through a bank or broker?    If you hold your shares as a beneficial owner through a bank, broker or other nominee, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee to ensure your shares are voted in the way you would like at the meeting. Your bank, broker or other nominee will send you specific instructions in this regard to vote your shares. If you do not provide instructions to your bank, broker or other nominee, whether your shares are voted depends on the type of item being considered for a vote. For example, under applicable stock exchange rules, brokers are permitted to vote on "discretionary" items if the voting instructions from the beneficial owners of the shares are not provided in a timely manner. The brokers are not permitted to vote on "nondiscretionary" items. The proposal to approve the appointment of independent auditors is considered a "discretionary" item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting. In contrast, the other items to be voted on at the Annual Meeting are "nondiscretionary" items. This means brokerage firms that have not received voting instructions from their clients on these items may not vote on them. These so-called "broker nonvotes" will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the votes for such items.

        Can I revoke my proxy or change my vote?    Shareholders of record may revoke their proxies or change their votes in writing at any time prior to the meeting by sending written notice of revocation to the Corporate Secretary; by voting again by telephone or via the Internet; by voting in writing if they requested their materials in paper copy; or by voting in person at the meeting. Attendance in and of itself at the Annual Meeting will not revoke a proxy. For shares you hold beneficially but not of record, you may change your vote by submitting new voting instructions to your broker or nominee or, if you have obtained a valid proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

        At the close of business on March 3, 2014, there were outstanding 140,628,064 shares of common stock (together with the associated preferred stock purchase rights under the Rights Agreement dated as of July 26, 2006, between the Corporation and Computershare Investor Services, LLC, as amended). Other than 688 shares of common stock granted as restricted stock without voting rights, each of the shares of common stock is entitled to one vote. Shareholders do not have cumulative voting rights with respect to the election of directors.

        Based on Schedule 13G filings with the Securities and Exchange Commission ("SEC"), the following table indicates the beneficial owners of more than 5% of the Corporation's outstanding common stock as of December 31, 2013:

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class
JPMorgan Chase & Co. 270 Park Avenue New York, New York 10017	11,832,676	(1)	8.10
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	9,713,828	(2)	6.71
Vanguard Fiduciary Trust Company 500 Admiral Nelson Boulevard Malvern, Pennsylvania 19355	8,784,981	(3)	6.07
BlackRock Inc. 40 East 52nd Street New York, New York 10022	7,663,728	(4)	5.30

(1)
11,358,213 shares with sole voting power and 11,826,890 shares with sole dispositive power.

  5,786 shares with shared voting power and 5,786 shares with shared dispositive power.

(2)
230,874 shares with sole voting power, 9,494,454 shares with sole dispositive power and 219,374 shares with dispositive power.

  Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 186,374 shares or 0.12% of the Common Stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts.

  Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 77,500 shares or 0.05% of the Common Stock outstanding of the Company as a result of its serving as investment manager of Australian investment offerings.

(3)
8,784,981 shares with shared voting power and 8,784,981 with shared dispositive power.

(4)
6,377,442 shares with sole voting power and 7,663,728 shares with sole dispositive power.

 BENEFICIAL OWNERSHIP

        The following table lists the beneficial ownership of common stock of the Corporation of our director nominees, continuing directors, all individuals who served as either our Chief Executive Officer ("CEO") or our Chief Financial Officer ("CFO") during the last fiscal year, the three other most highly compensated executive officers of the Corporation and, as a group, all of such persons and our other executive officers as of the close of business on March 3, 2014.

					Included in Shares	Excluded from Shares
Title of Class	Name of Beneficial Owner	Shares Beneficially Owned(1)		Percent of Class(2)	Number of Shares Which Become Available or Subject to Options Exercisable or Which Become Exercisable Within 60 Days of March 3, 2014(3)	Deferred Share or Stock Unit Equivalent(4)	Restricted Stock Shares or Units(5)

Common	Robert W. Alspaugh	—		*	—	21,663	26,866
Common	Charles E. Baker	256,234	(6)	*	217,595	43,298	23,300
Common	Michael W. Feldser	117,141		*	76,775	48,419	26,150
Common	Hanno C. Fiedler	117,418		*	—	—	25,554
Common	John A. Hayes	973,695	(7)	*	830,070	237,104	158,200
Common	Gerrit Heske	118,577		*	91,725	—	38,100
Common	R. David Hoover	2,103,665	(8)	1.5	1,585,000	298,412	8,530
Common	John F. Lehman	159,030		*	—	58,553	24,866
Common	Scott C. Morrison	328,699		*	208,328	115,858	49,250
Common	Georgia R. Nelson	6,000		*	—	28,887	24,866
Common	Jan Nicholson	294,420		*	—	28,996	24,866
Common	George M. Smart	34,442		*	—	13,000	24,866
Common	Theodore M. Solso	75,526	(9)	*	—	54,798	24,866
Common	Stuart A. Taylor II	80,678		*	—	51,950	24,866
Common	All of the above and present executive officers as a group (21)	5,347,349	(10)	3.8	3,445,841	1,173,543	631,657

(1)
Full voting and dispositive investment power; unless otherwise noted.

(2)
* Indicates less than 1% ownership.

(3)
Includes RSUs that may vest or options that may vest or be acquired upon exercise during the next 60 days.

(4)
These deferred shares or stock units are equivalent to an equal number of shares of common stock that have been deferred to the Ball Corporation Deferred Compensation Company Stock Plans, with no voting rights or dispositive investment power with respect to the underlying common stock prior to its issuance.

(5)
These Restricted Stock Shares or RSUs have no voting rights or dispositive investment power.

(6)
Includes 1,040 shares owned by Mr. Baker's children, as to which he disclaims beneficial ownership.

(7)
Includes 58,200 shares held in trust for Mr. Hayes' spouse, as to which he disclaims beneficial ownership.

(8)
Includes 177,485 shares held in trust for Mr. Hoover's spouse, as to which he disclaims beneficial ownership.

(9)
Includes 28,000 shares held in trust for Mr. Solso's spouse, as to which he disclaims beneficial ownership.

(10)
Includes 389,975 shares to which beneficial ownership is disclaimed. In addition, 9,944 shares have been pledged as security.

 VOTING ITEM 1—ELECTION OF DIRECTORS

        Pursuant to our Amended Articles of Incorporation and the Indiana Business Corporation Law, our Board of Directors is divided into three classes, as nearly equal in number as possible, with directors serving staggered three-year terms. Amendments to the Indiana Business Corporation Law in 2009 made this classified Board structure statutorily required for Ball Corporation, effective from and after July 31, 2009. On April 30, 2014, four persons are to be elected to serve as directors until the 2017 Annual Meeting of Shareholders. Unless otherwise instructed on the accompanying proxy, the persons named in the proxy intend to vote for nominees John A. Hayes, George M. Smart, Theodore M. Solso and Stuart A. Taylor II to hold office as directors of the Corporation until the 2017 Annual Meeting of Shareholders (Class II), or, in each case, until his respective successor is elected and qualified. All nominees have consented to be named as candidates in the Proxy Statement and have agreed to serve if elected. If, for any reason, any of the nominees becomes unavailable for election, the shares represented by proxies will be voted for any substitute nominee or nominees designated by the Board. The Board has no reason to believe that any of the nominees will be unable to serve.

        In accordance with the Indiana Business Corporation Law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If more "withhold" than "for" votes are received, our Bylaws require the director to resign and our Nominating/Corporate Governance Committee must make a recommendation to the Board to consider whether to accept the resignation. The relevant Bylaw provisions are set out in Exhibit A to this Proxy Statement. Abstentions and broker nonvotes are considered neither votes "for" nor "against." Proxies may not be voted for a greater number of persons than the four named nominees.

        Set forth for each director nominee in Class II and for each continuing director in Classes I and III is the director's principal occupation and employment during the past five years or, if longer, the period during which the director has served as a director, and certain other information, including his or her public company directorships during the past five years.

 DIRECTOR NOMINEES AND CONTINUING DIRECTORS

To Be Elected for a Term of Three Years Until the 2017 Annual Meeting (Class II)
John A. Hayes
	Chairman, Ball Corporation since April 2013; President and Chief Executive Officer, Ball Corporation, since January 2011; President and Chief Operating Officer, January 2010 to January 2011; Executive Vice President and Chief Operating Officer, 2008 to 2010; President, Ball Packaging Europe and Senior Vice President, Ball Corporation, 2007 to 2008; Executive Vice President, Ball Packaging Europe and Vice President, Ball Corporation, 2005 to 2006; Vice President, Corporate Strategy, Marketing and Development, 2003 to 2005; Vice President, Corporate Planning and Development, 2000 to 2003; Senior Director, Corporate Planning and Development, 1999. Age 48.	Director since 2010.
George M. Smart	President, Sonoco-Phoenix, Inc., North Canton, Ohio, a subsidiary of Sonoco Products Company, 2001 to 2004. Age 68.	Director since 2005. Member, Human Resources and Nominating/Corporate Governance Committees. Mr. Smart is a director of FirstEnergy Corp., Akron, Ohio.
Theodore M. Solso	Chairman and Chief Executive Officer, Cummins Inc., Columbus, Indiana, 2000 to 2011. Age 67.
Director since 2003. Member, Human Resources and Nominating/Corporate Governance Committees.

Mr. Solso is a director of General Motors Co. In the past five years, Mr. Solso has served on the board of Ashland Inc., Covington, Kentucky.

Stuart A. Taylor II	Chief Executive Officer, The Taylor Group LLC, Chicago, Illinois, since June 2001; Senior Managing Director, Bear, Stearns & Co. Inc., Chicago, Illinois, 1999 to 2001. Age 53.	Director since 1999. Member, Audit and Human Resources Committees. Mr. Taylor is a director of Hillenbrand, Inc., Batesville, Indiana; and United Stationers, Inc., Deerfield, Illinois.
The Board of Directors recommends that shareholders vote "FOR" the election of each nominee for Director named above.

To Continue in Office Until the 2015 Annual Meeting (Class III)
Robert W. Alspaugh	Chief Executive Officer, KPMG International, 2002 to 2005. Age 67.	Director since 2008. Member, Audit and Finance Committees. Mr. Alspaugh is a director of Autoliv, Inc., Stockholm, Sweden; and VeriFone Systems, Inc., San Jose, California.
R. David Hoover
Chairman, Ball Corporation, January 2011 to April 2013; Chairman and Chief Executive Officer, January 2010 to January 2011; Chairman, President and Chief Executive Officer, April 2002 to January 2010; President and Chief Executive Officer, January 2001 to April 2002; Vice Chairman, President and Chief Operating Officer, April 2000 to January 2001; Vice Chairman, President and Chief Financial Officer, January 2000 to April 2000; Vice Chairman and Chief Financial Officer, 1998 to 2000; Executive Vice President and Chief Financial Officer, 1997 to 1998; Executive Vice President, Chief Financial Officer and Treasurer, 1996 to 1997. Age 68.
Director since 1996. Member, Finance Committee.

Mr. Hoover is a director of Eli Lilly and Company, Indianapolis, Indiana; Energizer Holdings, Inc., St. Louis, Missouri; and Steelcase, Inc., Grand Rapids, Michigan. In the past five years, Mr. Hoover served on the board of Irwin Financial Corporation, Columbus, Indiana; and Qwest Communications International,  Inc., Denver, Colorado.

Jan Nicholson
	President, The Grable Foundation, Pittsburgh, Pennsylvania, since 1990; Managing Director, Strategic Risk Assessment, MBIA Insurance Corporation, Armonk, New York, 1998 to 2000; Managing Director, Research and Development, Capital Markets Assurance Corporation (CapMAC), New York, New York, 1994 to 1998. Age 68.	Director since 1994. Member, Audit and Finance Committees. Ms. Nicholson is a director of Radian Group Inc., Philadelphia, Pennsylvania.

To Continue in Office Until the 2016 Annual Meeting (Class I)
Hanno C. Fiedler
Executive Vice President, Ball Corporation, and Chairman and Chief Executive Officer, Ball Packaging Europe, December 2002 to December 2005; Chairman and Chief Executive Officer, Schmalbach-Lubeca AG, 1996 to 2002. Age 68.
Director since 2002. Member, Audit and Nominating/Corporate Governance Committees.

Mr. Fiedler serves on the Supervisory Board of manroland AG, Offenbach, Germany. In the past five years, Mr. Fiedler has served on the Supervisory Boards of Pfleiderer AG, Neumarkt, Germany; Langmatz GmbH (now Langmatz AG), Garmisch-Partenkirchen, Germany; Thyssenkrupp Steel AG, Duisburg, Germany; HowaldtswerkeDeutsche Werft AG, Kiel, Germany; and Pfleiderer Unternehmensverwaltung GmbH, Neumarkt, Germany.

John F. Lehman	Chairman, J.F. Lehman & Company, New York, New York, since 1990. Age 71.	Director since 1987. Member, Finance and Nominating/Corporate Governance Committees. Mr. Lehman is a director of EnerSys, Reading, Pennsylvania; and Verisk Analytics, Inc., Jersey City, New Jersey.
Georgia R. Nelson
President and Chief Executive Officer, PTI Resources, LLC, Chicago, Illinois, since June 2005; President, Midwest Generation EME LLC, Chicago, Illinois, April 1999 to June 2005; General Manager, Edison Mission Energy Americas, Irvine, California, January 2002 to June 2005. Age 64.
Director since 2006. Member, Human Resources and Nominating/Corporate Governance Committees.

Ms. Nelson is a director of Cummins Inc., Columbus, Indiana. In the past five years, Ms. Nelson has served on the board of Tower Automotive, Inc., Novi, Michigan; and Nicor Inc., Naperville, Illinois.

 DIRECTOR AND NOMINEE EXPERIENCE AND QUALIFICATIONS

        Set out below are the specific experience, qualifications, attributes and skills of each of the Corporation's directors and director nominees which led the Ball Corporation Board of Directors ("Ball Board") to conclude that each person should serve as a director of the Corporation.

        Robert W. Alspaugh—Mr. Alspaugh enjoyed a distinguished 35-year career with KPMG, with increasing responsibility, which culminated in his acting as Deputy Chairman and Chief Operating Officer of KPMG-U.S. from 1998 to 2002 and Chief Executive Officer of KPMG International from 2002 to October 2005. Mr. Alspaugh's extensive experience, qualifications and skills as a leader of one of the "big four" global accounting firms enhance his service on the Corporation's Audit Committee and he has provided valuable input as a result. He also sits on two other public company boards, one in the U.S. and the other in Europe (where he chairs the audit committee), thus providing good cross-functional background and experience, with an international component. Mr. Alspaugh's extensive professional experience as a leader of a major global accounting firm, advising and supporting large international corporations, as well as his service on other company boards, make him well qualified to serve as a director.

        Hanno C. Fiedler—After a successful career with TRW, Inc., in 1996 Mr. Fiedler became Chairman and Chief Executive Officer of Schmalbach-Lubeca AG, one of the largest and most successful rigid packaging companies based in Europe. When Ball acquired the beverage can business of Schmalbach-Lubeca in December 2002, Mr. Fiedler became Chairman and Chief Executive Officer of Ball Packaging Europe GmbH and also joined the Board of Ball Corporation. In that capacity, Mr. Fiedler provided excellent leadership to our newly-acquired European business which generated strong earnings performance during his tenure, despite the adverse effects of the German mandatory deposit system for rigid packaging which was initiated in 2003. Mr. Fiedler retired from active management of Ball Packaging Europe at the end of 2005. He serves on the Supervisory Board of a major German company. His leadership experience within the rigid container industry worldwide, with specific emphasis on Europe, makes him well qualified to serve as a director.

        John A. Hayes—Prior to joining Ball Corporation in 1999, Mr. Hayes was a Vice President of Lehman Brothers Inc. and part of an investment banking team which focused on merger and acquisition and financing advice to several major companies, including the Corporation. At Ball, Mr. Hayes initially headed our corporate development and planning activities as Senior Director and then Vice President, Corporate Planning and Development, taking on the added responsibilities of marketing and new product development from 2003 to mid-2005. He then served as President of Ball Packaging Europe, which produced excellent financial results and strong revenue growth under his leadership. During 2008 and 2009, Mr. Hayes served as Ball's Executive Vice President and Chief Operating Officer, successfully leading our key operating divisions through the economic and financial crisis. In January 2010, he was named our President and Chief Operating Officer and joined the Ball Board. In January 2011, he became our President and Chief Executive Officer, and in April 2013 he also became our Chairman. Mr. Hayes' extensive investment banking and leadership experience within Ball make him well qualified to serve as a director.

        R. David Hoover—Mr. Hoover has enjoyed a varied and successful 44-year career with Ball as a director, officer and employee serving in multiple corporate and divisional roles, including as Vice President and Treasurer from 1987 through 1992, Chief Financial Officer from 1993 to April 2000, and Chief Operating Officer for the balance of 2000. He was our Chief Executive Officer from January 2001 to January 2011, and led the Corporation through an unprecedented period of growth in revenues, earnings per share and free cash flow. Mr. Hoover's considerable working knowledge and leadership experience with respect to our Corporation make him uniquely qualified to serve as a director. He has been a Ball Board member for 18 years, serving as Chairman from 2002 until 2013, and serves as a director of three other U.S.-based public companies. Mr. Hoover has also served on the Board of Trustees of DePauw University since 2002 and serves on the Boards of the Boulder Community Hospital and the Denver Children's Hospital.

        John F. Lehman—Mr. Lehman served as Secretary of the Navy in the Reagan Administration from 1981 to 1987, after which he was Managing Director of Paine Webber Inc.'s Investment Banking Division from 1988 to 1990 where he led the firm's aerospace and defense advisory practice. He then established J.F. Lehman & Company, a New York-based investment company, and has served as its Chairman since 1990. Mr. Lehman also serves as a director of two other public companies. In addition, Mr. Lehman is Chairman of the Princess Grace Foundation and an Overseer of the School of Engineering at the University of Pennsylvania. He has a rare combination of extensive business experience, public service, political acumen and global perspective. Mr. Lehman served as a member of the National Commission on Terrorist Attacks Upon the United States, also known as the 9/11 Commission, from 2002 to 2004. He has been an astute and valuable member of Ball's Board for over 25 years and has chaired its Finance Committee for many years. Mr. Lehman's public service, financial industry experience and Ball Board experience make him well qualified to serve as a director.

        Georgia R. Nelson—Ms. Nelson has enjoyed a successful career in the energy industry, serving as a senior executive for several U.S. and international energy companies, including as President of Midwest Generation EME, LLC from April 1999 to June 2005 and General Manager of Edison Mission Energy Americas from January 2002 to June 2005. She has had extensive international experience as well as environmental and policy experience on four continents. Ms. Nelson regularly lectures on business and corporate governance matters including at Northwestern University's Kellogg Graduate School of Management, and serves on the advisory committee of the Center for Executive Women at Northwestern. Ms. Nelson is a National Association of Corporate Directors ("NACD") Board Leadership Fellow. She also serves as a director of Cummins, Inc. and CH2M HILL Inc. Previously, Ms. Nelson served on four other publicly traded company boards. Ms. Nelson's leadership roles in global businesses as well as her service on other company boards, clearly qualify her to serve as a director of our Corporation.

        Jan Nicholson—Ms. Nicholson enjoyed a long and successful career in the financial services industry in New York, which, after an 18-year tenure at Citicorp, included positions as Managing Director, Research and Development for CapMAC from 1994 to 1998 and Managing Director, Strategic Risk Assessment for MBIA Insurance Corporation from 1998 to 2000. She also served as a director of Rubbermaid, Inc., from 1992 until 1999, and chaired its audit committee from 1994 through 1998. In addition, Ms. Nicholson is a director of Radian Group Inc., a public company, and has been President of the Grable Foundation since 1990. She has been a member of Ball's Board for 20 years and chaired our Audit Committee from 2004 to 2012. Ms. Nicholson's career in the financial services industry and her service on the Rubbermaid audit committee and board, as well as her long service in those capacities with Ball, make her well qualified to serve as a director.

        George M. Smart—Mr. Smart's long career and success in the U.S. can manufacturing industry make him well qualified to serve as a director. He steadily assumed increasing responsibility at Central States Can Co., a division of Van Dorn Company, culminating in his acting as its President and Chief Executive Officer from 1978 to 1993. When Central States was acquired in 1993, Mr. Smart and his management team established a start-up company, Phoenix Packaging Corporation, to manufacture and sell full-panel easy-open ends for food containers, including to Ball's food can division. Serving as Chairman and Chief Executive Officer for Phoenix, Mr. Smart led its growth to a profitable company with revenues in excess of $80 million, when it was sold to Sonoco Products Company and became Sonoco-Phoenix, Inc. in 2001. Mr. Smart served as President of Sonoco-Phoenix until 2004 and has been Chairman of the Board of FirstEnergy Corp. since 2004. Mr. Smart also previously served on the boards of Belden & Blake Corporation, Commercial Intertech Corporation, Unizan Financial, Van Dorn Company and as Chairman of the Can Manufacturers Institute.

        Theodore M. Solso—Mr. Solso had a successful 40-year career at Cummins Inc., a Fortune 500 manufacturing company with operations around the world. This culminated with Mr. Solso becoming Chairman and Chief Executive Officer of Cummins in January 2000, a position he held through 2011, for a total of 12 years. Under his leadership, Cummins increased revenues from $6.6 billion in 2000 to over $18 billion in 2011. During the same period, its earnings per share and operating cash flow increased from $0.35 and $550 million, to $9.55 and $2.1 billion, respectively. Mr. Solso has been on the Ball Board since 2003 and is a member of The Indiana Academy and the President's Management Advisory Board, as well as being a trustee of Earth University in Costa Rica. He also serves on the board of General Motors Co. and was elected its Chairman in December 2013. Mr. Solso's long experience in leadership positions with a major global manufacturing company and his service on other public company boards make him well qualified to serve as a director.

        Stuart A. Taylor II—Prior to starting his own private equity firm, Mr. Taylor spent 19 years in investment banking. The majority of that time was spent at Morgan Stanley in its Corporate Finance Department. In that capacity he executed a number of mergers and acquisitions and financings, including working with Ball in 1993 on the acquisition of Heekin Can Company. He also spent time at several other firms including Bear Stearns where he was a Senior Managing Director and Head of the Chicago office. In 2001, Mr. Taylor established The Taylor Group LLC, of which he is Chief Executive Officer, a successful investment company that primarily invests in small to mid-market businesses. Mr. Taylor has been a director of Ball since 1999, acted as our Presiding Director from 2004 to 2008 and chairs our Human Resources Committee. He is also a director of two other U.S.-based public companies. Mr. Taylor's extensive experience as an investment banker, entrepreneurial investor and Ball Board member make him well qualified to serve as a director.

 BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT

        In April 2013, John A. Hayes was named Chairman of the Board, having been elected a director in 2010. In 2011, prior to his election as Chairman, Mr. Hayes was named President and Chief Executive Officer ("CEO"), while R. David Hoover, our predecessor CEO, continued to serve as Chairman of the Board. The decision to split the position of Chairman and CEO at that time was part of an orderly succession plan by which Mr. Hayes transitioned into his current role. Mr. Hayes assumed the position of Chairman after more than 14 years with Ball, most recently serving as President and CEO and a member of the Board. Mr. Hayes and Mr. Hoover have worked closely together for many years, and their continued collaboration in the past three years has resulted in a smooth change in Board leadership that has been beneficial to shareholders. Mr. Hoover continues to serve as a Board member.

        Our Board of Directors is composed of Mr. Hayes, Mr. Hoover and eight other directors, all of whom are independent directors. The Board has four standing committees—Audit, Nominating/Corporate Governance, Human Resources and Finance. Each of the committees, except for Finance, is composed solely of independent directors (the Finance Committee is primarily composed of independent directors), with each of the four committees having an independent director serving as chairman. Mr. Solso has served as Lead Director since April 2013.

        Although the Corporation's Bylaws do not require that the roles of Chairman and CEO be combined, we believe our Corporation and its shareholders are well served by this traditional board leadership model. Having a single person lead the Corporation and the Board provides clear leadership, helps to maintain uniform management vision for the Corporation and the Board and provides efficiency. Pursuant to SEC and New York Stock Exchange ("NYSE") rules, regularly scheduled executive sessions of nonmanagement directors are held. Executive sessions of independent directors are also held at least annually. Such meetings promote open discussion by nonmanagement and independent directors, enabling them to serve as a check on management, if necessary. The meetings of the independent directors are chaired by the Lead Director, who is an independent director appointed by the Board.

        In accordance with NYSE requirements, our Audit Committee is responsible for overseeing the risk management function of the Corporation. While the Audit Committee has primary responsibility for overseeing risk management, the entire Board is involved in overseeing risk management for the Corporation. Additionally, each Board committee considers the specific risks within its area of responsibility. Our Internal Audit Department has, for many years, analyzed various areas of risk to the Corporation and has provided risk assessment and analysis to our Audit Committee. In 2007, the Corporation established a comprehensive Enterprise Risk Management process which is now supervised by our Senior Vice President and Chief Financial Officer, whereby key corporate and divisional risks are systematically identified and assessed on a quarterly basis. The results of this ongoing risk assessment are reported to our Audit Committee and to our Board at least annually.

        One of the responsibilities of our Board of Directors is to evaluate the effectiveness of the Board and make recommendations involving its organization and operation. We recognize that different board leadership structures may be appropriate for different companies and at different times. We believe our current leadership structure, with Mr. Hayes serving as Chairman, President and CEO, a Board with a majority of independent directors, an independent chairman for each of our standing Board committees and separate meetings of nonmanagement and independent directors, the latter led by the Lead Director, provides the most effective form of leadership for our Corporation at this time. We believe that our directors provide effective oversight of risk management through the Board's regular dialogue with Ball management, the Enterprise Risk Management process and assessment of specific risks within each Board committee's areas of responsibility.

BOARD DIVERSITY

        Ball's Nominating/Corporate Governance Committee consistently applies the principles of diversity in its consideration of candidates for Board positions. In addition to considering characteristics such as race, gender and national origin, the Committee considers a variety of other characteristics such as business and professional experience, education and skill, all leading to differences of viewpoint and other individual qualities that contribute to Board heterogeneity. This has resulted in a diverse group of talented and capable Board members, as described in more detail under "Director and Nominee Experience and Qualifications."

 GOVERNANCE OF THE CORPORATION

Corporate Governance Guidelines

        The Board has established Corporate Governance Guidelines to comply with the relevant provisions of Section 303A of the NYSE Listed Company Manual (the "NYSE Listing Standards"). The Corporate Governance Guidelines are set forth on the Corporation's website at www.ball.com under the "Investors" page, and under the link, "Corporate Governance." A copy may also be obtained upon request from the Corporation's Corporate Secretary.

Policies on Business Ethics and Conduct

        Ball established a Corporate Compliance Committee in 1993, which now consists of a focal point in each operating division, and which is chaired by a designated Compliance Officer. The Committee provides quarterly reports to management and to the Audit Committee. The Committee also publishes a code of business ethics, which is in the form of the Business Ethics booklet. The Board has adopted a separate additional business ethics statement referred to as the Ball Corporation Executive Officers and Directors Business Ethics Statement ("Executive Officers and Directors Ethics Statement") designed to establish principles requiring the highest level of ethical behavior toward achieving business success within the requirements of the law and the Corporation's policies and ethical standards. The Business Ethics booklet and the Executive Officers and Directors Ethics Statement are set forth on the Corporation's website at www.ball.com under the "Investors" page, and under the link, "Corporate Governance." Copies may also be obtained upon request from the Corporation's Corporate Secretary.

Director Training

        All new directors receive orientation training soon after being elected to the Board. Continuing education programs are made available to directors including internal presentations, third-party presentations and externally offered programs. One director attended externally offered director training programs in 2013 and five directors did so in 2012.

Communications With Directors

        The Corporation has established means for shareholders or others to send communications to the Board. Persons interested in communicating with the Board, its individual directors or its committees may send communications in writing to the Corporate Secretary or the Chairman of the Board. The communication should be sent in care of the Corporate Secretary, Ball Corporation, by mail to P.O. Box 5000, Broomfield, Colorado 80038-5000 or facsimile transmission to 303-460-2691.

        In accordance with the NYSE and SEC requirements, the Corporation has established additional means for interested parties to send communications to the Board and selected committees, which are described on the Corporation's website at www.ball.com under the "Investors" page and under the link, "Corporate Governance."

        Shareholder proposals for inclusion in the Corporation's proxy materials will continue to be handled and must be communicated as disclosed in this Proxy Statement under "Shareholder Proposals for 2015 Annual Meeting."

Meetings of Nonmanagement and Independent Directors

        The Board meets regularly and not less than four times per year. Nonmanagement directors meet regularly, usually in conjunction with a regular Board meeting. Independent directors meet at least annually. Theodore M. Solso served as Presiding Director for meetings of independent directors held through April 23, 2013, and as Lead Director thereafter.

Director Independence Standards

        Pursuant to the NYSE Listing Standards, the Board has adopted a policy adhering to the director independence requirements of the NYSE in determining the independence of directors. These standards are described on the Corporation's website at www.ball.com under the "Investors" page, and under the link, "Corporate Governance."

        The Board has determined that a majority of the Board is independent, and that based upon the NYSE independence standards, during 2013 each of the members of the Board was and currently is independent with the exception of Messrs. Hayes and Hoover.

CERTAIN COMMITTEES OF THE BOARD

        The standing committees of the Board are the Audit, Nominating/Corporate Governance, Human Resources and Finance Committees.

Audit Committee:

        The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibilities to oversee management's conduct and the integrity of the Corporation's public financial reporting process including the oversight of (1) accounting policies; (2) the system of internal accounting controls over financial reporting; (3) disclosure controls and procedures; (4) the performance of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Corporation (the "independent auditor"); (5) the Internal Audit Department; and (6) oversight of our risk management. The Audit Committee is responsible for engaging and evaluating the Corporation's independent auditor, including the independent auditor's qualifications and independence; resolving any differences between management and the independent auditor regarding financial reporting; preapproving all audit and non-audit services provided by the independent auditor; and establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

        Members of the Audit Committee are Ms. Nicholson and Messrs. Alspaugh, Fiedler and Taylor. Mr. Erik van der Kaay served on the Committee until his retirement on April 24, 2013. The Board has determined that each member of the Audit Committee is independent and financially literate, has accounting or financial management expertise and is an Audit Committee financial expert under the NYSE Listing Standards and the SEC regulations. The Audit Committee met five times during 2013.

        The Report of the Audit Committee is set forth later in this Proxy Statement. The Committee has considered the non-audit services provided during 2013 and 2012 by the independent auditor as disclosed below and determined the services were compatible with maintaining the auditor's independence. The Committee believes the fees paid to the independent auditor in respect of the services were appropriate, necessary and cost-efficient in the management of the business of the Corporation and are compatible with maintaining the auditor's independence.

Audit Fees and Services

        The following table represents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Corporation's annual Consolidated Financial Statements and quarterly reports and the auditor's report under the Sarbanes-Oxley Act of 2002 for fiscal 2013 and fiscal 2012, together with fees for audit-related services and tax services rendered by PricewaterhouseCoopers LLP during fiscal 2013 and fiscal 2012. Audit-related services for 2013 consisted of consultations related to the Corporation's 2013 bond activities, acquisitions, stock repurchase programs, local and special audits, derivative transactions and an internal controls review. Audit-related services for 2012 consisted primarily of acquisitions and joint venture accounting and derivative transactions. Tax fees for 2013 and 2012 consisted principally of tax compliance, including tax compliance matters related to tax audits and return preparation fees and fees for tax consultations, primarily related to the Corporation's relocation of its European headquarters.

	Fiscal 2013	Fiscal 2012

Audit Fees
Attestation Report and Accounting Consultations	$4,506,000	$4,685,000
Foreign Statutory Audits	1,284,000	1,569,000
Audit-Related Fees
Benefit Plans	$29,000	$24,000
Consultations	403,000	278,000
Tax Fees
Tax Compliance Matters	$889,000	$812,000
Tax Consultations	3,332,000	6,379,000
All Other Fees	$5,000	$29,000

        The Audit Committee's Charter requires management to submit for preapproval all audit, audit-related and non-audit-related services to be performed by the independent auditor. Management and the independent auditor submit a report of fees for review and preapproval by the Committee on a quarterly basis. The Audit Committee requires management and the independent auditor to submit a report at least annually regarding audit, audit-related, tax and all other fees paid by the Corporation to the independent auditor for services rendered in the immediately preceding two fiscal years. The Committee considers whether the fees for non-audit and audit-related services are compatible with maintaining the auditor's independence and requires management and the independent auditor to confirm this as well. The Audit Committee preapproved 100% of all of the above-referenced fees paid in 2013 and 2012 for services that were provided by PricewaterhouseCoopers LLP.

        There were no hours expended by persons other than the independent auditor's full-time, regular employees on the independent auditor's engagement to audit the Corporation's financial statements.

        A copy of the Audit Committee Charter is attached as Annex I to this Proxy Statement and is set forth on the Corporation's website at www.ball.com under the "Investors" page, and under the link, "Corporate Governance."

Nominating/Corporate Governance Committee:

        The Nominating/Corporate Governance Committee is responsible for assisting the Board in fulfilling its responsibility to identify qualified individuals to become Board members; recommending to the Board the selection of Board nominees for the next Annual Meeting of Shareholders; addressing the independence and effectiveness of the Board by advising and making recommendations on matters involving the organization and operation of the Board, Corporate Governance Guidelines and directorship practices; overseeing the evaluation of the Board and its committees; and reviewing and assessing the Corporation's sustainability activities and performance. The Nominating/Corporate Governance Committee utilizes the standards set forth below for considering director nominees.

        Members of the Nominating/Corporate Governance Committee are Messrs. Fiedler, Lehman, Smart, Solso and Ms. Nelson. The Board has determined that the members of the Committee are independent under the NYSE Listing Standards. The Nominating/Corporate Governance Committee met four times during 2013.

        The Board has established a process whereby nominees for the Board may be submitted by members of the Board, the CEO, shareholders and any other persons. The Committee considers these recommended candidates in light of criteria set forth below.

        The Committee will seek candidates who meet at a minimum the following criteria: (1) have sufficient time to attend or otherwise be present at Board, relevant Board committee and Shareholders' meetings; (2) will subscribe to Ball Corporation's Corporate Governance Guidelines and the Executive Officers and Directors Ethics Statement; (3) demonstrate credentials and experience in a broad range of corporate matters; (4) have experience, qualifications, attributes and skills that would qualify them to serve as a director; (5) will subscribe to the finalized strategic and operating plans of the Corporation as approved by the Board from time to time; (6) are not affiliated with special interest groups that represent major causes or constituents; and (7) meet the criteria, if any, for being a director of the Corporation as set forth in the Indiana Business Corporation Law, the Articles of Incorporation and the Bylaws of the Corporation.

        The Committee will apply the principles of diversity in consideration of candidates. The Committee may utilize and pay third-party consultants to identify and screen candidates on a confidential basis for service on the Board. The Committee will also determine candidates' qualifications in light of the standards set by the Committee and by evaluating the qualifications of all candidates in an attempt to select the most qualified nominees suited to serve as a director while attempting to ensure that a majority of the Board is independent and, where needed, to meet the NYSE and SEC requirements for financial literacy, accounting or financial management expertise or audit committee financial expert status.

        The Nominating/Corporate Governance Committee will consider candidates recommended by shareholders in accordance with the Corporation's Bylaws. Any such recommendation should be in writing and addressed to the Chair, Nominating/Corporate Governance Committee, in care of the Corporate Secretary, Ball Corporation, by mail to P.O. Box 5000, Broomfield, Colorado 80038-5000.

        The Nominating/Corporate Governance Committee received no recommendations for candidates as nominees for the Board from a security holder or group of security holders that beneficially owned more than 5% of the Corporation's voting common stock for at least one year as of the date of the recommendation.

        A copy of the Nominating/Corporate Governance Committee Charter is attached as Annex II to this Proxy Statement and is set forth on the Corporation's website at www.ball.com under the "Investors" page, and under the link, "Corporate Governance."

Human Resources Committee:

        The primary purpose of the Human Resources Committee is to assist the Board in fulfilling its responsibilities related to the evaluation and compensation of the CEO and overseeing the compensation of the other executive officers of the Corporation; reviewing and approving the schedule of salary ranges and grades for the salaried employees of the Corporation; approving the Corporation's stock and cash incentive compensation programs including awards to executive officers and the number of shares to be optioned and/or granted from time to time to employees of the Corporation; approving and receiving reports on major benefit plans, plan changes and determinations and discontinuations of benefit plans; discussing the performance evaluation system and succession planning system of the Corporation, including discussions with the Chairman of the Board and the CEO about the succession plan for the Chairman of the Board and the CEO; hiring experts, including executive compensation consultants, as deemed appropriate to advise the Committee; assessment of compensation-related risks; and authorizing the filing of required reports with federal, state and local governmental agencies.

        Members of the Human Resources Committee are Messrs. Smart, Solso, Taylor and Ms. Nelson. The Board has determined that the members of the Committee are independent under the NYSE Listing Standards. The Human Resources Committee met five times during 2013. A copy of the Human Resources Committee Charter is attached as Annex III to this Proxy Statement and is set forth on the Corporation's website at www.ball.com under the "Investors" page, and under the link, "Corporate Governance."

Finance Committee:

        The Finance Committee assists the Board in fulfilling its responsibility to oversee management in the financing and related risk management of the Corporation, the status of the Corporation's retirement plans and insurance policies and the Corporation's policies relating to interest rates, commodity hedging and currency hedging. The Committee may hire experts as deemed appropriate to advise the Committee in the performance of its duties. The Committee reports to the Board concerning the financing of the Corporation and the performance of the Committee.

        The members of the Finance Committee are Messrs. Alspaugh, Hoover, Lehman and Ms. Nicholson. Mr. Erik van der Kaay served on the Committee until his retirement on April 24, 2013. The Committee met four times during 2013. A copy of the Finance Committee Charter is attached as Annex IV to this Proxy Statement and is set forth on the Corporation's website at www.ball.com under the "Investors" page, and under the link, "Corporate Governance."

 BOARD MEETINGS AND ANNUAL MEETING

        The members of the Board are expected to attend all meetings of the Board, relevant committee meetings and the Annual Meeting of Shareholders. The Board held five meetings during 2013. Every director attended 75% or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which the director served. All directors attended the 2013 Annual Meeting.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS

        Ball Corporation has adopted a policy with respect to transactions with related persons requiring its executive officers and directors to comply with all SEC and NYSE requirements concerning transactions between the Corporation and "related persons," as defined in the applicable SEC and NYSE rules. With respect to related persons, David L. Taylor served as President and Chief Executive Officer of a wholly owned subsidiary of Ball Corporation until his retirement in April 2013 and is the spouse of Lisa A. Pauley, an executive officer of the Corporation. For 2013, Mr. Taylor was paid a prorated base salary of $143,000. To facilitate compliance with the related persons policy, the Board adopted procedures for the review, approval or ratification of any transaction required to be reported under the applicable rules. The policy provides that each executive officer and director will promptly report to the Chairman of the Board any transaction with the Corporation undertaken or contemplated by such officer or director, by any beneficial owner of 5% or more of the Corporation's voting securities or by any immediate family member. The Chairman of the Board will refer any transaction to the General Counsel for review and recommendation. Upon receipt of such review and recommendation, the matter will be brought before the Nominating/Corporate Governance Committee to consider whether the transaction in question should be approved, ratified, suspended, revoked or terminated. This policy for transactions with related persons is in writing and is part of the Ball Corporation Executive Officers and Directors Ethics Statement. The written form of the policy can be found on the Corporation's website as indicated in the section "Policies on Business Ethics and Conduct."

 EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

        The Compensation Discussion and Analysis ("CD&A") portion of our proxy materials describes Ball Corporation's 2013 executive compensation program and its strong alignment with our pay-for-performance philosophy.

EXECUTIVE SUMMARY

        Ball Corporation experienced another strong year in 2013—including sales of $8.5 billion, comparable net earnings of $490 million and free cash flow of $461 million, all of which were accomplishments given the challenging economic and industry environment, as more specifically described under the heading "Management's Discussion and Analysis" in Ball's Form 10-K. The chart below summarizes certain key financial results for fiscal year 2013 compared to fiscal year 2012:

	2013	2012	% Growth

Revenue (net sales)	$8.5 billion	$8.7 billion	-3.1%
Net Earnings (comparable basis)*	$490 million	$483 million	1.4%
Free Cash Flow*	$461 million	$548 million	-16.0%
Closing Stock Price on December 31	$51.66	$44.75	15.4%
Diluted Earnings Per Share (comparable basis)*	$3.28	$3.06	7.2%
*
These financial measures are on a non-U.S. GAAP basis and should be considered in connection with the Consolidated Financial Statements contained within Item 8 of the 2013 Annual Report on Form 10-K (the "annual report"). Non-U.S. GAAP measures should not be considered in isolation and should not be considered superior to, or a substitute for financial measures calculated in accordance with U.S. GAAP. A reconciliation of non-GAAP measures to U.S. GAAP is available in Items 6 and 7 of the annual report.

        Ball's stock price closed 2013 at $51.66, an increase of 15.4% over the prior year. Including reinvested dividends, Ball generated a total return of 16.8% for the same period. Although the year over year increase was below the 26.5% increase for the Dow Jones Industrial Average and the 29.6% increase for the S&P 500, since the end of 2010 Ball's stock price increased 51.8% as compared to 43.2% for the Dow Jones Industrial Average and 47.0% for the S&P 500. Also during 2013, Ball increased the quarterly cash dividend by 30% to 13 cents per share, which provided annual dividends of $75 million, and repurchased $399 million (net) of Ball's common stock.

        The solid business performance in 2013 is a continuation of the performance we have delivered over the last decade. The graph below compares the cumulative 10-year total return to holders of Ball Corporation's common stock with the cumulative total returns of the S&P 500 Index and the Dow Jones U.S. Containers & Packaging Index. The graph tracks the performance of a $100 investment in our common stock (with the reinvestment of all dividends) and in each of the indexes from December 31, 2003, to December 31, 2013.

     Source: Bloomberg

The stock price performance included in this graph is not necessarily indicative of future stock price performance.

        Much of our financial success is attributable to the fact that we continue to focus on the key components of our financial strategy, which include:

•

Generating free cash flow;

•

Disciplined and balanced capital allocation;

•

Growing earnings before interest and taxes ("EBIT") by maximizing value in existing businesses, expansion into new markets and products through internal capital investments, and merger and acquisition activities; and

•

Generating incremental Economic Value Added ("EVA®") over our 9% after-tax hurdle rate, which is above our weighted average cost of capital ("WACC"), and over time leads to a higher share price and shareholder returns.

        In 2013, we had many operational successes that were driven by our nearly 14,500 global employees and our focused execution of Ball's Drive for 10 vision for continued, long-term value creation, including:

  •
  Maximizing value in our existing businesses, by successfully implementing plant floor systems in our metal beverage packaging facilities, increased program efficiencies and early deliveries in our aerospace business as well as being recognized by the Dow Jones Sustainability Index as the leading packaging company on the North America and World indexes.

  •
  Expanding into new products and capabilities, including new specialty can formats to support craft beer growth in North America, the debut of Matte & Gloss and Dynamark™ printing technologies to enhance shelf appeal for metal beverage and aerosol packaging as well as the commercialization of lightweight, extruded aluminum packaging for aerosols with increased recycled aluminum content.

  •
  Aligning ourselves with the right customers and markets, by transitioning to a global packaging business, growing our specialty packaging business to more than a quarter of our global beverage packaging sales units and the addition of a second can line in our Alagoinhas, Brazil, joint venture metal beverage can plant.

  •
  Broadening our geographic reach, through the integration of an acquired extruded aluminum aerosol packaging plant in San Luis Potosi, Mexico, as well as aerospace securing a contract with the Korea Aerospace Research Institute ("KARI") to build the Geostationary Environment Monitoring Spectrometer ("GEMS") for the National Institute of Environmental Research in the Ministry of Environment of South Korea.

  •
  Leveraging our know-how and technological expertise to provide a competitive advantage, including the selection of our aerospace business by the Defense Advanced Research Projects Agency ("DARPA") to lead a technology demonstration needed to deploy a large, 20-meter-diameter, lightweight space-based telescope in geosynchronous orbit as part of the Membrane Optic Imager Real-Time Exploitation ("MOIRE") program.

        The actions we took in 2013 are linked directly to our Drive for 10 vision, and position Ball well for continued success in 2014. We see opportunities for disciplined growth in selected markets and products, and our strong balance sheet provides a solid foundation to support all of our activities.

        Changes to Our Executive Compensation Program in 2013—As part of our ongoing commitment to strong corporate governance, Ball completed a review during 2012 of our executive compensation program, in conjunction with Pay Governance, our executive compensation consultant. The primary goals of this review were to ensure that our executive compensation program is aligned with competitive market practices, appropriately emphasizes pay-for-performance, and promotes the achievement of our Drive for 10 vision.

        Through this process, it was determined that our program overall was very sound, being both well aligned with market practices and pay-for-performance. Yet, in efforts to ensure close alignment of our long-term incentive with our Drive for 10 vision, two key areas were reviewed: (1) the percentage mix between the long-term incentive elements currently provided, which includes the Long-Term Cash Incentive Plan ("LTCIP"), Performance-Contingent

Restricted Stock Units ("PC-RSUs"), and Stock-Settled Stock Appreciation Rights ("SARs") and (2) the associated performance measures of each.

        It was concluded that an appropriate mix of the targeted dollar value of long-term incentive is to allocate 20% to LTCIP, 40% to PC-RSUs and 40% to SARs. This mix approximates Ball's past practice, though the 20% allocated to LTCIP will now be a target fixed dollar amount versus a percentage of three-year average pay. The final mix of the targeted long-term incentive may vary slightly depending on the final stock price and Black-Scholes value on the grant date versus those estimated when planning the targeted long-term incentive dollar value recommendations.

        With respect to the underlying performance measures of the long-term incentive elements, Ball elected to retain the total shareholder return ("TSR") and return on average invested capital ("ROAIC") measures used in the LTCIP, and change the measure of ROAIC in excess of the WACC previously used for the PC-RSUs. The new measure for the PC-RSUs is a future target value of absolute Economic Value Added (EVA®) dollars generated in excess of Ball's 9% after-tax hurdle rate as the capital charge, which is higher than our actual WACC. This new measure directly aligns to the Drive for 10 long-term growth goals which includes growing our EVA® dollars, stock price and diluted earnings per share ("EPS"); and extensive analysis shows there is a high correlation of EVA® dollar growth to stock price growth. This increases value to shareholders as well as creates a challenging future target and effective pay-for-performance opportunities and outcomes. The future absolute EVA® dollar performance measure target to be achieved by the end of the three-year performance cycle is based on the prior year-end actual EVA® dollars generated in excess of the 9% after-tax hurdle rate increased at a compound annual growth rate of 4% over the three years of the cycle. Given the challenging nature of this new measure, a minimum and maximum performance range was also established and may result in an actual payout of between 0% and 200%. The minimum performance measure, which would result in a 0% payout, is the base figure of prior year-end absolute EVA® dollars. In this case, even though we would continue to generate positive EVA® in excess of our 9% after-tax hurdle rate and actual WACC, the lack of growth in that figure would result in zero payout. Therefore, the incentive is to grow EVA® dollars over time. The maximum performance measure is only achieved if we grow EVA® dollars at an aggressive compound annual growth rate of 8% over the three-year performance cycle.

        We are confident that these changes to Ball's executive compensation program ensure even closer alignment with market median practices, strongly encourage pay-for-performance, and clearly support our Drive for 10 vision and strategy.

        Pay-for-Performance Continues to Serve as the Foundation of our Executive Compensation Program —The design, governance and administration of our executive compensation program is centered on the principle of aligning pay to performance, achieved by linking the majority of executive compensation opportunities to long-term shareholder returns and the value-added financial performance of Ball. We believe this principle has directly contributed to the successful performance of the business through:

  •
  A management-as-owners culture that builds a management team with meaningful ownership in Ball. Executives are closely aligned to shareholder interests through established ownership expectations, equity-settled long-term incentives and specialized opportunities that encourage individuals to make meaningful, personal investments in Ball Corporation common stock.

  •
  Incentive pay programs that utilize value-added financial performance metrics—specifically, EVA®, ROAIC, TSR and absolute stock price growth—that allow for close alignment with shareholder value generation by creating accountability for both the efficient deployment of capital and strong earnings generation.

        The major compensation elements of Ball's pay-for-performance philosophy are shown in the table below, with the page number in the CD&A that details the specifics of each of these components:

Compensation Element	Basis for Performance Measurement	Alignment with Principle of Pay-for-Performance	Page

Short-Term Annual Cash Compensation
Base Salary	Individual performance and contribution based on primary duties and responsibilities	Competitive compensation element required to recruit and retain top executive talent; pay for primary duties and responsibilities	30
Economic Value Added (EVA®) Annual Incentive Plan	EVA® Growth (net operating profit after-tax, less a cost of capital charge)	Measures the increase in actual economic value generated by the business	30
Long-Term Incentives (Cash)
Long-Term Cash Incentive Plan ("LTCIP")	• ROAIC • Relative TSR vs. S&P 500 subset	Rewards ROAIC performance above a target rate set above Ball's WACC and shareholder returns that outperform the market	32
Long-Term Incentives (Equity)
Stock Options/Stock-Settled Stock Appreciation Rights ("SARs")	Stock Price Appreciation	Rewards absolute stock price growth over time	34
Performance-Contingent Restricted Stock Units ("PC-RSUs")	• For the 2011 to 2013 PC-RSU performance cycle: ROAIC • For the 2013 to 2015 PC-RSU performance cycle: Absolute EVA® Dollars Growth • Stock Price	Builds executive ownership with stock unit awards that vest contingent upon the achievement of financial returns in excess of Ball's WACC (for 2011 to 2013 performance cycle) or that vest contingent upon growing absolute EVA® dollars in excess of the 9% after-tax hurdle rate by set compound growth rates over a 3-year period (for 2013 to 2015 performance cycle)	34
Restricted Stock/RSUs	Stock Price	Granted from time-to-time, generally in connection with the promotion or recruitment of individuals to facilitate ownership and retention	35
Deposit Share Program ("DSP")	Stock Price	Promotes an executives-as-owners culture by making deposit share opportunities from time-to-time at the discretion of the Committee, in exchange for the recipient voluntarily investing in and holding shares of Ball Corporation common stock	35

        Our Heavy Weighting of Compensation to Performance Creates Pay-for-Performance Linkage —Consistent with our management-as-owners, pay-for-performance philosophy described previously, the majority of the target total compensation for our executives is variable based on performance, which constitutes pay at risk. The CEO is eligible to participate in the same executive programs as the CFO and the other NEOs; however, a larger portion of the CEO's target total compensation is at risk. The following charts represent the mix of target total compensation awarded to Ball's CEO and other NEOs in 2013. As illustrated, 84% of the target total compensation awarded to the CEO and 68% awarded to other NEOs in 2013 was based on elements that are at risk and may vary from year to year depending on business performance. This is generally consistent with competitive market data, which shows that CEOs have 85% and all other NEOs have 70% of their target total compensation based on elements that are at risk. Furthermore, 65% of the CEOs and 47% of the other NEOs' target total compensation was based on long-term performance. Again, this is consistent with competitive market data, which shows that CEOs have 66% and all other NEOs have 47% of their target total compensation based on long-term performance. This emphasis on longer term compensation, through performance based long-term cash and stock awards, ensures a strong continued alignment between Ball's executive ownership and shareholder value creation objectives.

        Our Compensation Plans are Closely Linked to Business Performance—Ball's fiscal 2013 financial results and the resulting EVA® improvement were directly linked to the pay outcome of our annual short-term incentive plan, since the payout factor is based on the amount of profits generated, in excess of both operating and capital costs, resulting in EVA® in excess of targets, as shown below:

Compensation Element	2013 Performance Achievement	2013 Pay Outcome

Annual Cash Compensation
Economic Value Added (EVA®) Annual Incentive	For Ball's Consolidated Plan, the actual EVA® generated in excess of Ball's internal 9% after-tax hurdle rate for fiscal year 2013 of $149.3 million exceeded our $139.2 million EVA® incentive plan target by $10.1 million. The actual EVA® generated in both the Global Beverage and Food and Household Products businesses exceeded their respective EVA® incentive plan targets.	Payout was at 119% of target for all NEOs except Mr. Heske whose payout was at 120% of target and Mr. Feldser whose payout was 214% of target; amounts in excess of 200% are banked.

        Likewise, our fiscal year 2013 results reflect a continuation of the successful execution of our business strategy and strong performance in prior years; therefore, pay realized by our NEOs from long-term incentive performance cycles completed at 2013 year-end reflects our commitment to improved financial performance and stock price growth, as shown below:

Compensation Element	2013 Performance Achievement	2013 Pay Outcome

Long-Term Incentives (Equity)
Performance-Contingent RSUs ("PC-RSUs") 2011 to 2013 Cycle	Actual 3-year average ROAIC of 12.4% exceeded the WACC target of 6.2%.	All PC-RSUs granted in 2011 fully vested for all NEOs on January 31, 2014.

Long-Term Incentives (Cash)
Long-Term Cash Incentive Plan ("LTCIP") 2011 to 2013 Cycle	Relative TSR versus the S&P 500 subset was at the 56th percentile, which exceeded the target of 50th percentile (for 50% of payout).	All of our NEOs received LTCIP payout equal to 162.8% of target.
Actual 3-year average ROAIC of 12.4% exceeded the target of 9.0% after-tax (for 50% of payout).

        We Are Committed to Shareholder Oriented Corporate Governance—Our governance process ensures that the executive compensation program is appropriately maintained and updated to always meet a standard of excellence in pay-for-performance alignment. Specifically, a number of practices and policies are in place to promote the continuous improvement and accountability of our executive compensation program:

  •
  A Human Resources Committee of the Board of Directors (the "Committee") composed entirely of directors who meet the NYSE independence standards;

  •
  An executive compensation consultant, engaged by and reporting directly to the Committee;

  •
  A review of total compensation via tally sheets;

  •
  External benchmarking of compensation levels and incentive design practices;

  •
  Dividend equivalents for performance-based awards which only vest when performance measures are achieved;

  •
  Nominal perquisites that are not grossed-up for taxes;

  •
  Ongoing assessment of the relationship between risk and compensation programs;

  •
  Executive stock ownership guidelines for executives and directors, which have been attained by all;

  •
  An anti-hedging policy for our executives and directors;

  •
  A shareholder-approved recoupment or "clawback" provision for cash incentive and stock compensation, which in the case of fraud or intentional misconduct by any executive at a level of vice president or above, may result in full reimbursement to Ball of any incentive compensation or cancellation of any outstanding awards to the executive; and

  •
  Change-in-control agreements with multiples that do not exceed two times pay and that require a termination of employment following a change in control ("double trigger") before severance benefits are triggered. Excise tax gross-ups have been eliminated for any new change-in-control agreements entered into after January 1, 2010.

        Composition of our NEOs in 2013—This year's NEOs are shown in the table below:

Officers	Title

John A. Hayes	President and CEO since 2011, elected Chairman in 2013
Scott C. Morrison	SVP and CFO since 2010
Gerrit Heske	SVP and COO, Global Metal Beverage Packaging since January 1, 2013
Michael W. Feldser	SVP and COO, Global Metal Food and Household Products Packaging since January 1, 2013
Charles E. Baker	VP and General Counsel since 2004, elected Corporate Secretary in 2011

        NEO Target Compensation Awarded in 2013—After review of competitive market data based on both General Industry and Peer Group, Ball's financial and operational performance, executive compensation consultant and CEO recommendations, tally sheet analysis, promotion actions leading to greater responsibility, executive individual performance, and internal pay comparisons, as well as the program changes outlined previously, the Committee authorized the following target total compensation elements for the CEO and other NEOs:

  •
  Base pay increases to all NEOs, including:

  –
  Above average increases for Messrs. Hayes, Morrison and Baker to move their base pay compensation closer towards market median. The increase for Mr. Hayes incorporated a redistribution of his compensation package across base, short-term incentive, and long-term incentive, in order to better align the elements of his compensation package with market median compensation mix practices; and

  –
  Promotions for Messrs. Heske and Feldser.

  •
  Continued utilization of the short-term annual incentive EVA® plan. Target incentive opportunity percentages remained the same for all NEOs except Mr. Hayes, which increased to bring his total pay and total direct compensation more in line with market, and Messrs. Heske and Feldser, whose target incentive percentages were established relative to the competitive market data for their new positions;

  •
  Continued utilization of the long-term cash incentive plan for all NEOs. In line with the executive compensation program changes outlined above, LTCIP targets for the 2013-2015 cycle were redefined as a fixed dollar amount (versus a target percentage of pay) and the mix of the value of long-term incentive vehicles was changed to 20% for LTCIP, 40% for SARS and 40% for PC-RSUs for all NEOs; and

  •
  Continued utilization of PC-RSUs and SARs awards. As outlined above, the performance measure and degree of vesting for the 2013-2015 PC-RSU awards will be based on a future target value of absolute EVA® dollars generated in excess of Ball's 9% after-tax hurdle rate as the capital charge, relative to compound growth rate targets achieved over a three-year period. PC-RSU awards for 2013-2015 have a potential outcome to executives of 0% to 200%.

        The Committee is confident that our revised executive compensation program, along with our management-as-owners culture and our pay-for-performance philosophy, have directly contributed to the successful performance of the business and resulted in an executive team closely aligned with shareholders.

 COMPENSATION OBJECTIVES AND PHILOSOPHY

        The primary objective of the Corporation's executive compensation program is to attract and retain exceptional leaders and enable them to behave like an owner—one of our key business values. When setting executive compensation, the Corporation applies a consistent approach for all executive officers and intends that the combination of compensation elements closely aligns the executives' financial interests with those of the shareholders. The program is mainly designed to:

  •
  Attract, motivate and retain a highly capable and performance-focused executive team;

  •
  Promote a culture of management owners whose financial interests are aligned with those of the Corporation's shareholders;

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  Pay for performance such that total compensation reflects the individual performance of executives and the absolute and relative performance of the Corporation; and

  •
  Efficiently manage the potential stock dilution, cash flow, tax and reported earnings implications of executive compensation, consistent with the other objectives of the program.

        Target total compensation is composed of base salary, annual EVA® incentive compensation and long-term incentive compensation in the form of both cash and equity. In support of the Corporation's emphasis on significant ownership by key executives, the Corporation delivers long-term incentive opportunities that encourage ownership. Generally, the amount of compensation realized or potentially realizable does not directly impact the level at which future pay opportunities are set. However, when granting equity awards, the Committee reviews and considers both individual performance and the number of outstanding and previously granted equity awards.

        In addition to promoting share ownership, the Corporation's executive compensation objectives and philosophy focus on rewarding performance. This means that shareholder returns along with corporate performance, both short-term and long-term, comprise the largest portion of executive pay.

ROLE OF THE HUMAN RESOURCES COMMITTEE AND EXECUTIVE
COMPENSATION CONSULTANT

        The Committee oversees the administration of the executive compensation program and determines the compensation of the executive officers of the Corporation. The Committee is solely composed of nonmanagement directors, all of whom meet the independence requirements of the NYSE. Furthermore, the Committee has retained an independent consultant (the "Consultant") to assist in fulfilling its responsibilities. The Consultant is employed by Pay Governance, LLC and is engaged by and reports directly to the Committee. Specifically, the Consultant's role is to develop recommendations for the Committee related to all aspects of the executive compensation program and the Consultant works with management to obtain information necessary to develop the recommendations. Pay Governance, LLC, an independent company that is not affiliated with the Corporation, provides no other services to the Corporation, and we do not believe any conflict of interest exists that may limit its ability to provide independent advice to the Committee.

MARKET REFERENCE POINTS AND PEER GROUPS

        When benchmarking compensation to the competitive market, we use two market reference points for our executive officers. This two-pronged approach provides a spectrum of relevant information on executive compensation levels, practices and trends in the marketplace.

        The primary market reference point ("General Industry") reflects the broad talent market in which we compete. The critical skills required by the Corporation's management team have historically been found both inside and outside of the containers and packaging industry, and as such, the Committee believes it is appropriate to focus on General Industry market levels as the primary market reference point for evaluating the competitiveness of our executive compensation program. These data are size-adjusted to reflect the relative size of the Corporation or the relevant business unit for the executive. Size-adjusting the data ensures that market levels are being developed for like roles within businesses of similar size and scope. Data for the General Industry are collected from multiple proprietary survey sources published by leading market data providers.

        The secondary market reference point ("Peer Group") is composed of companies within the containers and packaging, distiller and brewer, food, household durable and nondurable goods, aerospace and general manufacturing industries. We use the secondary reference point to identify any differences in compensation practices between related industry peers and the broader General Industry. Our Peer Group consisted of 18 companies with fiscal-annual revenues ranging from $3.5 billion to $15 billion with the exception of one peer company that exceeded the $15 billion criteria threshold (median revenues of $6.6 billion). Data for the Peer Group are collected from both proprietary survey sources where custom analyses for selected peer groups are available and publicly disclosed data from SEC filings.

        In developing the Peer Group, the Consultant used objective, quantitative financial and industry criteria, as well as qualitative criteria regarding the nature of our business operations. Specifically, the Consultant used the following principles and criteria in identifying the Peer Group companies:

Design Principle	Criteria
Quantitative financial criteria to ensure organizations are comparable in terms of size and structure

•

Revenue between ~$3-$15 billion (an approximate range of 0.5x-2x Ball's revenues)

•

Market capitalization between ~$2-$17 billion (used as a secondary reference)

•

Ratio of market capitalization to revenue between 0.5x and 2.0x

•

Positive operating margins ranging from 5% to 20%

•

Three-year TSRs with no outlying large declines, ideally outperforming the S&P 500

Qualitative criteria regarding appropriate industry, business types and organizational complexity

•

Ball's direct peers in the containers and packaging industry

•

Nondurable consumer product companies with some or all of the following characteristics: containers and packaging are a critical element of the final product, there is a substantial business focus on meeting annual performance expectations, and the individual consumer represents the ultimate purchaser of the product

•

Broader manufacturing companies within the aerospace, office services supplies, capital goods, chemical manufacturing, paper products and steel industries

        For 2013, our Peer Group included the following comparators:

Avery Dennison Corporation Bemis Company, Inc. Campbell Soup Company ConAgra Foods, Inc. Crown Holdings Inc. Eastman Chemical Company	Exelis Goodrich Corp. Greif, Inc. H.J. Heinz Company MeadWestvaco Corporation Molson Coors Brewing Company	Owens-Illinois, Inc. PPG Industries, Inc. Sealed Air Corporation Silgan Holdings, Inc. Sonoco Products Company United States Steel Corp.

        The chart below illustrates the Corporation's relative positioning compared to the 2013 Peer Group on relevant financial metrics.

Ball Market Capitalization, Revenue and Net Income
as Compared to the Peer Group

Note: Financial statistics shown above are on a GAAP, as-reported basis and were provided by the Consultant and obtained from the S&P's Capital IQ database.
*	Market Cap is as of August 31, 2013.
**	Revenue and Net Income are as reported for FY 2012.

        In the third quarter of 2013, Goodrich Corp. was removed from our Peer Group as it was acquired by United Technologies, making it no longer a viable comparator. This amended Peer Group will be used for all 2014 pay decisions.

PROCESS FOR DETERMINING EXECUTIVE COMPENSATION

        The Committee reviews and adjusts executive target total compensation levels, including long-term incentive levels in January of each year.

        The Corporation begins the annual process by reviewing each executive officer's target total compensation in relation to the 50th percentile of both the primary and secondary market reference points, e.g., General Industry and Peer Group. The data is gathered by the Consultant and presented to the Corporation and the Committee in detailed reports providing a comparative analysis of our executive officer compensation to the market data. The Consultant collaborates with the Corporation's Executive Compensation Department when preparing such reports.

        Additionally, the Consultant creates tally sheets for each executive outlining each executive's annual target and actual pay in relation to competitive market information as well as total accumulated pay under various corporate performance scenarios, both recent and projected. The tally sheets are used to analyze and determine executive officer pay recommendations and understand the potential realizable compensation under various performance scenarios. The Consultant also prepares for the Committee an independent review and recommendation of the CEO's compensation. In its deliberations, the Committee meets with the CEO and other members of senior management, as appropriate, to discuss the application of the competitive benchmarking (pay and performance) relative to the unique structure and needs of the Corporation.

        The CEO's target total compensation package is set by the Committee during an executive session based on the Committee's review of the competitive information and recommendation prepared by the Consultant, assessment of the

CEO's individual performance in conjunction with the financial and operating performance of the Corporation and appropriate business judgment.

        A recommendation for the target total compensation of the Corporation's other executive officers, including the CFO and other NEOs, is made by the CEO after reviewing the executive's and the Corporation's business performance in conjunction with the executive's responsibility and experience when compared to the competitive market information prepared by the Consultant. The compensation package for the other executive officers is established by the Committee taking into consideration the recommendation of the CEO, the executive officer's individual job responsibilities, experience and overall performance, along with appropriate business judgment.

        The Committee may also adjust an executive's compensation level during the year as a result of a promotion. Such adjustments take into consideration competitive market data and a recommendation provided by the Consultant, as well as the recommendation of the CEO, which takes into account the additional responsibilities assigned and overall experience and performance of the executive.

 ELEMENTS OF BALL'S EXECUTIVE COMPENSATION PROGRAM AND 2013 PERFORMANCE

        The primary elements of the Corporation's executive compensation program are designed to be consistent with the compensation objectives described previously. The elements are outlined in the following table. The purpose of each element is also provided to demonstrate how each fits with the overall compensation objectives, specifically, stock ownership and pay-for-performance.

Component	Element	Purpose	Performance Measures	2013 Performance Outcome

Base Compensation—Current Year	Annual Base Salary	Fixed element of pay based on an individual's primary duties and responsibilities.	Individual performance and contribution based on primary duties and responsibilities.	All NEOs received base pay increases, which included increases for certain NEOs to move total compensation closer towards market median as applicable and/or as a result of a promotion.

Annual Incentive—Performance Based Cash	Annual EVA® Incentive Compensation Plan	Designed to reward achievement of specified annual corporate and/or operating unit financial goals pursuant to EVA® principles.	Actual 2013 EVA® based on the amount of corporate net operating profit after-tax, less a charge for capital employed in the business based on the Corporation's 9% after-tax internal hurdle rate, as compared to the 2013 EVA® incentive plan target.	Resulted in an award of 119% of target for all NEOs except Mr. Heske who received an award of 120% of target and Mr. Feldser, who received an award of 214% of target. Mr. Feldser was the only NEO who had an amount that was banked.

Long-Term Incentive—Performance Based Cash	Long-Term Cash Incentive Plan	Designed to promote long- term creation of shareholder value in absolute terms (ROAIC) and relative terms (TSR performance versus a subset of companies in the S&P 500) and provide an executive retention incentive.	50% based on TSR over 3 years relative to a subset of S&P 500 companies and 50% based on ROAIC over 3 years, as compared to targets.	The 2011 to 2013 cycle resulted in an award payment of 162.8% of target for all NEOs based on above target performance for relative TSR (56.4th percentile) and ROAIC (12.4%) for 3 years.

Long-Term Incentive—Performance Based Equity	Stock Options and Stock-Settled SARs	Designed to promote share ownership and long-term performance resulting in the creation of shareholder value.	Stock price appreciation relative to the grant date stock price (exercise price) of the stock options/SAR grants.	Stock price performance ending December 31, 2013, excluding reinvestment of dividends:

	Restricted Stock/RSUs	Designed to promote share ownership, provide a retention incentive and provide long-term incentive for the creation of shareholder value.	Stock price appreciation.	Ball vs. S&P 500 1-year: 15.4% vs. 29.6%. Ball vs. S&P 500 3-year: 51.8% vs. 47.0%.

	Deposit Shares/ RSUs	Designed to promote executive financial investment in the Corporation, promote share ownership and provide long-term incentive for performance resulting in the creation of shareholder value.	Attainment of required holding period and stock price appreciation.

	Performance-Contingent RSUs	Designed to promote share ownership through the achievement of financial returns in excess of the Corporation's WACC (2011-2013 award) or achievement of absolute EVA® dollar growth relative to compound growth rate targets over a 3-year period (2013-2015 award).	For awards prior to 2013, actual ROAIC over 3 years, equal to or exceeding the Corporation's WACC target established at the beginning of the performance period. For awards beginning in 2013, actual absolute EVA® dollars, equal to or exceeding a future estimated absolute EVA® dollar target.	For all NEOs, resulted in 100% vesting of the 2011 to 2013 PC-RSU award on January 31, 2014, based on actual ROAIC of 12.4% over the 3-year period exceeding the WACC target of 6.2%.

Component	Element	Purpose	Performance Measures	2013 Performance Outcome

Benefits	Life and Pension Benefits	Supports basic life and retirement income security needs.	N/A	N/A

	Supplemental Executive Retirement Plan ("SERP")	Replicates benefits provided under the U.S. qualified pension plan, not otherwise payable due to IRS qualified plan limits.

	Non-Qualified Deferred Compensation	Provides eligible participants the ability to defer certain pretax compensation into a savings plan to support retirement income or other needs.

	Perquisites and Other Personal Benefits	Noncash compensation generally nominal in value, which may consist of financial planning, executive physicals, aircraft usage and insurance premiums. The percent of total compensation may exceed the nominal range for an executive on foreign assignment.

	Miscellaneous Allowances	Provides supplemental compensation to cover miscellaneous expenses linked to the relocation of our European executives to Switzerland or that are typical market practice, including housing allowance, health allowance, petty expense allowance, meal allowance, car leasing and payment of tax preparation.

SPECIFICS RELATED TO THE 2013 EXECUTIVE COMPENSATION ELEMENTS

        When determining our executive target total compensation decisions in January 2013, the Committee took into account the Corporation's strong operating and financial performance in 2012, which resulted in a total return to shareholders of 26.5%, based on stock price appreciation plus reinvested dividends, compared to a 13.4% return of the S&P 500 and the 7.3% return of the Dow Jones Industrial Average. The Corporation also generated significant free cash flow of $548 million, achieved EVA® dollars greater than 2011 levels and an after-tax return on average invested capital of 12.7%. The Committee also recognized that all NEOs contributed to many other 2012 successes of the Corporation, including transitioning to a global packaging business, growing our specialty packaging business to more than 15% of our global beverage packaging sales units, expanding into new products and capabilities, successfully completing the acquisition and integration of Envases del Plata S.A. de C.V. in Mexico, and the selection of our aerospace business by NASA to lead a technology demonstration of a high performance "green" propellant alternative to the highly toxic fuel hydrazine and to be a part of a team to build the first space-based instrument to monitor major air pollutants across the North American continent for NASA's Tropospheric Emissions: Monitoring of Pollution ("TEMPO") mission. These results are due in large part to our focus on disciplined profitable growth, operational excellence and talent management.

Base Salary

        Base salary levels are set on the basis of factors such as job responsibilities, the CEO's subjective judgment of individual performance and contributions to overall business performance, experience level, internal merit increase budgets, external market base salary movement and market competitiveness as compared to 50th percentile data. With respect to promotions, we may initially position an individual below the 50th percentile and then adjust their base pay closer to the market median over time, in order to ensure that the individual is successfully performing and growing into their new role. The Committee reviewed base salary levels during the executive compensation review, including an analysis of external market data, completed by the Corporation in conjunction with the Consultant during 2012 and approved salary increases for all NEOs in late January 2013, with changes effective retroactively to January 1, 2013. These changes resulted in a redistribution of the mix of compensation elements for Mr. Hayes, in order to better align the elements of his compensation package with market median practices; increases for Messrs. Morrison and Baker to move their compensation closer towards market median; and promotions for Messrs. Heske and Feldser.

NEO	Final 2013 Base Salary	Rationale

John A. Hayes	$1,125,000	2013 base salary was based on the 2012 executive compensation review completed by the Corporation during 2012, including an analysis of external market data, and better aligns the mix of his compensation components to market median practices.
Scott C. Morrison	$585,000	2013 base salary was based on the 2012 executive compensation review completed by the Corporation during 2012, including an analysis of external market data, and includes action to better align his compensation package with market median practices, following his promotion to SVP and CFO in 2010.
Gerrit Heske	$574,518	2013 base salary was based on the 2012 executive compensation review, and takes into account his promotion to SVP and COO, Global Metal Beverage Packaging as of January 1, 2013. Mr. Heske's 2013 base salary was evaluated against a combination of U.S. market data, Swiss market data from non-Swiss, multinational companies and Swiss data from Swiss companies. Mr. Heske is paid in Swiss francs; his 2013 base salary and his annual non-equity incentive and other compensation is converted to U.S. dollars based upon 1.127, the exchange rate on December 31, 2013.
Michael W. Feldser	$400,000	2013 base salary was based on the 2012 executive compensation review, and takes into account his promotion to SVP and COO, Global Metal Food and Household Products Packaging as of January 1, 2013.
Charles E. Baker	$445,000	2013 base salary was based on the 2012 executive compensation review, and includes action to better align his compensation package with market median practices.

Annual Incentive

        This short-term annual pay-for-performance incentive is used to encourage and reward the CEO and other NEOs for making decisions that improve performance as measured by EVA®. It is designed to produce sustained shareholder value by establishing a direct link between EVA® improvement and incentive compensation. EVA® was selected as the measure for Ball's Annual Incentive Compensation Plan because it has been demonstrated to correlate management's incentive with share price growth and shareholder returns. EVA® is calculated by subtracting a charge for the use of invested capital from net operating profit after-tax as illustrated below:

EVA®	=	Net Operating Profit After Tax ("NOPAT")	Minus	Capital Charge (the Amount of Capital Invested by Ball multiplied by Ball's After-Tax Hurdle Rate)

        Generating profits in excess of both operating and capital costs (debt and equity) creates EVA®. If EVA® improves, value has been created.

        Performance Measures—Targets are established annually for each operating unit and for the Corporation as a whole based on prior performance. The Plan design motivates continuous improvement in order to achieve payouts at or above target over time.

        The Corporation's and/or operating unit's EVA® financial performance determines the amount, if any, of awards earned under the Annual Incentive Compensation Plan. Such awards are based on actual EVA® performance relative to the established EVA® target. For any one year, the EVA® target is equal to the sum of the prior year's target EVA® plus one-half the amount of the prior year's EVA® gain or shortfall relative to the prior year's EVA® target and is calculated as follows:

Current Year's EVA® Target	=	Prior Year's EVA® Target	Plus 1/2	Prior Year's Actual EVA®	minus	Prior Year's EVA® Target

        Improvement in EVA® occurs when the amount of net operating profit after-tax less a charge for capital employed in the business increases over time. It establishes a direct link between annual incentive compensation and continuous improvement of return on invested capital relative to a 9% after-tax "hurdle rate." The Corporation has established at minimum 9% after-tax as the hurdle rate when evaluating capital expenditures and strategic initiatives in most regions in which we do business. This hurdle rate is above the Corporation's actual cost of capital.

        For a given year, a payout at 100% of target annual incentive compensation is achieved when actual EVA® is equal to the EVA® target. Actual annual incentive payments each year can range from 0% to 200% of the targeted incentive opportunity based on corporate performance and/or the performance of the operating unit over which the executive has responsibility. For the Corporation's consolidated plan, a payout of 0% is realized when actual EVA® is $104 million less than targeted EVA®. A payout of 200% or greater may be achieved if actual EVA® is $52 million or higher than target EVA®. However any amounts over 200% of target are banked and remain at risk until paid over time in one-third increments whenever actual performance under the Annual Incentive Plan results in a payout of less than 200% of target. When the bank balance falls below $7,500 it is paid in full. All payments from the bank balance are made at the same time annual incentive payments are made. In 2013, the Corporation's consolidated actual EVA® performance exceeded our EVA® target by $10.1 million and resulted in a payout of 119% of target, as shown below:

Performance Measure	Minimum	Target	Maximum	Actual
EVA®	$35.2 million	$139.2 million	$191.2 million	$149.3 million

        For Messrs. Feldser and Heske, EVA® targets are based on a combination of their respective operating unit's financial and EVA® goals and the Corporation's consolidated plan; however, due to the competitively sensitive nature of such financial metrics, these values have been excluded.

        Target Incentive Percentages and 2013 Incentive Paid—A target incentive opportunity is established each year as a percentage of an executive's annual base salary and is targeted at approximately the 50th percentile of the competitive market with the opportunity to earn more for above-target performance or less for below-target performance. The 2013 target incentive opportunity for Messrs. Hayes, Morrison and Baker were dependent upon the Corporation's consolidated EVA® performance; whereas for Mr. Feldser, 60% was dependent upon the EVA® performance of the Corporation's Metal Food & Household Products Packaging operating unit, with 20% dependent upon the performance of the Corporation's Aerocan operating unit and 20% dependent upon the Corporation's consolidated EVA® performance. For Mr. Heske, 80% was dependent upon the EVA® performance of the Corporation's Global Metal

Beverage operating unit and 20% on the Corporation's consolidated EVA® performance. The table below summarizes for each NEO the 2013 target incentive opportunity as compared to the actual incentive paid as a result of the year's strong EVA® performance. The value paid may include a one-third increment of a prior bank balance.

	Target Annual Incentive		Actual Annual Incentive

NEO	% of Base	$ Value	% of Base	$ Value Paid
John A. Hayes	120%	$1,345,846	143%	$1,605,726
Scott C. Morrison	70%	$407,901	83%	$485,402
Gerrit Heske	70%	$402,163	84%	$482,595
Michael W. Feldser	65%	$258,638	147%	$586,532
Charles E. Baker	50%	$221,793	59%	$263,933

        Certain executives including the CEO and the other NEOs, with the exception of Mr. Heske, may elect to defer the payment of all or a portion of their annual incentive compensation into the 2005 Deferred Compensation Plan and/or the 2005 Deferred Compensation Company Stock Plan, as described in the "Non-Qualified Deferred Compensation" section.

Long-Term Incentives

        This element of compensation is designed to provide ownership and cash opportunities to promote the achievement of longer term financial performance goals and enhanced TSR. The Corporation's long-term incentive opportunity is generally provided through a combination of equity and cash awards, which the Committee believes best matches the compensation principles for the program.

        The target award mix of long-term incentive vehicles was changed to 20% LTCIP, 40% SARs and 40% PC-RSUs as described previously, based on the executive compensation review completed in 2012. Prior practice had approximated this mix. The total target amount of long-term incentives, based on the grant date expected value, is generally established in relation to the 50th percentile of the competitive market, individual roles and responsibilities, individual performance (as outlined in the preceding "Base Salary" section) and the Corporation's financial and operating performance. The final mix ratio of long-term incentives varied slightly from the above target mix, as a result of the final grant date stock price and associated Black-Scholes value versus those assumed when formulating the value, as shown in the table below.

		Mix of Long-Term Vehicles

NEO	Total Target Long-Term Value	% LTCIP (2013-2015 Cycle)	% Options/ SARs	% Performance- Contingent RSUs (2013-2015 Cycle)	% DSP
John A. Hayes	$4,479,116	22%	35%	43%	0%
Scott C. Morrison	$1,035,239	22%	35%	43%	0%
Gerrit Heske	$803,976	22%	35%	43%	0%
Michael W. Feldser	$447,064	22%	35%	43%	0%
Charles E. Baker	$581,272	22%	35%	43%	0%

        The long-term incentive awards provide value only if the Corporation achieves positive stock price and financial performance. This emphasis on long-term compensation, through performance-based long-term cash and equity awards, ensures a strong continued alignment with the Corporation's executive ownership and shareholder value creation objectives.

        Performance-Based Cash Awards—The Corporation's performance-based long-term cash incentive award, LTCIP, is intended to focus executives on the achievement of multiyear performance goals that will enhance shareholder value. The Corporation's TSR and ROAIC are considered in determining the amount, if any, of awards earned under the Corporation's LTCIP. Performance is measured on a cumulative basis over a three-year performance cycle. Awards pursuant to the LTCIP are generally made on an annual basis such that three performance cycles overlap.

Any actual award earned is paid at the end of the three-year performance cycle. During 2013, there were three overlapping cycles:

  •
  2011 through 2013—Awarded in 2011, completed at the end of 2013, vesting took place in early 2014.

  •
  2012 through 2014—Awarded in 2012, in process, will complete at the end of 2014, payment in early 2015 if performance measures are attained.

  •
  2013 through 2015—Awarded in 2013, in process, will complete at the end of 2015, payment in early 2016 if performance measures are attained (included in the "Grants of Plan-Based Awards Table").

        The LTCIP provides executives the opportunity to earn awards based on a combination of two performance measures. One-half of the award is based on the Corporation's three-year TSR as measured against the TSRs of a subset of companies in the S&P 500 excluding companies in the S&P 500 Index that are classified as being part of the Financial or Utilities industry sectors or the Transportation industry group. Companies added to the S&P 500 during the performance cycle are also excluded. TSR is measured by comparing the average daily closing price and dividends of the Corporation in the third year of the performance cycle with the average daily closing price and dividends prior to the start of the performance cycle relative to the distribution of the equivalent TSRs during the performance cycle of the group of companies as described above. The target performance requirement for the TSR measure is the 50th percentile of the S&P 500 subset described above. The other one-half of the award is based on ROAIC performance over the three-year period. ROAIC is calculated by dividing the average of the Corporation's net operating profit after-tax over the relevant performance cycle by its average invested capital over such period. The target performance requirement for the ROAIC measure is 9% after-tax, which is above the Corporation's estimated WACC. The target, minimum and maximum performance requirements are as follows:

Performance Measure	Minimum	Target	Maximum

TSR	37.5th percentile	50th percentile	75th percentile
ROAIC (after-tax)	7%	9%	11%

        For each measure, minimum performance results in a zero payout factor, target performance results in a 100% payout factor and maximum performance results in a 200% payout factor for the respective one-half of the award. Performance between minimum, target and maximum is extrapolated to determine the payout factor.

        Each NEO's incentive opportunity is established by considering external long-term incentive market data and the Corporation's internal pay equity and previously was set as a percentage of the executive's average base salary plus target annual incentive over the three-year performance cycle (i.e., average target annual cash compensation during the performance cycle). Effective January 1, 2013, each NEO's incentive opportunity was set as a fixed target dollar amount based on the 20% target award mix of long-term incentive vehicles, which ensures that the value of Ball's long-term incentives remain consistent with competitive market practices.

        The executive's award for the 2011-2013 and 2012-2014 performance cycle is calculated as follows:

LTCIP Payment	=	Executive's Avg. Base Salary Plus Target Annual Incentive for 3-Year Cycle	times	Executive's Incentive Percentage	times	50% x TSR Payout Factor	plus	50% x ROAIC Payout Factor

        The executive's award for the 2013-2015 performance cycle is calculated as follows:

LTCIP Payment	=	Fixed Target Dollar Amount	times	50% x TSR Payout Factor	plus	50% x ROAIC Payout Factor

        Actual payments at the end of the performance cycle for each factor (TSR and ROAIC) can range from 0% to 100% of the target opportunity based on actual performance relative to the established performance measures described above.

        For the 2013-2015 performance cycle, the fixed target dollar incentive opportunities awarded in early 2013 to the CEO and other NEOs, and reported in the "Grants of Plan-Based Awards Table," are as follows:

NEO	Target LTCIP Dollar Value for the 2013-2015 Performance Cycle
John A. Hayes	$965,000
Scott C. Morrison	$223,000
Gerrit Heske	$180,241
Michael W. Feldser	$96,000
Charles E. Baker	$125,000

        For the 2011-2013 performance cycle, the incentive opportunities for the CEO and other NEOs were as follows:

NEO	Target LTCIP Incentive Percentage for the 2011-2013 Performance Cycle
John A. Hayes	40%
Scott C. Morrison	25%
Gerrit Heske	25%
Michael W. Feldser	25%
Charles E. Baker	20%

        As a result of the Corporation's actual performance for the 2011-2013 performance cycle of 12.4% ROAIC and 56th percentile TSR, cash payouts (made in early 2014) to the CEO and other NEOs are 162.8% of the target opportunities and reported in the "Summary Compensation Table."

        Equity-Based Awards—The Corporation's equity awards may be provided through various forms (SARs, Incentive Stock Options ("ISOs"), Non-Qualified Stock Options ("NQSOs"), PC-RSUs, restricted stock and RSUs), all of which are tied to the price of Ball Corporation common stock. Annual equity awards associated with target total compensation are typically granted in January on the date of the quarterly meeting of the Board; however, equity awards may be granted during the year as part of an executive's promotion or for retention purposes. In the case of newly hired executives, equity awards may be granted upon the executive joining the Corporation. Equity-based awards are determined for each NEO in order to bring target total direct compensation to the level deemed appropriate by the Committee in relation to the external market 50th percentile and each executive's roles and responsibilities.

        In January 2013, the Committee approved the award of SARs and PC-RSUs to the CEO and other NEOs and executive officers. Each form of equity is described below. The target values of these awards were based on the total target award mix of long-term incentive vehicles as previously described (40% SARS and 40% PC-RSUs). The number and/or value of the equity awarded in 2013 to the CEO and other NEOs is reported in the "Summary Compensation Table" and the "Grants of Plan-Based Awards Table." All equity awards are pursuant to the provisions of the 2010 Stock and Cash Incentive Plan. In April 2013, the shareholders approved the 2013 Stock and Cash Incentive Plan.

  •
  Stock-Settled SARs and Stock Options:  SARs, ISOs and NQSOs are granted in order to reward executives for the creation of shareholder value, and will only provide value to executives if the price of the Corporation's stock increases. Such awards generally vest at 25% per year for four years and expire in 10 years. The grant value of each SAR, ISO or NQSO is based on the closing price of the Corporation's common stock on the date of grant.

  •
  Performance-Contingent RSUs:  PC-RSUs are granted in order to promote share ownership through the achievement of defined multiyear performance goals that enhance shareholder value and align with the Corporation's Drive for 10 vision. Performance is measured on a cumulative basis over a three-year performance cycle. Awards are generally made on an annual basis such that three performance cycles overlap. Any actual award earned is paid at the end of the three-year performance cycle. During 2013, there were three overlapping cycles:

    –
    2011 through 2013—PC-RSUs were granted in 2011 in order to encourage executives to ensure long-term return on the Corporation's invested capital in excess of its current estimated WACC. This provided participants with the opportunity to receive the Corporation's common stock if the Corporation's ROAIC during a three-year period was equal to or exceeded the Corporation's estimated WACC as established at the beginning of the performance period. For this cycle, which was completed at the end of 2013, the actual ROAIC of 12.4% exceeded the WACC target of 6.2% and all granted units for that three-year period vested for NEOs. The PC-RSUs vested in January 2014 and the value realized on vesting will be reported in the "Option Exercises and Stock Vested Table" in 2015.

    –
    2012 through 2014—PC-RSUS were granted in 2012 using the same performance measure as above. These are in process and will complete at the end of 2014 and vesting will occur in early 2015 if the performance measure is attained.

    –
    2013 through 2015—For PC-RSUs granted in 2013, the performance measure was changed to a future target value of absolute EVA® dollars generated in excess of Ball's 9% after-tax hurdle rate as the capital charge. The future dollar absolute EVA® target value is calculated by increasing the prior year actual EVA® dollars generated in excess of the 9% after-tax hurdle rate by a compound annual growth rate of 4% over the three years of the cycle. Given the challenging nature of this new measure, a minimum and maximum performance range was also established and may result in an actual payout of between 0% and 200%. The minimum performance measure, which would result in a 0% payout, is the base figure of prior year-end absolute EVA® dollars. In this case, even though we have continued to generate positive EVA®, the lack of growth in that figure results in a zero payout. The maximum performance measure is only achieved if we grow absolute EVA® dollars at an aggressive compound annual growth rate of 8% over the three years of the cycle. Performance between minimum, target and maximum is extrapolated to determine the payout factor. This is in process and will complete at the end of 2015 and vesting will occur in early 2016 if the performance measure is attained. The target, minimum and maximum performance requirements for the 2013-2015 award are as follows:

Performance Measure	Minimum	Target	Maximum

Target Absolute EVA® Dollars	$161.4 million	$181.5 million	$203.3 million
  •
  Deposit Share Program/RSUs:  The Corporation may grant restricted stock or RSUs pursuant to the DSP, which was introduced in 2001. The DSP is intended to increase share ownership among certain executives who must make additional investments in the Corporation's stock in order to participate. Under this program, an executive receives one share of restricted stock or one RSU for every newly acquired share by the participant (either in the market, through the exercise and holding of stock options or settlement of SARs, or deferral, if eligible, of annual incentive compensation to the Deferred Compensation Company Stock Plan) during a specified acquisition period, up to a maximum number of shares preestablished by the Committee. As long as the executive continues to hold the newly acquired shares, the restricted stock or units granted cliff vest four years from the date of grant; or, if stock ownership guidelines are met, 30% of the shares or units vest at the end of the second year and again at the end of the third year and 40% will vest at the end of the fourth year. Restricted stock or units granted pursuant to the DSP are made on the 15th day of each month following the executive's submission of adequate documentation to the Corporation detailing the acquisition of the newly acquired shares. No new DSP RSUs were granted in 2013.

  •
  Restricted Stock or RSUs:  The Committee or CEO may also grant restricted stock or RSUs generally in connection with the promotion or recruitment of individuals to facilitate ownership and retention. Pursuant to the provisions of the 2010 Stock and Cash Incentive Plan, or its successor, the 2013 Stock and Cash Incentive Plan, the Committee delegated to the CEO the authority to grant up to a maximum of 10,000 restricted shares or RSUs to any one individual in a calendar year, except the CEO may not make such grants to officers of the Corporation. Any such grant is ratified by the Committee at the first Committee meeting following such grant. Grants made are generally effective at the closing stock price on the day of the grant or may be effective at the closing stock price on a specific day in the future as defined by the Committee or the CEO. As an example, the future grant of a restricted stock award may be approved pending the effective date of a promotion, employment or a specific date. These awards generally vest in either 20% or 25% increments on each anniversary of the grant date. These grants serve as a long-term incentive element, promote share ownership and may provide an executive retention incentive.

Retirement Benefits

        The Corporation strives for overall benefits to be competitive with the market. The CEO and other U.S.-based NEOs participate in the same benefit plans and on the same terms as provided to all U.S. salaried employees, with the exception of the differences noted below.

        Included in these benefits for the U.S. salaried employees are the annual pension accruals under the qualified pension plan ("Salaried Pension Plan") and contributions to the qualified 401(k) savings plan. The Corporation sponsors two qualified salaried defined benefit pension plans in the U.S., one covering its Aerospace subsidiary's employees and the other covering all other U.S. salaried employees. Prior to January 1, 2007, the benefits were determined by final average salary, covered compensation and years of service. Beginning in 2007, the benefit in both plans is an accumulated annual credit based on base salary, the Social Security Wage Base ("SSWB") and a multiplier that is based on service.

        The 401(k) savings plan is a tax-qualified defined contribution plan that allows U.S. salaried employees, including the U.S.-based NEOs, to contribute to the plan 1%-55% of their base salary up to IRS-determined limits on a before-tax basis. Prior to January 1, 2007, the Corporation matched 50% of the first 6% of base salary contributed to the plan. Beginning in 2007, the Corporation matches 100% of the first 3% of base salary contributed, and 50% of the next 2% of base salary contributed, up to a maximum match of 4% of base salary contributed.

        Certain executives, including the U.S.-based NEOs, also receive benefits under the non-qualified SERP which replaces benefits otherwise available in the qualified pension plan except for limits on covered compensation in the qualified plan set by the Internal Revenue Code of 1986, as amended (the "Code"). The SERP is designed to provide retirement benefits that are calculated on base salary that exceeds the maximum amount of pay that can be included in the pension calculation under a pension plan that is tax qualified under the Code. Further information regarding the Salaried Pension Plan and the SERP are provided in the "Pension Benefits" section.

        The Corporation's U.S. pension plans and SERP provide pension benefits based on base salary only and do not include incentive compensation as part of the pension calculation.

        Beginning in July of 2012, Mr. Heske began accruing benefits under a pension plan maintained for the benefit of certain employees in Switzerland ("PersonalVorsorgestiftung"). Mr. Heske also previously accrued benefits under a pension plan maintained for the benefit of certain employees in Ball Packaging Europe GmbH ("Pensionsordnung B48%") until June 30, 2012, at which time his benefits thereunder were frozen (with the exception of an annual inflation adjustment that will continue to accumulate until retirement).

        Additionally, the Corporation provides a deferred compensation benefit to certain U.S. employees. Under the terms of the deferred compensation program, participants are eligible to defer current annual incentive compensation to be paid and/or RSUs to be issued in the future. When amounts are deferred, the participant becomes a general unsecured creditor of the Corporation and deferred amounts become subject to claims on the same basis as other general unsecured creditors to the Corporation. The deferred compensation plans provide a means for participants to accumulate funds for retirement or other purposes.

 OTHER EXECUTIVE COMPENSATION POLICIES AND GUIDELINES

Plan Terms and Procedures

        In 2013, the annual and long-term incentives awarded were established and paid pursuant to the terms of the Ball Corporation 2010 Stock and Cash Incentive Plan and the Ball Corporation Annual EVA® Incentive Compensation Plan, which are administered by the Committee. The 2010 Stock and Cash Incentive Plan permits grants of cash awards, stock options, SARs or stock awards (e.g., shares, restricted stock and RSUs). In April 2013, the shareholders approved the 2013 Stock and Cash Incentive Plan.

Risk Assessment

        The Committee continually reviews the relationship between risk and reward in our compensation programs; both through recurring in-depth reviews and ongoing review of any program changes as they occur. At this time, the Committee does not believe that these compensation programs encourage excessive or inappropriate risk. The Corporation's internal assessment of risk confirms that our compensation arrangements do not foster undue risk taking. They are performance driven and have strong governance and control mechanisms.

        The Committee's executive compensation Consultant conducted a thorough risk assessment of our executive compensation programs in 2013, and reported on this to the Committee. The Consultant reviews a number of criteria regarding compensation design and governance and whether financial risks, operational risks or reputational risks may be generated through any of our programs, policies or practices. The Consultant concluded that they did not identify any elements within Ball's compensation programs and processes that pose material risk to the Corporation. The basis for the Consultant's conclusion is that the Corporation's incentive plans and processes are well designed, diversified and appropriately structured to mitigate risk without diluting incentives for high performance.

Stock Ownership Guidelines

        Consistent with its stock ownership philosophy, the Corporation has established guidelines for senior management. The 2013 stock ownership guidelines (minimum requirements) are as follows:

Executive	Ownership Multiple (of Base Salary)
CEO	5 times
CFO, EVPs and SVPs	3 times
Other Executives	1 to 2 times

        As of December 31, 2013, all executive officers including the CEO and the other NEOs have met their ownership guidelines. Furthermore, the Corporation has established a 10,000 share stock ownership guideline for each nonmanagement director and all have met their ownership guidelines.

Anti-Hedging Policy

        When the Corporation's share price appreciates, an executive or director may desire to lock in a portion of that appreciation, thereby managing a portion of the economic risk associated with concentrated holdings of Ball Corporation common stock. The Corporation has evaluated the potential approaches that executives and directors can use. As a result of this review, executives are permitted to use prepaid variable forward contracts or contracts to purchase or sell Ball Corporation common stock pursuant to SEC Rule 10b5-1. Put and call options and other hedging transactions involving Corporation stock (including selling the stock "short"), are not permitted.

Severance and Change in Control Benefits

        The CEO and other NEOs are covered by arrangements that specify payments in the event the executive's employment is terminated. The type and amount of payments vary by executive level and whether the termination is following a change in control of the Corporation. These severance benefits, which are competitive with General Industry practices, are payable only if the executive's employment is terminated as specified in each of the agreements. Further discussion is provided in the "Other Potential Post-Termination Employment Benefits" section.

Employment Agreement with Mr. Heske

        Mr. Heske, SVP and COO of the Global Metal Beverage Packaging division, has an employment contract with the Corporation due to the customary nature of such agreements for executives working in Europe. Mr. Heske's employment agreement was amended and restated in July 2012 to reflect the benefits he would receive as part of his relocation to Switzerland, and then further amended in January 2013 as a result of his promotion. Mr. Heske received a relocation incentive to be paid in equal installments over three years. He also is eligible to participate in the Corporation's broad-based benefit programs that are generally available to all salaried employees in Zurich, Switzerland, including medical, short- and long-term disability, life and other insurance programs, a defined contribution pension plan and the ability to purchase shares of our common stock under our Employee Stock Purchase Plan. Mr. Heske is also entitled to benefits that were previously earned under the Ball Packaging Europe GmbH pension plan. In addition, we provide Mr. Heske a housing allowance (which will no longer be provided after December 31, 2016), as well as providing Mr. Heske other benefits also available to other Swiss executive officers, such as a health allowance, petty expense allowance, meal allowance, car leasing and payment of tax preparation. We believe these benefits are customary for similar executives in Europe.

        Mr. Heske's employment agreement provided for an initial notice period of three years; however, effective July 1, 2015, each party may terminate the agreement by giving 12 months' notice at the end of a month. Pursuant to Mr. Heske's employment agreement, in the event of early termination, the payments received by Mr. Heske related to his relocation will cease. In the event of his death or serious illness, there will be no reimbursement of payments already made.

Accounting and Tax Considerations

        When establishing pay elements or associated programs, the Committee reviews projections of the estimated pro forma expense and tax impact of all material elements of the executive compensation program. Generally, an accounting expense is accrued over the requisite service period of the particular pay element, which in many cases is equal to the performance cycle, and the Corporation realizes a tax deduction upon payment to and/or realization by the executive.

        The Plans are intended to meet the deductibility requirements of Code Section 162(m) as performance-based pay, resulting in amounts paid being tax deductible to the Corporation. Code Section 162(m) generally provides that publicly-held corporations may not deduct in any one taxable year certain compensation in excess of $1 million paid to the CEO or any other executive officer (other than the CFO as such) whose total compensation is required to be disclosed in the "Summary Compensation Table" by reason of being the next three most highly-compensated executive officers. To the extent that any cash compensation for any NEO, otherwise deductible for a particular tax year, would not be deductible in that year because of the limitations of Code Section 162(m), the Committee has mandated that such compensation will be deferred until retirement; however, the Committee, in its sole discretion, may approve payment of nondeductible compensation from time to time if it deems circumstances warrant it.

        Beginning January 1, 2006, the Corporation began accounting for stock-based awards including current and prior year stock options, SARs, restricted stock and RSUs in accordance with the requirements of FASB ASC Topic 718 ("Topic 718"), which addresses accounting for stock compensation.

        In December 2005, the Committee approved three new deferred compensation plans that incorporate rules applicable to non-qualified deferred compensation as provided by Code Section 409A regulations. The Corporation has administered its non-qualified deferred compensation plans in good faith compliance with the Code Section 409A regulations. In 2008, the Corporation reviewed and updated all plans and agreements to conform to Code Section 409A final regulations.

        Code Section 280G considerations related to tax reimbursements made to executives for taxes on amounts paid in the event of termination following a change in control are discussed in the narrative to the "Other Potential Post-Termination Employment Benefits" section.

TABLES AND NARRATIVES

        Set forth on the following pages are tables showing, for the CEO, CFO and the three other highest paid executive officers of the Corporation, the following: (1) fiscal year 2013 elements of compensation in summary form; (2) equity and non-equity incentives awarded in 2013; (3) outstanding stock options and stock awards held as of December 31, 2013; (4) the value realized on stock options exercised and stock awards that vested during 2013; (5) information regarding non-qualified deferred compensation; (6) projected pension benefit values; and (7) projections for other potential post-termination benefits. The "Director Compensation Table" summarizes the fiscal year 2013 elements of compensation for the Corporation's nonemployee directors. Accompanying each table are narratives and/or footnotes intended to further the understanding of the information disclosed in the tables. The tables should be read in conjunction with the CD&A beginning on page 17, which explains the Corporation's compensation objectives and philosophy, its process for determining executive compensation and a description of the elements of compensation.

 SUMMARY COMPENSATION TABLE

        The "Summary Compensation Table" represents all fiscal year 2013 elements of compensation for the Corporation's NEOs including:

  •
  Base salary earned,

  •
  Awards earned under the Annual EVA® Incentive Compensation Plan for 2013 performance,

  •
  Awards earned under the LTCIP for the three-year performance cycle ended in 2013,

  •
  Fair value of PC-RSU awards granted in 2013, calculated in accordance with Topic 718, and

  •
  Fair value of SAR awards granted in 2013, calculated in accordance with Topic 718.

        The 2013 payout factors used to determine the amounts earned for the Annual EVA® Incentive Compensation Plan and LTCIP for the CEO, CFO and the other NEOs are provided in the "2013 Performance Outcome" column.

        In addition to these elements of compensation, the table also presents the change in 2013 in the value of pensions payable at age 65 (age 63 for the German pension plan) for the NEOs as well as above-market earnings associated with non-qualified deferred compensation. Certain of the Corporation's predecessor deferred compensation plans provide for an interest rate that is equal to the Moody's Seasoned Corporate Bond Index ("Moody's") and in some plans, an interest rate that is 5 percentage points higher than Moody's, and in others, a fixed interest rate equal to 9%. No additional deferrals are permitted into these plans. Any earnings credited to accounts within plans that provide the Moody's rate plus 5 percentage points and/or the 9% fixed interest that is in excess of above-market earnings that would have been credited at a rate that is 120% of the applicable federal long-term rate have been classified as above-market earnings on deferred compensation.

        The "All Other Compensation" column represents the sum of the values of:

  •
  Perquisites and other personal benefits,

  •
  Corporation contributions to defined contribution plans or deferred compensation plans,

  •
  Corporation-paid insurance premiums, and

  •
  Company match of securities purchases pursuant to the Corporation's broad-based Employee Stock Purchase Plan ("ESPP").

        The individual values are disclosed in the "All Other Compensation Table" that follows the "Summary Compensation Table."

        Details regarding post-termination compensation are discussed in the section entitled "Other Potential Post-Termination Employment Benefits."

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
John A. Hayes	2013	$1,121,538	$1,929,060	$1,585,056	$2,870,096	$40,567	$190,280	$7,736,597
Chairman, President and CEO	2012	$973,558	$2,103,660	$1,991,840	$3,325,575	$160,588	$692,373	$9,247,594
	2011	$896,635	$2,689,219	$1,680,526	$2,606,584	$133,969	$184,615	$8,191,548
Scott C. Morrison	2013	$582,715	$445,521	$366,718	$832,241	$28,003	$44,349	$2,299,547
SVP and CFO	2012	$485,308	$467,480	$432,352	$1,056,060	$86,239	$44,149	$2,571,588
	2011	$449,039	$1,146,145	$396,774	$884,656	$74,359	$45,516	$2,996,489
Gerrit Heske(6)	2013	$574,518	$342,179	$281,556	$768,143	$79,022	$327,707	$2,373,125
SVP Ball Corporation; COO	2012	$—	$—	$—	$—	$—	$—	$—
Global Metal Beverage Packaging	2011	$—	$—	$—	$—	$—	$—	$—
Michael W. Feldser	2013	$397,905	$192,906	$158,158	$799,531	$68,913	$39,657	$1,657,070
SVP Ball Corporation; COO	2012	$—	$—	$—	$—	$—	$—	$—
Global Metal Food & Household	2011	$—	$—	$—	$—	$—	$—	$—
Products Packaging
Charles E. Baker	2013	$443,585	$250,319	$205,953	$457,521	$38,347	$34,730	$1,430,455
VP, General Counsel and	2012	$383,485	$275,210	$254,880	$626,596	$133,930	$34,530	$1,708,631
Corporate Secretary	2011	$362,041	$556,516	$263,865	$597,502	$128,635	$34,600	$1,943,159
(1)
Reflects the fair value of performance-contingent equity awards granted for each reported year, calculated in accordance with Topic 718 assuming the probable outcome. The assumptions used in the calculation of these amounts are included in the Corporation's Annual Report on Form 10-K in Notes 1 and 16 to the Consolidated Financial Statements for fiscal year ended December 31, 2013. At the maximum number, these values for 2013 PC-RSUs are: Mr. Hayes $3,858,120; Mr. Morrison $891,042; Mr. Heske $684,357; Mr. Feldser $385,812; and Mr. Baker $500,637.

(2)
Reflects the fair value of ISO or SAR equity awards granted for each reported year, calculated in accordance with Topic 718. The assumptions used in the calculation of these amounts are included in the Corporation's Annual Report on Form 10-K in Notes 1 and 16 to the Consolidated Financial Statements for fiscal year ended December 31, 2013.

(3)
Includes payouts from the Annual Incentive Compensation Plan and LTCIP, which were earned in 2013 and paid or deferred in 2014. The detail for each NEO is as follows:

  Mr. Hayes—Annual Incentive Compensation Plan = $1,605,726; LTCIP = $1,264,370; no portion of the annual incentive was deferred in February 2014.

  Mr. Morrison—Annual Incentive Compensation Plan = $485,402; LTCIP = $346,839; and $97,080 of the annual incentive was deferred in February 2014.

  Mr. Heske—Annual Incentive Compensation Plan = $482,595; LTCIP = $285,548.

  Mr. Feldser—Annual Incentive Compensation Plan = $586,532; LTCIP = $212,999; and $146,633 of the annual incentive was deferred in February 2014.

  Mr. Baker—Annual Incentive Compensation Plan = $263,933; LTCIP = $193,587; and $150,000 of the annual incentive was deferred in February 2014.

(4)
The aggregate change in pension value and above-market earnings, on deferred compensation for each NEO, is as follows:

  Mr. Hayes—$36,525 aggregate change in pension value and $4,042 above-market earnings on deferred compensation.

  Mr. Morrison—$28,003 aggregate change in pension value.

  Mr. Heske—$79,022 aggregate change in pension value.

  Mr. Feldser—$68,913 aggregate change in pension value.

  Mr. Baker—$17,807 aggregate change in pension value and $20,540 above-market earnings on deferred compensation.

(5)
May include the value of financial planning services, the incremental cost for the personal use of the corporate aircraft, the value of executive physical examinations, employer contributions to 401(k), employer contributions to the 2005 Deferred Compensation Company Stock Plan, employer paid disability insurance premiums and the value of the Corporation's match for the ESPP. The value for Mr. Hayes also includes employer paid expenses and tax equalization related to his foreign assignment. Mr. Heske's value includes employer paid expenses related to his relocation to Switzerland. Additional information for all is included in the "All Other Compensation Table" below.

(6)
Mr. Heske is paid in Swiss francs; his 2013 base salary and his annual non-equity incentive and other compensation is converted to U.S. dollars based upon 1.127, the exchange rate on December 31, 2013.

All Other Compensation Table

NEO	Perquisites and Other Personal Benefits(1)(2)	Payments/ Accruals on Termination Plans	Registrant Contributions to Defined Contribution Plans	Insurance Premiums	Discounted Securities Purchases	Registrant Contributions to Deferred Compensation Plans	Tax Reimbursements(3)	Other Payments
John A. Hayes	$47,318	$—	$10,200	$1,688	$1,200	$20,000	$109,874	$—
Scott C. Morrison	$11,150	$—	$10,200	$1,799	$1,200	$20,000	$—	$—
Gerrit Heske	$321,701	$—	$—	$4,806	$1,200	$—	$—	$—
Michael W. Feldser	$5,548	$—	$10,200	$2,709	$1,200	$20,000	$—	$—
Charles E. Baker	$1,150	$—	$10,200	$2,180	$1,200	$20,000	$—	$—
(1)
Represents the value of $10,000 for financial planning services for Messrs. Hayes and Morrison; the incremental costs for the personal use of the corporate aircraft for Messrs. Hayes and Feldser, $36,168 and $4,398 respectively; and $1,150 for executive physical examinations for all NEOs, except Mr. Heske. The amount for Mr. Heske includes housing allowance of $67,590, car lease of $25,684, tax services of $7,886 and relocation incentive of $220,541 with his move to Zurich, Switzerland, paid in Swiss francs and converted to U.S. dollars based upon 1.127, the exchange rate on December 31, 2013.

(2)
The incremental cost of the personal use of the corporate aircraft was calculated based on the 2013 average direct operating cost apportioned among business versus nonbusiness related passengers.

(3)
The amount for Mr. Hayes includes tax equalization payments related to his foreign assignment as it is the Corporation's policy to neutralize the tax effects by limiting the assignee's tax costs to what the assignee would have paid had the assignee not resided in the foreign location. Beginning in 2010, tax reimbursements for financial planning services and spouse business travel were eliminated.

GRANTS OF PLAN-BASED AWARDS TABLE

        The "Grants of Plan-Based Awards Table" summarizes the plan-based awards granted by the Corporation to the NEOs during 2013, which includes the following:

  •
  Annual cash incentives pursuant to the Annual Incentive Compensation Plan for the 2013 performance cycle,

  •
  Cash-based long-term incentives under the LTCIP for the 2013 to 2015 three-year performance cycle,

  •
  Fair value of PC-RSUs for the 2013 to 2015 three-year performance period, calculated in accordance with Topic 718,

  •
  Fair value of stock-settled SARs and/or Incentive Stock Options ("ISOs"), calculated in accordance with Topic 718, and

  •
  Fair value of RSUs granted pursuant to the deposit share program ("DSP"), calculated in accordance with Topic 718.

        Awards made under the Annual EVA® Incentive Compensation Plan are determined based on EVA® performance. For the NEOs, awards can range from 0% to 200% of target. Amounts earned in excess of 200% are banked and may be paid over time in one-third increments based on corporate and/or operating unit performance.

        Awards under the LTCIP are granted on an annual basis and are determined based on the Corporation's TSR relative to the subset of S&P 500 companies described in the CD&A as well as the Corporation's ROAIC. Effective January 1, 2013, each NEO's incentive opportunity was set as a fixed target dollar amount. The award made in 2013 is for the three-year performance cycle beginning January 1, 2013, and ending December 31, 2015.

        PC-RSUs were granted to the NEOs in 2013. The awards will cliff vest after the performance cycle if the Corporation's performance measure and degree of vesting of the units, which is based on a future target value of absolute EVA® dollars generated in excess of Ball's 9% after-tax hurdle rate as the capital charge, relative to compound growth rate targets achieved over a three-year period. PC-RSUs awarded in 2013 have a potential outcome to the executive from 0% to 200%. SARs were granted to the NEOs in 2013. The awards vest annually in 25% increments starting on the first anniversary of the date of grant. If the price of the Corporation's stock increases during the vesting period, each NEO would receive, upon exercise, a number of shares of Corporation stock that reflects the value of the appreciation over the original grant price.

        A DSP opportunity was not provided to the NEOs in 2013.

        Dividends or dividend equivalents are paid quarterly on the number of unlapsed restricted shares or RSUs accounted for on the record date used for determining dividends payable to shareholders and at the same dividend rate as paid to shareholders. Dividend equivalents related to PC-RSUs granted pursuant to the 2010 Stock and Cash Incentive Plan will be accrued and paid only if the performance condition is achieved and the restrictions on the units lapse.

        The vesting of plan-based awards may be accelerated as described in the narrative to the "Other Potential Post-Termination Employment Benefits Table."

Grants of Plan-Based Awards Table

												Exercise or Base Price of Equity Incentive Plan Awards or Option Awards ($ per Share)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Grant Date Fair Value of Equity Incentive Plan Awards and Stock and Option Awards(1)
										Grant Date per Share Fair Value of All Other Stock Awards

NEO	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

John A. Hayes	1/1/13	(2)	$0	$965,000	$1,930,000
	1/1/13	(3)	$0	$1,345,846	$2,691,692
	1/30/13	(4)				0	42,000	84,000				$45.930	$1,929,060
	1/30/13										182,400	$45.930	$1,585,056
Scott C. Morrison	1/1/13	(2)	$0	$223,000	$446,000
	1/1/13	(3)	$0	$407,901	$815,802
	1/30/13	(4)				0	9,700	19,400				$45.930	$445,521
	1/30/13										42,200	$45.930	$366,718
Gerrit Heske	1/1/13	(2)	$0	$180,241	$360,482
	1/1/13	(3)	$0	$402,163	$804,326
	1/30/13	(4)				0	7,450	14,900				$45.930	$342,179
	1/30/13										32,400	$45.930	$281,556
Michael W. Feldser	1/1/13	(2)	$0	$96,000	$192,000
	1/1/13	(3)	$0	$258,638	$517,276
	1/30/13	(4)				0	4,200	8,400				$45.930	$192,906
	1/30/13										18,200	$45.930	$158,158
Charles E. Baker	1/1/13	(2)	$0	$125,000	$250,000
	1/1/13	(3)	$0	$221,793	$443,585
	1/30/13	(4)				0	5,450	10,900				$45.930	$250,319
	1/30/13										23,700	$45.930	$205,953
(1)
The grant date fair value of equity incentive plan awards, based on the probable outcome of the performance condition, and stock and option awards all calculated in accordance with Topic 718, and as referenced in the Corporation's Annual Report on Form 10-K in Notes 1 and 16 to the Consolidated Financial Statements for the fiscal year ended December 31, 2013.

(2)
Represents grants made under the LTCIP. Effective January 1, 2013, each NEO's incentive opportunity was set as a fixed target dollar amount.

(3)
Represents grants made under the Annual EVA® Incentive Compensation Plan.

(4)
Represents PC-RSUs granted January 30, 2013, at a value of $45.93 per unit, with an assumption of probable outcome at target if the performance measurements are met.

 OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2013

        The following table outlines the outstanding option awards and stock awards held by the NEOs as of December 31, 2013. The outstanding option awards and stock awards represented in the table were granted to the NEOs over a period of several years, including 2013.

	Option Awards							Stock Awards

NEO	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)

John A. Hayes	7,464		—		—	$24.6600	4/25/2017	21,000	$1,084,860	144,230	$7,450,922
	52,536	(5)	—		—	$24.6600	4/25/2017
	83,000	(5)	—		—	$25.0550	4/23/2018
	1,000		—		—	$20.0400	1/28/2019
	183,000	(5)	—		—	$20.0400	1/28/2019
	5,100		1,700		—	$25.2250	1/27/2020
	155,400	(5)	51,800	(5)	—	$25.2250	1/27/2020
	85,980		85,980	(5)	—	$35.8350	1/26/2021
	450		1,350		—	$37.7000	1/25/2022
	52,300		156,900	(5)	—	$37.7000	1/25/2022
	—		182,400	(5)	—	$45.9300	1/30/2023
Scott C. Morrison	7,828		—		—	$21.8450	4/26/2016	17,800	$919,548	33,100	$1,709,946
	14,000	(5)	—		—	$21.8450	4/26/2016
	6,328		—		—	$24.6600	4/25/2017
	17,672	(5)	—		—	$24.6600	4/25/2017
	18,000	(5)	—		—	$25.0550	4/23/2018
	3,400		—		—	$20.0400	1/28/2019
	31,600	(5)	—		—	$20.0400	1/28/2019
	5,100		1,700		—	$25.2250	1/27/2020
	24,150	(5)	8,050	(5)	—	$25.2250	1/27/2020
	20,300	(5)	20,300	(5)	—	$35.8350	1/26/2021
	100		300		—	$37.7000	1/25/2022
	11,350	(5)	34,050	(5)	—	$37.7000	1/25/2022
			42,200	(5)	—	$45.9300	1/30/2023
Gerrit Heske	12,000	(5)	—		—	$24.6600	4/25/2017	15,600	$805,896	18,250	$942,795
	12,000	(5)	—		—	$25.0550	4/23/2018
	8,000	(5)	—		—	$20.0400	1/28/2019
	18,000	(5)	6,000	(5)	—	$25.2250	1/27/2020
	9,850	(5)	9,850	(5)	—	$35.8350	1/26/2021
	4,925	(5)	14,775	(5)	—	$37.7000	1/25/2022
	—		32,400	(5)	—	$45.9300	1/30/2023
Michael W. Feldser	19,000	(5)	—		—	$20.0400	1/28/2019	12,000	$619,920	15,000	$774,900
	5,100		1,700		—	$25.2250	1/27/2020
	13,650	(5)	4,550	(5)	—	$25.2250	1/27/2020
	9,850	(5)	9,850	(5)	—	$35.8350	1/26/2021
	675		2,025		—	$37.7000	1/25/2022
	4,250	(5)	12,750	(5)	—	$37.7000	1/25/2022
			18,200	(5)	—	$45.9300	1/30/2023
Charles E. Baker	14,000		—		—	$19.8700	4/27/2015	5,600	$289,296	20,050	$1,035,783
	24,000	(5)	—		—	$21.8450	4/26/2016
	29,320	(5)	—		—	$24.6600	4/25/2017
	26,000		—		—	$25.0550	4/23/2018
	48,200		—		—	$20.0400	1/28/2019
	250		1,750		—	$25.2250	1/27/2020
	24,000	(5)	8,000	(5)	—	$25.2250	1/27/2020
	13,500	(5)	13,500	(5)	—	$35.8350	1/26/2021
	6,750	(5)	20,250	(5)	—	$37.7000	1/25/2022
	—		23,700	(5)	—	$45.9300	1/30/2023
(1)
The vesting schedule for the unexercisable stock options and SARs become exercisable in 25% annual increments on the anniversary of the grant date, beginning on the first anniversary.

(2)
The vesting schedule for units not yet vested for each NEO is as follows:

Mr. Hayes—9,000 on March 15, 2014; and 12,000 on March 15, 2015.

Mr. Morrison—2,400 on June 15, 2014; 6,600 on March 15, 2014; and 8,800 on March 15, 2015.

Mr. Heske—3,000 on March 15 in years 2014 and 2015; 2,400 on June 15, 2014; 3,200 on June 15, 2015; and 4,000 on March 15, 2016.

Mr. Feldser—800 on September 15, 2014; 3,600 on March 15, 2014; 1,200 on September 15, 2014; 4,800 on March 15, 2015; and 1,600 on September 15, 2015.

Mr. Baker—2,400 on March 15, 2014; and 3,200 on March 15, 2015.

(3)
The market value of shares is based on $51.66, the closing price of Ball Corporation common stock on December 31, 2013.

(4)
The vesting date for the units not yet vested for each NEO for January 31 in years 2014, 2015 and 2016, contingent on meeting the performance goal of the period ending December 31 in years 2013, 2014 and 2015, respectively, is as follows:

	January 31, 2014	January 31, 2015	January 31, 2016
Mr. Hayes	46,430	55,800	42,000
Mr. Morrison	11,000	12,400	9,700
Mr. Heske	5,400	5,400	7,450
Mr. Feldser	5,400	5,400	4,200
Mr. Baker	7,300	7,300	5,450
(5)
Represents a grant of stock-settled SARs.

OPTION EXERCISES AND STOCK VESTED IN 2013

        The following table summarizes for each NEO the options exercised and the stock awards vested during 2013. The options that were exercised by each NEO were granted in prior years and became exercisable pursuant to a prescribed vesting schedule. The value realized on exercise reflects the appreciation in the stock price from the option base price on grant date to the exercise date and is reported on a before-tax basis. The shares acquired upon vesting for each NEO were for RSUs granted in prior years that vested pursuant to a prescribed vesting schedule. The value realized reflects the closing stock price on the vesting date and is also reported on a before-tax basis. NEOs can defer the receipt of units of certain awards into the Ball Corporation 2005 Deferred Compensation Company Stock Plan, pursuant to which distributions may take place no earlier than the participant's separation from service. Information regarding the 2005 Deferred Compensation Company Stock Plan is provided in the "Non-Qualified Deferred Compensation" section that follows. Footnotes are provided to detail circumstances when amounts realized upon vesting were deferred. The value realized on vesting also includes the vested value of dividend equivalents paid during 2013 on outstanding RSUs or payment on accrued dividend equivalent earned for the 2010 through 2012 PC-RSU cycle.

	Option Awards		Stock Awards

NEO	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting ($)(1)(2)(3)
John A. Hayes	—	$—	71,000	$3,194,420
Scott C. Morrison	8,520	$255,162	23,000	$1,042,252
Gerrit Heske	—	$—	11,600	$530,296
Michael W. Feldser	—	$—	13,400	$609,234
Charles E. Baker	11,630	$261,714	12,000	$541,040
(1)
Value realized on vesting is based on the closing stock price on the day the RSUs vested.

(2)
Amounts deferred to the 2005 Deferred Compensation Company Stock Plan upon vesting of stock awards for each NEO is as follows:

  Mr. Hayes—Deferred 55,742 vested RSUs valued at $2,481,634

  Mr. Morrison—Deferred 6,360 vested RSUs valued at $286,097

  Mr. Feldser—Deferred 11,600 vested RSUs valued at $521,796

  Mr. Baker—Deferred 7,200 vested RSUs valued at $324,120

(3)
Value realized on vesting also includes the value of dividend equivalents vested and paid during 2013 on outstanding RSU balances eligible for dividend equivalents on the record date at a dividend rate equal to that paid to the Corporation's common shareholders. Dividend equivalents related to PC-RSUs granted pursuant to the 2010 Stock and Cash Incentive Plan are accrued and paid only if the performance condition is achieved and the restrictions on the units lapse; there are no payments in 2013 on accrued dividend equivalents. Dividend equivalents paid during 2013 for each NEO is as follows:

  Mr. Hayes—$12,090

  Mr. Morrison—$10,582

  Mr. Heske—$8,736

  Mr. Feldser—$7,410

  Mr. Baker—$3,224

 NON-QUALIFIED DEFERRED COMPENSATION

        The Corporation has three active deferred compensation plans to which eligible participants may make contributions: the 2005 Ball Corporation Deferred Compensation Plan, the 2005 Ball Corporation Deferred Compensation Company Stock Plan, and the 2005 Ball Corporation Deferred Compensation Plan for Directors.

  •
  2005 Deferred Compensation Plan and 2005 Deferred Compensation Plan for Directors—Eligible employee participants may defer payment of a portion or all of their annual incentive compensation, and nonemployee members of the Corporation's Board may defer a portion or all of their annual director fees; and may also include the deferral of payments of other forms of a NEO's cash compensation, as mandated by the Committee, to the extent that such compensation would not be deductible in a given year as a result of the limitations of Code Section 162(m). Amounts deferred or credited are notionally invested among various investment funds where the return on the participant's balance is determined as if the amounts were invested in those funds. The menu of investment funds consists of 17 mutual fund-like investments. The one-year annual rate of return of the funds ranged from -9.25% to 44.21%, and the three-year average annual rate of return of the funds ranged from a 0.05% to 16.13%. Distributions are based on the payment schedule elected by the participant, and may occur in service or commence at a defined point no sooner than six months following separation of service, in the form of either a lump sum and/or annual installments ranging between two and fifteen years.

  •
  2005 Deferred Compensation Company Stock Plan—Eligible employee participants may defer payment of a portion or all of their annual incentive compensation, and nonemployee members of the Corporation's Board as participants may defer payment of a portion or all of their annual director fees. Elections to defer annual incentive compensation or director fees are made annually. Participants may also elect to defer the issuance of RSUs. Amounts are deferred or credited to a participant account as stock units with each unit having the value equivalent to one share of Ball Corporation common stock, and also receive a 20% Corporation match with a maximum match of $20,000 per year. Pursuant to specified timing rules, participants may reallocate a prescribed percentage of units to other mutual fund-like investments; however, at least 50% of the balance will remain in stock units until retirement. Dividend equivalents, applicable to any balance denominated in units, are credited to each participant's accounts as of each dividend payment date for the Corporation's common stock. Distributions follow the payment schedule elected by the participant and may commence at a defined point no sooner than six months following separation of service, in the form of a lump sum and/or annual installments ranging between two and fifteen years.

        The basis for investment earnings on prior plans varies as follows:

  •
  2001 Deferred Compensation Plan and 2002 Deferred Compensation Plan for Directors—Balance is notionally invested in mutual fund-like investments.

  •
  2000 Deferred Compensation Company Stock Plan—Balance is represented in the form of stock units, with each unit having a value equivalent to one share of Ball Corporation common stock. Dividend equivalents are credited to the account as of each dividend payment date for the Corporation's common stock.

  •
  1989 Deferred Compensation Plan—Provides for an annual return equal to the average composite yield on Moody's for the 12 months ending October 31.

  •
  1986 Deferred Compensation Plan and 1986 Deferred Compensation Plan for Directors and 1988 Deferred Compensation Plan—Provides for an annual return equal to the average composite yield on Moody's for the 12 months ending October 31 plus 5 percentage points. Additionally, the 1988 Deferred Compensation Plan includes a fixed rate set by the Corporation at 9% for company directed deferrals.

  •
  Ball-InCon Deferred Compensation Plan—Depending on the time of the initial deferral, the plan provides for an annual return equal to the average composite yield on Moody's for the 12 months ending October 31 or the Moody's rate plus 5 percentage points.

        The following table provides information related to the Corporation's deferred compensation plans. The "Aggregate Balance at Last FYE" column represents compensation earned, deferred and accumulated by the NEOs over many years and does not represent current year compensation.

Non-Qualified Deferred Compensation Table

NEO	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
John A. Hayes	$2,481,634	$20,000	$2,219,798	$—	$15,502,932
Scott C. Morrison	$443,216	$20,000	$1,027,358	$—	$7,157,886
Michael W. Feldser	$629,813	$20,000	$333,704	$—	$2,354,973
Charles E. Baker	$501,482	$20,000	$542,436	$—	$4,407,633

  Mr. Hayes—$20,000 of the Registrant Contributions and $4,042 of the Aggregate Earnings are reported as compensation in the "Summary Compensation Table" for fiscal year 2013 and $3,490,651 of the Aggregate Balance was reported as compensation in the "Summary Compensation Table" since 2006. The Aggregate Earnings reflects $624,952 from cash accounts composed of $7,090 based on Moody's rate plus 5 percentage points and $617,862 based on notional investments in investment funds, plus $1,594,846 based on an increase in value and dividend equivalents on equity accounts.

  Mr. Morrison—$20,000 of the Registrant Contributions is reported as compensation in the "Summary Compensation Table" for fiscal year 2013 and $1,017,493 of the Aggregate Balance was reported as compensation in the "Summary Compensation Table" since 2010. The Aggregate Earnings reflects $211,051 from cash accounts composed of notional investments in investment funds, plus $816,308 based on an increase in value and dividend equivalents on equity accounts.

  Mr. Feldser—$20,000 of the Registrant Contributions is reported as compensation in the "Summary Compensation Table" for fiscal year 2013. The Aggregate Earnings reflects $2,462 from cash accounts based on notional investments in investment funds, plus $331,242 based on an increase in value and dividend equivalents on equity accounts.

  Mr. Baker—$20,000 of the Registrant Contributions and $20,540 of the Aggregate Earnings are reported as compensation in the "Summary Compensation Table" for fiscal year 2013 and $591,153 of the Aggregate Balance has been reported as compensation in the "Summary Compensation Table" since 2011. The Aggregate Earnings reflects $279,563 from cash accounts composed of $36,030 based on Moody's rate plus 5 percentage points, $1,639 based on Moody's rate and $241,894 based on notional investments in investment funds, plus $262,873 based on an increase in value and dividend equivalents on equity accounts.

PENSION BENEFITS

        Retirement benefits are provided to the U.S.-based NEOs under a qualified salaried defined benefit pension plan and a non-qualified Supplemental Executive Retirement Plan ("SERP"). The "Pension Benefits Table" shows each U.S.-based NEO's number of years of credited service, present value of accumulated benefits and payments during fiscal year 2013 for the qualified plan and the SERP. The present value of the accumulated benefit is the December 31, 2013, value of the annual benefit that was earned as of December 31, 2013.

        The Corporation offers two qualified salaried defined benefit pension plans in the U.S. that provide the same benefits. One plan covers its Aerospace subsidiary's salaried employees and the other covers all other U.S. salaried employees. The U.S.-based NEOs are covered under the latter. The qualified plans were designed to provide tax-qualified pension benefits that are generally available to all U.S. salaried employees. Effective January 1, 2007, the Corporation changed the formula by which the accrued pension benefit under the plans is determined. Prior to January 1, 2007, the accrued pension benefit expressed as a monthly annuity payable at age 65 was based on final average salary, covered compensation and years of service. Effective January 1, 2007, the accrued pension benefit is a monthly annuity that is equivalent to a lump sum payable when the participant reaches age 65 calculated on base salary each year, the Social Security Wage Base ("SSWB") and a multiple based on years of service. Payments of accrued benefits earned may be in the form of an annuity, lump sum or a combination of both, depending on the election of the participant at retirement. The Corporation also sponsors a non-qualified SERP that mirrors the pension plans and is designed to replace the benefits that would have been provided under the pension plans if they were not subject to IRS-imposed limits. Under the Code, the maximum permissible benefit from the qualified plans for retirement in 2013 is $205,000 and annual compensation exceeding $255,000 in 2013 cannot be considered in computing the maximum permissible benefit under the plans.

        The Corporation also offers a cash balance pension plan maintained for the benefit of certain employees in Switzerland ("PersonalVorsorgestiftung") as well as a pension plan maintained for the benefit of certain employees in Ball Packaging Europe GmbH ("Pensionsordnung B48%"), in which Mr. Heske is a participant.

Terms for U.S. Accrued Benefits Prior to January 1, 2007

        The monthly accrued benefit for benefits earned prior to January 1, 2007, was determined according to the following formula:

  •
  1% times Final Monthly Average Salary plus 0.5% times Final Monthly Average Salary in excess of Covered Compensation times Benefit Service through December 31, 2006, up to a maximum of 35 years, where

  •
  Salary is defined to be a NEO's monthly base salary excluding bonus and incentive compensation.

        Final Monthly Average Salary is calculated based on the highest average for any 60 consecutive months out of the last 120 months through December 31, 2006.

        Covered Compensation is an average of the SSWB in effect during a NEO's career. The SSWB is the maximum monthly amount of income on which FICA taxes are due. The years included in the average are the 35 years ending in the year the NEO is eligible for an unreduced social security benefit. This portion of the benefit formula accounts for the fact that social security does not cover earnings over a certain level.

        Benefit Service is a NEO's service as a salaried employee with the Corporation plus any service with a predecessor plan as appropriate. Participants are 100% vested in their benefit at the time they are credited with five or more years of service with the Corporation.

        Normal retirement age under the plan is 65 with a minimum of five years of benefit service, but a participant may elect to receive payment upon termination or at any time after reaching age 55. Benefits paid before age 65 are subject to reduction based on the age and service at termination. Participants who terminate employment after age 55 with at least 10 years of vesting service will receive a reduction of benefit equal to 4% for each year that benefit commencement age precedes age 65 but is greater than age 60, and a 6% reduction for each year that benefit commencement age precedes age 60. Benefits for participants not meeting these requirements are reduced for payment prior to age 65 on an actuarial equivalent basis.

Terms for U.S. Accrued Benefits Beginning January 1, 2007

        The monthly annuity, which is the equivalent of a lump sum benefit payable at age 65, is based on a percentage of the participant's base pay each year as follows:

If, at the beginning of the year, benefit service is:	Annual lump sum benefit accrued and payable at age 65
0 to 9 full years of benefit service	11.5% of base pay + 5% of base pay over 50% of SSWB(1)
10 to 19 full years of benefit service	13.0% of base pay + 5% of base pay over 50% of SSWB(1)
20 or more full years of benefit service	15.0% of base pay + 5% of base pay over 50% of SSWB(1)
(1)
SSWB is the maximum earnings on which the participant pays FICA tax each year. This portion of the pension formula accounts for the fact that social security does not cover earnings over a certain level.

        Base pay is the NEO's base salary during the calendar year excluding incentive compensation, severance pay or vacation payouts.

        Upon termination or retirement, the vested pension benefit accrued beginning January 1, 2007, may be paid to the participant in either a lump sum or annuity. If the benefit is paid prior to age 65, the benefit will be reduced 5% compounded annually for each year the payment is made before such age.

Terms for U.S. SERP Accrued Benefits

        Since the SERP mirrors the U.S. qualified pension plan, the formulas for deriving the SERP accrued benefits are the same as those described above for the pension plans; however, the amount of retirement benefit the participants receive is equal to the difference between the benefit calculated without IRS limits and the benefits calculated using the IRS limits. Effective January 1, 2007, the SERP was amended by the Committee to provide participants with benefits accrued as of December 31, 2006, a one-time option to elect the form of payment under which the participant will receive benefits in the future. The payment options available consist of various annuities and a lump sum. For all

SERP benefits accrued beginning January 1, 2007, participants will receive benefits only in the form of a lump sum. In accordance with Code Section 409A, payments from the SERP will commence six months after termination of employment. The SERP was also amended to provide that when determining lump sum payments, the SERP would use the same assumptions that exist in the salaried retirement plans except that the interest rate used shall be equal to four-fifths of the interest rate used to determine lump sum benefits under those salaried retirement plans in recognition that payments from the SERP cannot be rolled into a tax-deferred account such as an IRA.

Terms for Swiss Pension Plan (PersonalVorsorgestiftung)

        The Corporation offers a cash balance pension plan to employees of Ball Packaging Europe in Switzerland. The Corporation's contribution to the Swiss plan is a fixed amount determined according to the participant's age and based on a percentage of the participant's base pay each year as follows:

If the participant is between:	The Corporation contributes:
25 and 34 years of age	7.0% of pensionable salary
35 and 44 years of age	9.0% of pensionable salary
45 and 54 years of age	11.0% of pensionable salary
55 and 65 years of age	13.0% of pensionable salary

        Pensionable salary is defined as base salary excluding irregular payments, such as bonus or any kind of allowance, up to a maximum of 842,400 Swiss francs.

        Participants may also make personal contributions to the plan by selecting one of the following options:

If the participant is between:	Option 1 (Standard) The Participant contributes:	Option 2 (Medium) The Participant contributes:	Option 3 (High) The Participant contributes:
25 and 34 years of age	5.0% of pensionable salary	6.0% of pensionable salary	7.0% of pensionable salary
35 and 44 years of age	6.0% of pensionable salary	7.5% of pensionable salary	9.0% of pensionable salary
45 and 54 years of age	7.0% of pensionable salary	9.0% of pensionable salary	11.0% of pensionable salary
55 and 65 years of age	8.0% of pensionable salary	10.5% of pensionable salary	13.0% of pensionable salary

        In general, the participants withdraw their total accrued retirement savings when leaving service and must transfer this to the new employer's pension plan. Upon retirement, benefits may be paid to the participant in either a lump sum or annuity. The annuity is calculated by multiplying the savings by the conversion rate valid at that time. Normal retirement age is 64 for women/65 for men; however, early retirement is possible from age 58. If the benefit is paid prior to normal retirement age, the benefit will be reduced due to the missing contribution years, as well as the longer period over which the pension is drawn and will result in the conversion rate being lowered.

Terms for German Pension Plan (Pensionsordnung B48%)

        The Corporation offers a defined benefit plan to certain management employees of the Ball Packaging Europe GmbH in Germany, including to Mr. Heske (prior to his relocation to Switzerland). The Corporation's contribution to this German pension plan is 30% of pensionable salary after 10 years of service, plus an additional 1.2% for each additional year of service, up to a maximum 48% of pensionable salary after 25 years of service.

        Pensionable salary is defined as the last gross regular monthly salary as stated on payroll at the time of retirement. Variable pay, gifts, bonuses, jubilee services and other one-off, unregularly or additional salary components are not considered regular monthly salary.

        Participants must apply to begin benefits within three years of normal retirement age or their benefit is forfeited. Since Mr. Heske relocated from Germany to Switzerland in 2012, his retirement benefit at normal retirement age is equal to a monthly annuity of 8,528.42 Euros with an annual guaranteed increase of 2.75%. Normal retirement age is defined as age 63; however, early retirement is possible if Mr. Heske is granted an early retirement in the state pension system or at age 60 if he is terminated without cause.

Present Value Assumptions

        The Present Value of Accumulated Benefit reported in the table below is based on the following assumptions, which are consistent with those used for the Corporation's Consolidated Financial Statements on Ball Corporation's Form 10-K for fiscal year ending December 31, 2013:

Discount Rate at December 31, 2013	5.00% for U.S. accounting assumptions
2.25% for Switzerland accounting assumptions
3.25% for German accounting assumptions
Mortality	RP-2000 Mortality Table—projected 20 years for U.S.
BVG2010 Generational Mortality Table for Switzerland
RT 2005G Mortality Table for Germany
Preretirement Decrements	None for U.S.
BVG2010 withdrawal and disability rates for Switzerland
RT 2005G for Germany
Qualified Form of Pension Payment	Life Only Annuity—50% & Lump Sum—50% for U.S.
Pension Annuity—80%; Lump Sum—20% for Switzerland
Pension Annuity—100% for Germany

Pension Benefits Table

NEO	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)
John A. Hayes	U.S. Qualified	14.9	$228,829
	U.S. SERP	14.9	$328,377
Scott C. Morrison	U.S. Qualified	13.3	$239,510
	U.S. SERP	13.3	$99,115
Gerrit Heske(1)	Swiss PersonalVorsorgestiftung	1.5	$106,680
	German Pensionsordnung B48%	21.0	$2,075,469
Michael W. Feldser	U.S. Qualified	7.8	$255,746
	U.S. SERP	7.8	$62,543
Charles E. Baker	U.S. Qualified	20.5	$453,459
	U.S. SERP	20.5	$128,657
(1)
Benefit in Swiss francs converted to U.S. dollars based upon 1.127, the exchange rate on December 31, 2013; and Euros converted to U.S. dollars based upon 1.380, the exchange rate on December 31, 2013.

OTHER POTENTIAL POST-TERMINATION EMPLOYMENT BENEFITS

        This section provides information related to the potential post-termination employment benefits that could be payable or due to the CEO and other NEOs under various termination scenarios. Such potential benefits payable or due may result from the Corporation's obligation to the executive under (1) any existing compensation and benefit plan, policy, practice or program of the Corporation that is generally available to all participants, or (2) under any agreement specifically entered into by the Corporation and the executive.

        In general, the compensation and benefit elements provided to employees, including the CEO and other NEOs, are governed by provisions, terms or procedures of plan documents, policies and practices that define the rights of and the obligations due to the participant in the case of termination of employment. These provisions, terms or procedures apply to all employees, including the CEO and other NEOs receiving such compensation or benefit. Such compensation and benefit elements would include annual incentive compensation, long-term cash incentives, long-term equity incentives, retirement benefits and deferred compensation.

        The Corporation has entered into certain severance benefit and change-in-control agreements with the CEO and other NEOs which contain provisions that require the Corporation to provide post-termination payments or benefits to each executive in the event of termination of employment without cause or termination following a change in control of the Corporation. The respective agreements with the U.S.-based NEOs contain customary non-compete provisions, non-solicitation provisions, non-disparagement provisions and confidentiality covenants, and were amended and restated in 2008 to conform with Code Section 409A. The Corporation does not have employment agreements with any of these executives, except for Mr. Heske, as noted previously. The notice period in Mr. Heske's employment contract has been taken into consideration in the following table. The key provisions, terms or procedures that would apply to the CEO and other NEOs for the various compensation and benefit elements under various termination scenarios are summarized in the table below. It is followed by another table containing an estimate of the compensation payable or the value of compensation elements due to the CEO and other NEOs under the various termination scenarios assuming termination was effective at the end of the fiscal year 2013.

Post-Termination Employment Benefits Summary

Component	Voluntary or Termination for Cause	Death	Disability	Termination Without Cause	Termination Following a Change in Control

Cash Severance	No additional benefits received.	No additional benefits received.	No additional benefits received.	CEO—2 times base salary plus target annual incentive.
All Other NEOs—1.25 to 1.5 times base salary plus target annual incentive.
				Form of payment is a lump sum to all NEOs, except Mr. Heske, who will receive monthly payments.	All NEOs—2 times base salary plus target annual incentive, which is paid in a lump sum.

Treatment of Annual Incentives	If terminated mid-performance cycle, NEOs age 55 or above receive a prorated portion of the award at the end of the performance cycle contingent on meeting the performance goal.	If death occurs mid-performance cycle, NEOs' beneficiaries receive a prorated portion of the award at the end of the performance cycle contingent on meeting the performance goal.	If disability occurs mid-performance cycle, NEOs receive a prorated portion of the award at the end of the performance cycle contingent on meeting the performance goal.	If terminated mid-performance cycle, NEOs receive a prorated portion of the award at the end of the performance cycle contingent on meeting the performance goal.	If terminated mid-performance cycle, NEOs receive a prorated portion of the target award.

Treatment of Long-Term Cash Incentives	If terminated mid-performance cycle, NEOs age 55 or above receive a prorated portion of the award at the end of the performance cycle contingent on meeting the performance goal.	If death occurs mid-performance cycle, NEOs' beneficiaries receive a prorated portion of the award at the end of the performance cycle contingent on meeting the performance goal.	If disability occurs mid-performance cycle, NEOs receive a prorated portion of the award at the end of the performance cycle contingent on meeting the performance goal.	If terminated mid-performance cycle, NEOs age 55 or above receive a prorated portion of the award at the end of the performance cycle contingent on meeting the performance goal.	LTCIP—NEOs receive a lump sum payment based on the performance at the end of the calendar year immediately preceding the change in control.

Treatment of Restricted Stock/ Deposit Shares	Restricted Stock/Units—All unvested stock/units are forfeited.
Deposit Shares—U.S.-based NEOs age 55 or above receive a prorated portion of unvested stock/units. All other NEOs forfeit unvested stock/units.	Restricted Stock/Units—All unvested stock/units vest. Deposit Shares—All unvested stock/units vest.	Restricted Stock/Units—All unvested stock/units vest. Deposit Shares—All unvested stock/units vest.	Restricted Stock/Units—All unvested stock/units are forfeited.
				Deposit Shares—U.S.-based NEOs age 55 or above receive a prorated portion of unvested stock/units. All other NEOs forfeit unvested stock/units.	Restricted Stock/Units—All unvested stock/units vest. Deposit Shares—All unvested stock/units vest.

Component	Voluntary or Termination for Cause	Death	Disability	Termination Without Cause	Termination Following a Change in Control

Treatment of Performance-Contingent RSUs	For U.S.-based NEOs age 55 or above with 15 years of service or age 60 or above with 10 years of service and who have signed a noncompetition agreement, unvested units will cliff vest on the vest date if the performance measure is achieved. For all other NEOs, the unvested units are forfeited.	All unvested units vest.	All unvested units vest.	For U.S.-based NEOs age 55 or above with 15 years of service or age 60 or above with 10 years of service and who have signed a noncompetition agreement, unvested units will cliff vest on the vest date if the performance measure is achieved. For all other NEOs, the unvested units are forfeited.	All unvested units vest.

Treatment of Stock Options
Stock Options Granted Prior to 2007—Unvested shares are forfeited. For NEOs age 55 or above, options remain exercisable for a maximum of 2 years (90 days for ISOs). For all other NEOs, the options remain exercisable for 30 days.

Stock Options Granted in 2007 or After—For U.S.-based NEOs age 55 or above with 15 years of service or age 60 or above with 10 years of service and who have signed a noncompetition agreement, unvested options will continue to vest under the normal schedule and options will remain exercisable for a maximum of 5 years (90 days for ISOs). For all other U.S.-based NEOs under age 55, the same provisions as those described above for grants made prior to 2007 are applicable. For non-U.S.-based NEOs, unvested options are forfeited and vested options will remain exercisable for a maximum of 90 days.

		Stock Options—All options vest.	Stock Options—Shares continue to vest pursuant to the original vesting schedule.
Stock Options Granted Prior to 2007—Unvested shares are forfeited. For NEOs age 55 or above, options remain exercisable for a maximum of 2 years (90 days for ISOs). For all other NEOs, the options remain exercisable for 30 days.

Stock Options Granted in 2007 or After—For U.S.-based NEOs age 55 or above with 15 years of service or age 60 or above with 10 years of service and who have signed a noncompetition agreement, unvested options will continue to vest under the normal schedule and options will remain exercisable for a maximum of 5 years (90 days for ISOs). For all other U.S.-based NEOs, under age 55, the same provisions as those described above for grants made prior to 2007 are applicable. For non-U.S.-based NEOs, unvested options are forfeited and vested options will remain exercisable for a maximum of 90 days.

Stock Options—All options vest and in lieu of common stock issuable upon exercise, the NEOs are paid a lump sum amount equal to the number of outstanding shares underlying the options times the excess of the closing stock price on the date of termination over the exercise price.

Retirement Benefits	No additional benefits received.	No additional benefits received.	No additional benefits received.	CEO—Paid a lump sum amount equal to an additional 2 years of service credited. All Other NEOs—Paid a lump sum amount equal to an additional 1.25 to 1.5 years of service credited.	All NEOs—Paid a lump sum amount equal to an additional 2 years of service credited.

Component	Voluntary or Termination for Cause	Death	Disability	Termination Without Cause	Termination Following a Change in Control

Health and Welfare Benefits	No additional benefits received.	No additional benefits received.	Continue for period of disability.	CEO—Continued for 2 years. All Other NEOs—Continued for 1.25 to 1.5 years.	All NEOs—Continued for 2 years.

Other Benefits	For all U.S.-based NEOs, financial planning services valued at $10,000 per year for 2 years.	No additional benefits received.	No additional benefits received. For all U.S.-based NEOs, long-term disability payment of up to $15,000 per month.	Outplacement benefits valued at $20,000. For all U.S.-based NEOs, financial planning services valued at $10,000 per year for 2 years.	Outplacement benefits valued at $20,000. For all U.S.-based NEOs, payment for excise taxes incurred as a result of Code Section 280G excess payments, if applicable.

        A termination without cause will be triggered if the NEO is terminated in either an Actual Termination not for cause or a Constructive Termination. An Actual Termination is any termination by the Corporation for reasons other than death or disability or for cause or by the executive for reasons other than Constructive Termination. A Constructive Termination means, in general terms, any significant reduction in duties, compensation or benefits or change of office location from those in effect immediately prior to the change in control, unless agreed to by the executive.

        Payments associated with a termination following a change in control will be triggered if both of the following two events occur:

  1.
  A change in control occurs. A "change in control" can occur by virtue, in general terms, of an acquisition by any person of 30% or more of the Corporation's voting shares, a merger in which the shareholders of the Corporation before the merger own 50% or less of the Corporation's voting shares after the merger, shareholder approval of a plan of liquidation or a plan to sell or dispose of substantially all of the assets of the Corporation, and if, during any two-year period, directors at the beginning of the period fail to constitute a majority of the Board.

  2.
  The executive is terminated in either an Actual Termination or a Constructive Termination not for cause.

        With respect to change-in-control agreements executed prior to 2010, in the event benefits are paid because of a change in control and such benefits are subject to Code Section 280G, the Corporation would reimburse the executive for such excise taxes paid, together with taxes incurred as a result of such reimbursement. Beginning in 2010, all newly executed change-in-control agreements do not include excise tax reimbursement.

        The table below represents the amounts potentially payable to the NEOs under various termination scenarios. The values assume termination on December 31, 2013, with stock awards and unexercisable stock options benefit values based on the Corporation's December 31, 2013, stock price of $51.66 and PC-RSUs using a payout at target.

Estimated Post-Termination Employment Benefits Table

NEO		Voluntary or for Cause	Death	Disability	Without Cause	Change in Control
John A. Hayes	Cash Severance	$—	$—	$—	$4,934,769	$4,934,769
	Long-Term Cash Incentive	—	929,738	929,738	—	1,146,394
	Outstanding Stock Awards	—	1,084,860	1,084,860	—	1,084,860
	Outstanding Performance Awards	—	7,450,922	7,450,922	—	7,450,922
	Unexercisable Stock Options	—	6,029,228	6,029,228	—	6,029,228
	Retirement Benefits	—	—	—	213,415	213,415
	Health & Welfare	—	—	—	37,173	40,989
	Perquisites	20,000	—	—	40,000	20,000

	Total	$20,000	$15,494,748	$15,494,748	$5,225,357	$20,920,577

Scott C. Morrison	Cash Severance	$—	$—	$—	$1,485,924	$1,981,232
	Long-Term Cash Incentive	—	225,637	225,637	—	279,546
	Outstanding Stock Awards	—	919,548	919,548	—	919,548
	Outstanding Performance Awards	—	1,709,946	1,709,946	—	1,709,946
	Unexercisable Stock Options	—	1,300,321	1,300,321	—	1,300,321
	Retirement Benefits	—	—	—	89,210	125,285
	Health & Welfare	—	—	—	29,038	43,558
	Perquisites	20,000	—	—	40,000	20,000

	Total	$20,000	$4,155,452	$4,155,452	$1,644,172	$6,379,436

Gerrit Heske	Cash Severance	$—	$—	$—	$1,465,022	$1,953,363
	Long-Term Cash Incentive	—	195,048	195,048	—	243,138
	Outstanding Stock Awards	—	805,896	805,896	—	805,896
	Outstanding Performance Awards	—	942,795	942,795	—	942,795
	Unexercisable Stock Options	—	706,397	706,397	—	706,397
	Retirement Benefits	—	—	—	429,762	505,802
	Health & Welfare	—	—	—	—	14,419
	Perquisites	—	—	—	20,000	20,000

	Total	$—	$2,650,136	$2,650,136	$1,914,784	$5,191,809

Michael W. Feldser	Cash Severance	$—	$—	$—	$820,678	$1,313,086
	Long-Term Cash Incentive	125,340	125,340	125,340	125,340	158,597
	Outstanding Stock Awards	426,350	619,920	619,920	426,350	619,920
	Outstanding Performance Awards	774,900	774,900	774,900	774,900	774,900
	Unexercisable Stock Options	631,640	631,640	631,640	631,640	631,640
	Retirement Benefits	—	—	—	75,743	130,104
	Health & Welfare	—	—	—	15,722	31,460
	Perquisites	20,000	—	—	40,000	20,000

	Total	$1,978,230	$2,151,800	$2,151,800	$2,910,374	$3,679,707

Charles E. Baker	Cash Severance	$—	$—	$—	$831,722	$1,330,756
	Long-Term Cash Incentive	124,374	124,374	124,374	124,374	153,842
	Outstanding Stock Awards	203,954	289,296	289,296	203,954	289,296
	Outstanding Performance Awards	1,035,783	1,035,783	1,035,783	1,035,783	1,035,783
	Unexercisable Stock Options	889,870	889,870	889,870	889,870	889,870
	Retirement Benefits	—	—	—	77,310	132,122
	Health & Welfare	—	—	—	22,569	42,312
	Perquisites	20,000	—	—	40,000	20,000

	Total	$2,273,981	$2,339,323	$2,339,323	$3,225,582	$3,893,981

 DIRECTOR COMPENSATION

        The table set forth below summarizes the 2013 compensation paid to each of the Corporation's nonemployee directors. The elements of the nonemployee director compensation program are evaluated and determined by the Nominating/Corporate Governance Committee, which takes into account market data provided by the Consultant. Effective January 1, 2013, the director compensation program consisted of a $70,000 annual fixed cash retainer, a $15,000 target annual incentive cash retainer, an annual restricted stock award valued at $130,000, an annual committee chair cash retainer of $10,000 for Nominating/Corporate Governance and Finance Committees, and $15,000 for Human Resources and Audit Committees, an annual fixed cash retainer of $20,000 for lead director, and a $200,000 annual nonexecutive chairman of board cash retainer. The annual incentive retainer is subject to the Corporation's performance under the same performance measures as the Annual Consolidated EVA® Incentive Compensation Plan, which is based on EVA® principles. The actual amount paid may range from $0-$30,000. Additionally, a newly elected director will be awarded a one-time grant of 3,000 RSUs upon joining the Board. The elements of deferral for nonemployee directors are detailed in the "Non-Qualified Deferred Compensation" section. The table below sets out the compensation earned for 2013, with any other compensation payments noted. The Corporation has established a 10,000 share stock ownership guideline for each nonemployee director; all directors currently meet this guideline.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Robert W. Alspaugh	$85,000	$130,043	$—	$17,850	$—	$26,500	$259,393
Hanno C. Fiedler	$70,000	$130,043	$—	$17,850	$—	$—	$217,893
R. David Hoover(6)	$133,736	$130,043	$—	$17,850	$—	$35,000	$316,629
John F. Lehman	$80,000	$130,043	$—	$17,850	$105,566	$20,000	$353,459
Georgia R. Nelson	$70,000	$130,043	$—	$17,850	$—	$19,550	$237,443
Jan Nicholson	$70,000	$130,043	$—	$17,850	$36,405	$19,550	$273,848
George M. Smart	$70,000	$130,043	$—	$17,850	$—	$5,000	$222,893
Theodore M. Solso	$93,681	$130,043	$—	$17,850	$—	$20,000	$261,574
Stuart A. Taylor II	$85,000	$130,043	$—	$17,850	$16,728	$—	$249,621
Erik H. van der Kaay	$22,308	$—	$—	$5,575	$—	$20,000	$47,883
(1)
Values represent fees for annual fixed retainer, committee chair retainer, lead director retainer, and chairman of the board retainer, paid under the nonemployee director compensation program. Mr. Hoover's chairman of the board retainer of $63,736 represents his service from January 1, 2013, to April 24, 2013. All nonemployee directors except Messrs. Fiedler, Hoover, Smart and Taylor deferred payment of their cash fees to the 2005 Deferred Compensation Plan for Directors or the 2005 Deferred Compensation Company Stock Plan. Mr. van der Kaay retired on April 24, 2013.

(2)
Reflects the fair value of restricted stock awards granted to nonemployee directors in 2013, calculated in accordance with Topic 718. All nonemployee directors received an annual restricted stock award of 2,747 RSUs, using the closing price of the Corporation's common stock on April 24, 2013, at $47.34 per unit, resulting in a total award value of $130,043 for each director.

(3)
Values represent the annual incentive retainer achieved for 2013, which was paid in February 2014, based on a performance factor of 119% applied to the $15,000 target for all nonemployee directors. All nonemployee directors except for Messrs. Fiedler, Hoover, Smart and Taylor deferred payment of their 2013 annual incentive retainer in February 2014 to the 2005 Deferred Compensation Company Stock Plan.

(4)
Represents the amount of above-market interest earned under the Corporation's Deferred Compensation Plans, described in the "Non-Qualified Deferred Compensation" section.

(5)
The value for all directors except for Messrs. Fiedler, Smart and Taylor reflects corporate contributions for the 20% corporate match up to a maximum of $20,000 available under the 2005 Deferred Compensation Company Stock Plan, as described in the "Non-Qualified Deferred Compensation" section. The values for Messrs. Alspaugh, Hoover and Smart include a $6,500, $5,000, and $5,000 corporate match, respectively, of donations made pursuant to the Corporation's Matching Gift Program. Mr. Hoover's value also includes $10,000 for financial planning services.

(6)
Mr. Hoover earned $254,090 of above-market interest on employee-based deferral balances under the Corporation's Deferred Compensation Plans, excluded from this table.

Additional Footnote Information:

The aggregate number of outstanding stock awards and stock options for each nonemployee director as of December 31, 2013, are as follows:

        Mr. Alspaugh—Stock awards of 26,866

        Mr. Fiedler—Stock awards of 25,554

        Mr. Hoover—Stock awards of 8,530, employee-based outstanding stock options of 1,585,000

        Mr. Lehman—Stock awards of 119,896

        Ms. Nelson—Stock awards of 30,866

        Ms. Nicholson—Stock awards of 100,160

        Mr. Smart—Stock awards of 46,700

        Mr. Solso—Stock awards of 53,712

        Mr. Taylor—Stock awards of 73,544

REPORT OF THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

        The Committee has reviewed the above CD&A and discussed its contents with members of the Corporation's management. Based on this review and discussion, the Committee has recommended that this CD&A be incorporated by reference in the Corporation's Annual Report on Form 10-K and as set out in this Proxy Statement.

    Georgia R. Nelson
    George M. Smart
    Theodore M. Solso
    Stuart A. Taylor II

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Corporation's Board consists of nonemployee directors who are independent under the NYSE Listing Standards and SEC rules.

        Management is responsible for the Corporation's (1) accounting policies, (2) system of internal accounting controls over financial reporting, (3) disclosure controls and procedures, (4) performance of PricewaterhouseCoopers LLP, the independent auditor, (5) Internal Audit Department, and (6) compliance with laws and regulations and applicable ethical business standards. The independent auditor is responsible for performing an audit of the Corporation's Consolidated Financial Statements in accordance with the standards of the Public Company Accounting Oversight Board ("PCAOB") and issuing a report thereon as well as issuing an opinion on the effectiveness of the Corporation's internal control over financial reporting.

        The Committee's responsibility is to monitor and oversee the internal controls over financial reporting and disclosure controls and procedures and to engage and evaluate the independent auditor. Management has represented to the Committee that the financial statements for the Corporation for the year ended December 31, 2013, were prepared in accordance with generally accepted accounting principles of the U.S., and the Committee has reviewed and discussed those financial statements with management and the independent auditor. The Committee has also discussed with the independent auditor the matters required to be discussed by the Statement of Auditing Standards, as amended, the PCAOB Auditing Standards and the NYSE Listing Standards.

        The Corporation's independent auditor provided to the Committee on a quarterly basis the written disclosures and letter required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence. The Committee has discussed with the independent auditor that firm's independence and that firm's internal quality control procedures, peer reviews and any investigations or inquiries by governmental or professional authorities disclosed by the independent auditor.

        Based upon the Committee's review and discussion with management and the independent auditor, the representations of management and the disclosures and letter of the independent auditor (as required by PCAOB Rule 3526), the Committee recommended to the Board that the audited Consolidated Financial Statements in the Corporation's Annual Report on Form 10-K, including management's and the independent auditor's opinion of the Corporation's effectiveness of internal control over financial reporting as of December 31, 2013, be filed with the SEC.

        The foregoing report has been furnished by the following members of the Audit Committee:

    Robert W. Alspaugh
    Hanno C. Fiedler
    Jan Nicholson
    Stuart A. Taylor II

VOTING ITEM 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

        The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Corporation's independent registered public accounting firm for the fiscal year ending December 31, 2014. As disclosed in this Proxy Statement, during 2013 PricewaterhouseCoopers LLP rendered audit and non-audit services to the Corporation.

        We are asking our shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice.

        Representatives of PricewaterhouseCoopers LLP will be present at the 2014 Annual Meeting of Shareholders and will have an opportunity to make a statement, if desired, as well as to respond to appropriate questions.

        The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.

        The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation's independent registered public accounting firm for 2014.

        In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different registered independent public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Corporation and our shareholders.

VOTING ITEM 3—ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

        We are asking our shareholders to provide advisory approval of the compensation of our NEOs, as we have described it in the "Executive Compensation" section of this Proxy Statement. We are seeking this approval pursuant to the Securities Exchange Act of 1934, as amended. While this vote is advisory and is not binding on the Corporation, it will provide useful information to our management and our Human Resources Committee regarding our shareholders' views about our executive compensation philosophy, policies and practices, which the Committee will be able to consider when determining executive compensation for the balance of 2014 and beyond. Following is a summary of some of the key points of our 2013 executive compensation program. Please see the "Executive Compensation" section above for more information.

        Our executive compensation program has been designed to implement certain core compensation principles, including alignment of management's interests with our shareholders' interests to support long-term value creation and pay-for-performance. In the course of establishing the 2013 compensation program and awarding compensation, our management and our Human Resources Committee determined the use of performance-based incentives to motivate our NEOs to achieve current and long-term business goals, after reviewing data and analyses regarding comparable market compensation. Management and the Committee received advice and counsel on the program from an independent consultant, which provided no other services to the Corporation other than those provided directly to or on behalf of the Committee.

        At the April 2013 annual meeting, shareholders were asked to approve the Corporation's fiscal 2012 executive compensation programs. Of those votes included in the tabulation, over 94% voted to approve the proposal. In light of these results, and in consideration of shareholder input obtained from outreach efforts taken in connection with the 2013 meeting, the Human Resources Committee carefully reviewed the Corporation's executive compensation practices. The Human Resources Committee concluded that the Corporation's existing executive compensation programs continue to be the most appropriate for the Corporation and effective in rewarding executives commensurate with business results.

 Summary of 2013 Named Executive Officer Compensation

        Our NEOs' 2013 compensation consisted primarily of the following components, which we refer to as "total direct annual compensation" and which includes base salary, annual EVA® incentive plan awards, LTCIP and awarded value of stock options, SARs and PC-RSUs (in addition to the retirement, health and welfare plans and programs in which all of our full-time U.S. employees participate, as well as limited perquisites).

Compensation Component	Key Features	Purpose	2013 Actions

Current Year	Annual Base Salary	Fixed element of pay based on an individual's primary duties and responsibilities.	Adjustments reflected promotions and movement towards market medians; competitive benchmarking applied.

	Annual Economic Value Added (EVA®) Incentive Compensation Plan	Rewards achievement of specified annual corporate and/or operating unit financial goals pursuant to economic value added principles.	Payments reflect solid financial results achieved in 2013.

Long-Term Incentive—Cash	Long-Term Cash Incentive Plan ("LTCIP")	Promotes long-term creation of shareholder value in absolute terms ("ROAIC") and relative terms (TSR performance versus a subset of companies in the S&P 500) and provides an executive retention incentive.	Payments reflect excellent ROAIC and stock performance over the 3-year cycle ending December 31, 2013.

Long-Term Incentive—Equity	Stock Options and Stock-Settled Stock Appreciation Rights ("SARs")	Promotes executive share ownership and long-term corporate performance resulting in the creation of shareholder value.	Awards provided in 2013; competitive benchmarking applied.

	Performance-Contingent Restricted Stock Units ("PC-RSUs")	Promotes share ownership through the achievement of a future target value of absolute Economic Value Added (EVA®) dollars generated in excess of Ball's 9% after-tax hurdle rate as the capital charge, which is higher than our actual WACC.	Awards provided in 2013; competitive benchmarking applied.

	Deposit Shares	Promotes executive financial investment in the Corporation, promotes share ownership and provides long-term incentive for performance resulting in the creation of shareholder value.	No DSP opportunities were provided in 2013.

	Time Vested Restricted Stock/RSUs	Promotes share ownership, provides a retention incentive and provides long-term incentive for the creation of shareholder value.	Not awarded to NEOs in 2013.

        We believe our 2013 executive compensation program reflects best practices and was designed to balance risk and reward. We focus on pay-for-performance in establishing our executive compensation programs and setting the plans' performance metrics. With input from an independent consultant, our Human Resources Committee continued to apply competitive benchmarking (pay and performance) in 2013 relative to the unique structure and needs of the Corporation. Our program seeks to mitigate risks related to compensation and align management's interests with shareholders' interests in long-term value creation.

        Vote requested.    We believe the information we have provided above and within the "Executive Compensation" section of this Proxy Statement demonstrates that our executive compensation program in respect of our NEOs was designed appropriately and is working to ensure that management's interests are aligned with our shareholders' interests to support long-term value creation. Accordingly, the Board of Directors recommends that shareholders approve the program by approving the following advisory resolution, the results of which will be counted and considered in accordance with the Indiana Business Corporation Law (with abstentions and broker nonvotes not being counted or considered):

        RESOLVED: That the shareholders of Ball Corporation hereby approve, on an advisory basis, the compensation of the individuals identified in the "Summary Compensation Table," as disclosed in the Ball Corporation 2014 Proxy Statement pursuant to Item 402 of Regulation S-K which disclosure includes the "Compensation Discussion and Analysis" section, the compensation tables and the accompanying footnotes and narratives within the "Executive Compensation" section of such Proxy Statement.

        The Board of Directors recommends a vote "FOR" the Advisory (Non-Binding) Vote Approving Executive Officer Compensation.

 VOTING ITEM 4—SHAREHOLDER PROPOSAL REGARDING
THE ELECTION OF DIRECTORS BY MAJORITY VOTE

        Information regarding a shareholder proposal is set forth below. Ball Corporation disclaims any responsibility for this precatory proposal and statement of support, which is presented as received from the shareholder. The United Brotherhood of Carpenters Pension Fund, 101 Constitution Avenue, N.W., Washington, D.C. 20001, which owns 1,861 shares of Common Stock, has given notice that it intends to present for action the shareholder proposal at the Annual Meeting.

Director Election Majority Vote Standard Proposal

Resolved:    That the shareholders of Ball Corporation ("Company") hereby request that the Board of Directors initiate the appropriate process to amend the Company's articles of incorporation to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement:    The proposed majority vote standard requires that a director nominee receive a majority of the votes cast in an election in order to be formally elected. Majority voting is particularly well-suited for the vast majority of director elections in which only board-nominated candidates are on the ballot. Under the Company's current plurality standard, a board nominee can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are "withheld" from the nominee. A majority vote standard in board elections establishes a challenging vote standard for board nominees, enhances board accountability, and improves the performance of boards and individual directors.

Over the past decade, corporations representing the vast majority of the market's capitalization have responded positively to investor demands for a meaningful role in director elections. Nearly 87% of the companies in the S&P 500 Index, and hundreds of other mid and small-cap companies, have adopted a majority vote standard in their bylaws, articles of incorporation, or charters. These majority-vote companies have also adopted director resignation policies that establish a board-centered post-election process to determine the status of any director nominee that is not re-elected.

The Board of Directors' arguments against the majority vote proposal are unpersuasive. The Company has stated that it "has effectively implemented a majority voting standard in its Bylaws." In fact, the vote standard at Ball Corporation remains a plurality vote standard. The Board's assertions that the post-election issues associated with so-called "failed elections" under a majority vote standard are grounds for opposing the adoption of a majority vote standard are without merit. With its post-election resignation policy, the Board possesses the means to address election outcomes in a manner that serves the best interests of the Company.

The Ball Corporation Board should take the critically important step to establish a meaningful majority vote standard in its bylaws. A majority vote standard combined with the Company's current post-election director resignation policy would establish a meaningful right for shareholders to elect directors at Ball Corporation, while reserving for the Board an important post-election role in determining the continued status of an unelected director. We urge the Board to join the mainstream major U.S. companies and establish a majority vote standard.

        The Board of Directors recommends a vote "AGAINST" this shareholder proposal.

 STATEMENT IN OPPOSITION TO THE SHAREHOLDER PROPOSAL

        This shareholder proposal is similar to the same proposal by the same proponent for the 2013 proxy statement. Again, this shareholder requests that the Board amend the Corporation's Articles of Incorporation to provide for a majority voting standard for the election of directors. The Board has carefully considered the proposal, including the merits of the majority vote standard, the effectiveness of our current plurality vote standard (as supplemented by our Director Resignation policy set out in Exhibit A to this Proxy Statement) as compared to the proposed majority vote standard, as well as the responsibilities of the Board and the best interests of our shareholders. After a thorough review of the proposal, the Board does not believe that the adoption of this proposal will provide shareholders with enhanced input in the election process, and could create additional uncertainty that would not be in the best interests of the Corporation's shareholders. The Board recommends that shareholders vote against this proposal.

        The Board is committed to sound corporate governance and acting in the best interests of the Corporation's shareholders, and in fact, in recognition of the ongoing public debate regarding the use of a majority vote standard, in January 2012, the Board approved an amendment to the Corporation's Bylaws to address concerns regarding director nominees who do not receive a majority of the votes cast. The amended Bylaws now provide that "any nominee who receives a greater number of votes 'withheld' from his or her election than votes 'for' his or her election will, within 10 days following the certification of the shareholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Nominating/Corporate Governance Committee (the "Committee")." The new Bylaw provisions further provide that after the tender of such resignation, the Committee will consider it, and within 60 days, make a recommendation to the Board concerning the acceptance or rejection of such resignation, taking into consideration all factors that are relevant. The Committee will consider a range of alternatives, including acceptance of the resignation, rejection of the resignation or rejection with a commitment to address and cure the reasons reasonably believed to have resulted in the "withheld" votes. The Board must take action no later than 95 days after certification of the shareholder vote. Following the Board's decision, the Corporation, within four business days, will publicly disclose in a Current Report on Form 8-K filed with the Securities and Exchange Commission, the Board's decision, together with an explanation of the process by which the decision was made, and if applicable, the Board's reasons for its decision.

        The above stated policy was designed to give shareholders a meaningful voice in the election of directors, and ensures the best interests of shareholders are served by triggering a director resignation and Board review process in the event any Board candidate does not receive a majority vote. Such policy takes into account all relevant considerations while providing transparency to shareholders by requiring public disclosure of the process by which a decision was made and the reasons for such decision. Because our existing Bylaws already address the majority voting issue with a comprehensive postelection resignation policy, the adoption of a majority vote standard would not make any practical difference. In fact, the proponent states that "[w]ith its post-election resignation policy, the board possesses the means to address election outcomes in a manner that serves the best interests of the Company." We agree. In the event a director candidate does not receive a majority vote, the current policy allows the Board to consider the best interests of Ball Corporation without the significant practical consequences that could arise using a majority vote standard.

        We believe that the Corporation has developed procedures and practices related to corporate governance that align with shareholders' interests, including policies regarding the election of directors that include the tender of a director's resignation and a thorough Board review in the event any director candidate does not receive a majority vote. This proposal asks that we adopt a voting standard for the election of directors that differs from the default standard under Indiana law, the state in which the Corporation is incorporated. The default standard in Indiana for the election of directors is a plurality standard, whereby director nominees receiving the most affirmative votes are elected. The Corporation has developed procedures to ensure a panel of qualified Board members with the experience, qualifications and skills that are necessary for a highly effective board, which has guided the Corporation to consistent financial and operational success. A plurality voting standard ensures that all seats are filled at each election. Uncertainty could arise under a majority vote standard where there is a failed election. Vacancies could take the attention of Board members away from other matters while it seeks to fill such positions. Additionally, this situation could result in the Corporation failing to comply with independence standards set forth by the SEC or NYSE. The failure to elect a specific percentage of directors could result in a change of control, thus accelerating debt or canceling a line of credit provided in a credit agreement or other key corporate arrangements. The Board is of the opinion that these and other uncertainties created by a pure majority vote policy outweigh any perceived shareholder benefits.

 SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

        To be eligible for inclusion in the Corporation's Proxy Statement for the 2015 Annual Meeting of Shareholders, proposals of shareholders must be in writing and be received by the Corporate Secretary at the Corporation's principal executive offices, 10 Longs Peak Drive, Broomfield, Colorado 80021-2510, by November 14, 2014.

        If a shareholder desires to bring business before the 2015 Annual Meeting of Shareholders, which is not the subject of a proposal submitted for inclusion in the Proxy Statement, the shareholder must notify the Corporation of the shareholder's proposal, which must be delivered to or mailed and received at the principal executive offices of the Corporation between December 31, 2014, and January 30, 2015, or the proposal may be considered untimely. The appointed proxies may exercise their discretionary authority to vote previously solicited proxies against such proposal if it is raised at the 2015 Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        To our knowledge, based solely upon a review of the copies of the forms furnished to the Corporation, and/or written representations from certain reporting persons, the Corporation believes that all filing requirements under Section 16(a) applicable to its officers and directors were met during the fiscal year ended December 31, 2013, except as set forth herein. As a result of an administrative error, a Form 4 regarding Mr. Heske's restricted stock unit lapse of 2,400 shares on June 14, 2013, was not timely reported, and was subsequently reported on September 30, 2013.

HOUSEHOLDING

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies. This could be applicable to you if you request a paper copy of these proxy materials after you receive notice of Internet access to the proxy materials.

        A number of brokers with account holders who are shareholders may be householding our proxy materials, to the extent such shareholders have given their prior express or implied consent in accordance with SEC rules. A single Proxy Statement and Annual Report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker otherwise when you receive the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker to discontinue householding and direct your written request to receive a separate Proxy Statement and Annual Report to the Corporation at: Ball Corporation, Attention: Investor Relations, 10 Longs Peak Drive, Broomfield, Colorado 80021 or call Investor Relations at 303-469-3131. Shareholders who currently receive multiple copies of the Proxy Statement and Annual Report at their address and would like to request householding of their communications should contact their broker.

SOLICITATION AND OTHER MATTERS

        The Corporation will pay the cost of soliciting proxies. Georgeson Inc. has been retained to assist in the solicitation of proxies for a fee of $8,000. In addition to solicitations by mail, proxies also may be solicited personally, or by telephone or electronic means by some directors, officers and regular employees of the Corporation, without additional compensation, as well as by employees of Georgeson Inc. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material, Annual Report and other shareholder materials to the beneficial owners of common stock where those owners request such materials.

        As of the date of this Proxy Statement, the Board of the Corporation has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. However, the persons named in the accompanying proxy shall have authority to vote such proxy as to any other matters that properly come before the meeting and as to matters incidental to the conduct of the meeting, according to their discretion.

By Order of the Board of Directors,
Charles E. Baker Corporate Secretary

March 14, 2014
Broomfield, Colorado

 Exhibit A

Ball Corporation Bylaws

  Section C. Director Resignation Policy.

        In an uncontested election of directors of the corporation, any nominee who receives a greater number of votes "withheld" from his or her election than votes "for" his or her election will, within ten (10) days following the certification of the shareholder vote, tender his or her written resignation to the chairman of the board for consideration by the Nominating/Corporate Governance Committee (the "Committee"). As used in this Section C, an "uncontested election of directors of the corporation" is an election in which the only nominees are persons nominated by the board of directors of the corporation.

        The Committee will consider such tendered resignation and, within sixty (60) days following the certification of the shareholder vote, will make a recommendation to the board of directors concerning the acceptance or rejection of such resignation. In determining its recommendation to the board, the Committee will consider all factors deemed relevant by the members of the Committee.

        The Committee also will consider a range of possible alternatives concerning the director's tendered resignation as the members of the Committee deem appropriate, including, without limitation, acceptance of the resignation, rejection of the resignation or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Committee to have substantially resulted in the "withheld" votes.

        The board of directors of the corporation will take formal action on the Committee's recommendation no later than ninety-five (95) days following the certification of the shareholder vote. In considering the Committee's recommendation, the board will consider the information, factors and alternatives considered by the Committee and such additional information, factors and alternatives as the board deems relevant.

        Following the board's decision on the Committee's recommendation, the corporation, within four (4) business days after such decision is made, will publicly disclose, in a Current Report on Form 8-K filed with the Securities and Exchange Commission, the board's decision, together with an explanation of the process by which the decision was made and, if applicable, the board's reason or reasons for its decision.

        No director who, in accordance with this Section C, is required to tender his or her resignation, shall participate in the Committee's deliberations or recommendation, or in the board's deliberations or determination, with respect to accepting or rejecting his or her resignation as a director. If a majority of the members of the Committee received a greater number of votes "withheld" from their election than votes "for" their election, then the independent directors then serving on the board of directors who received a greater number of votes "for" their election than votes "withheld" from their election, and the directors, if any, who were not standing for election, will appoint an ad hoc board committee from among themselves (the "Ad Hoc Committee"), consisting of such number of directors as they may determine to be appropriate, solely for the purpose of considering and making a recommendation to the board with respect to the tendered resignations. The Ad Hoc Committee shall serve in place of the Committee and perform the Committee's duties for purposes of this Section C. Notwithstanding the foregoing, if an Ad Hoc Committee would have been created but fewer than three directors would be eligible to serve on it, the entire board of directors (other than the director whose resignation is being considered) will make the determination to accept or reject the tendered resignation without any recommendation from the Committee and without the creation of an Ad Hoc Committee.

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 Annex I

Ball Corporation
Audit Committee Charter

I.     Purpose

The primary purposes of the Audit Committee (the "Committee") are to assist the Board of Directors (the "Board") in fulfilling its responsibility with regard to (a) management's conduct and the integrity of Ball Corporation's (the "Corporation") financial statements, (b) the Corporation's compliance with legal and regulatory requirements, the accounting policies and the system of internal control over financial reporting, disclosure controls and procedures, (c) the performance of the Corporation's outside auditor and internal audit department, (d) the outside auditor's qualifications and independence, (e) preparation of the report required by the Securities and Exchange Commission ("SEC") proxy rules, and (f) carrying out the responsibilities required of Audit Committees by the New York Stock Exchange ("NYSE") and the SEC.

The Committee shall review the adequacy of this Charter on an annual basis.

II.    Membership

The Committee shall be constituted by not less than three members of the Board. The Committee's composition will comply with the independence, service, financial literacy and experience requirements of the NYSE and SEC rules for serving on the Committee as determined in the business judgment of the Board. At least one member of the Committee will meet the requirements of and be designated as having accounting or related financial management expertise and at least one member of the Committee will meet the requirements of and be designated as an Audit Committee Financial Expert as required by the NYSE and the SEC, both as interpreted by the Board.

The members of the Committee and the Committee Chair shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified by the Board.

III.  Responsibilities and Duties

The Committee's role is generally one of oversight and it recognizes that the Corporation's management is responsible for preparing the Corporation's consolidated financial statements and that the outside auditor is responsible for auditing or reviewing those financial statements and performing any required audit of internal control over financial reporting. In carrying out its responsibilities, the Committee and its members are not providing any expert or special assurance as to the Corporation's financial statements, internal control over financial reporting, or any professional certification as to any auditor's work.

The following matters constitute the recurring activities of the Committee. The responsibilities and duties of a member of the Committee are in addition to those duties set out for a member of the Board.

1.
With regard to selection, evaluation, compensation, oversight, and retention of the outside auditor, the Committee shall:

(a)
appoint the firm of independent outside auditors to act as the outside auditor for the Corporation and its subsidiaries for each fiscal year, subject to ratification as needed by the Board and shareholders;

(b)
evaluate the performance (including the performance of the engagement partner) and approve the compensation of the Corporation's outside auditor with regard to the annual audit and quarterly review of the Corporation's public financial statements and audit of internal control over financial reporting, and present the Committee's conclusions and decisions annually to the Board;

(c)
request from the outside auditor annually (i) a report describing the firm's internal quality control procedures, (ii) any material issues raised by the most recent internal quality control review or peer review of the firm or by any inquiry or investigation by governmental or professional authorities within the preceding five years regarding any independent audits, interim financial statement reviews or audits of internal control over financial reporting carried out by the outside auditor, and (iii) any steps taken to deal with any of the issues raised by the review, inquiry or investigation;

  (d)
  request from the outside auditor annually the disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board (the "PCAOB") regarding the outside auditor's communications with the Committee, and discuss with the outside auditor its independence and, where circumstances warrant, take appropriate action in response to the outside auditor's disclosures and letter to satisfy itself of the outside auditor's independence or recommend to the Board that the Board take such action;

  (e)
  have the authority to terminate or otherwise sanction the outside auditor if circumstances warrant or recommend to the Board such action; and

  (f)
  approve in advance the audit, audit-related and non-audit services to be performed by the outside auditor either directly or via the Committee Chair or designated Committee member, and receive a report from management or the outside auditor annually regarding audit, audit related, tax and all other fees paid by the Corporation to the outside auditor for services rendered in the immediately preceding two fiscal years, and consider whether the fees for non-audit or audit related services are compatible with maintaining the auditor's independence.

2.
With regard to the annual audit, interim reviews of the consolidated financial statements of the Corporation, and the required opinion on whether the Corporation maintained, in all material respects, effective internal control over financial reporting, the Committee shall:

a)
review an annual plan for the audit of the financial statements and for the audit of internal control over financial reporting by the Corporation's outside auditor, which plan includes the scope of audit and review activities and management's confirmation they have reviewed with the outside auditor;

b)
review and discuss with management and the outside auditor (i) the Corporation's audited consolidated financial statements, which form the basis for the consolidated financial statements to be included in the Corporation's Form 10-K, (ii) management's maintenance of effective internal controls over financial reporting, and (iii) the audit by the outside auditor of such internal controls;

c)
discuss with management and the outside auditor the matters required to be communicated by the PCAOB Auditing Standards ("PCAOB Standards") and by the General Commentary to Section 303A.07(c)(A), (B) and (C) of the NYSE Listing Manual, as may be amended or supplemented;

d)
discuss with management and the outside auditor the Corporation's unaudited interim consolidated financial statements, which form the basis for the statements to be included in the Corporation's Quarterly reports on Form 10-Q, including the review by the outside auditor in accordance with PCAOB Standards as may be amended or supplemented (The Chair of the Committee or a member of the Committee designated by the Chair may hold the discussion specified in 2(c).); and

e)
review with the outside auditor any audit or review problems or difficulties and management's response.

3.
With regard to financial reporting practices, disclosure controls and procedures, and internal control over financial reporting, the Committee shall:

(a)
inquire of management, the outside auditor and the director of internal audit as to the adequacy of internal control over financial reporting and disclosure controls and procedures;

(b)
discuss with management and the outside auditor the Corporation's disclosures in "Management's Discussions and Analysis of Financial Condition and Results of Operations" contained in the most recent 10-K or 10-Q periodic reports to the SEC;

(c)
discuss generally with management (i) earnings press releases, including the type and presentation of information to be included, such as non-GAAP financial measures and (ii) earnings guidance, if any, provided to credit rating agencies, analysts and the public; and

(d)
receive an annual audit plan of the Corporation's internal audit department, including scope; periodic reports on the progress, audit results and findings; and changes, if any, with regard to the audit plan during the fiscal year.

4.
With regard to other matters, the Committee shall:

(a)
oversee the Corporation's compliance with legal and regulatory requirements by (i) making inquiries of the Chair of the Corporate Compliance Committee, the General Counsel, and senior executive officers regarding the company's ethical standards, utilization of the Corporation's hotline reporting system, and the compliance by the company and its officers, employees and directors with the ethical standards and the law and by (ii) meeting annually with the General Counsel to review legal matters, including any matters that may have a material impact on the financial statements of the Corporation;

(b)
establish procedures for the receipt, retention, and treatment of complaints regarding accounting, internal control over financial reporting, auditing, ethical or legal compliance matters, including procedures for confidential, anonymous submission by employees of Ball or other interested parties of concerns regarding questionable accounting, auditing, ethical, or legal compliance matters;

(c)
discuss with the Chief Financial Officer, Treasurer, and senior executive management the guidelines and policies governing risk assessment and risk management of the Corporation;

(d)
set clear hiring policies for employees or former employees of the outside auditor;

(e)
receive from management or the outside auditor any information which must be delivered pursuant to Section 10A of the Securities Exchange Act of 1934;

(f)
review and approve the report regarding the Committee to be included in each annual proxy statement of the Corporation, which includes the matters required by the SEC; and

(g)
perform such other functions within the purposes, responsibilities and duties of the Committee as may be directed by the Board.

5.
In the process of carrying out the duties and responsibilities, the Committee shall:

(a)
keep regular minutes of its meetings and report any actions taken to the Board at its next meeting;

(b)
have the authority to investigate any matters brought to its attention, with full access to all the books, records, facilities, and personnel of the Corporation;

(c)
have the authority to secure outside counsel, accountants, or other experts, with appropriate budgeting and funding from the Corporation to pay these advisors, as determined by the Committee, to assist the Committee in fulfilling its responsibilities and duties;

(d)
have the authority to provide for appropriate funding from the Corporation for payment of compensation to any outside auditor with regard to the annual audit of financial statements and internal control over financial reporting and the quarterly review of the Corporation's interim financial statements;

(e)
have the authority to provide for appropriate funding for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its responsibilities and duties;

(f)
meet separately, periodically, with management, the engagement partner of the Corporation's outside audit firm, and the director of internal audit;

(g)
resolve any disagreements between management and the outside auditor; and

(h)
report annually to the Board concerning the performance of the Committee and discuss any needed action items for the Committee.

Although the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting audits and interim reviews, performing management's assessment of internal control over financial reporting, determining whether (a) the Corporation's financial statements are complete and accurate and in accordance with generally accepted accounting principles, or (b) management's report on internal control over financial reporting is appropriate for attestation by the outside auditor. Similarly, it is not the Committee's responsibility to ensure that the Corporation complies with all laws and regulations or its own policies, procedures, and practices.

 Annex II

Ball Corporation
Nominating/Corporate Governance
Committee Charter

I.     Purpose

The primary purpose of the Nominating/Corporate Governance Committee (the "Committee") is to assist the Board of Directors (the "Board") of Ball Corporation (the "Corporation") in fulfilling its responsibility to identify qualified individuals to become Board members, recommend to the Board the selection of Board nominees for the next annual meeting of shareholders, and address the independence and effectiveness of the Board by advising and making recommendations on matters involving the organization and operation of the Board, corporate governance guidelines and directorship practices and overseeing the evaluation of the Board and its Committees. The Committee also monitors the Corporation's Sustainability initiatives.

II.    Membership

The Committee shall be composed entirely of independent directors as defined by the New York Stock Exchange ("NYSE"). The members of the Committee and the Committee Chair shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors are duly elected and qualified by the Board.

III.  Responsibilities and Duties

The Committee's role is generally one of oversight and it recognizes that the Board is responsible for the selection of and initial approval of Board nominees and the conduct of the annual evaluation of Board performance. In carrying out its responsibilities the Committee and its members are not providing any expert or special assurance as to Director, committee or Board performance.

The following matters comprise the recurring activities of the Committee in carrying out its functions. The responsibilities and duties of a member of the Committee are in addition to his or her duties as a member of the Board.

1.
Identify and consider qualified candidates for Board membership consistent with policies and criteria approved by the Board, develop and maintain a list of candidates to fill vacancies on the Board and aid in attracting qualified individuals to the Corporation's Board. The Committee shall consider nominees for directorships submitted by shareholders.

2.
Recommend to the Board director candidates to fill vacancies occurring on the Board.

3.
Recommend to the Board annually a slate of director nominees to be elected by the shareholders at each annual meeting of the shareholders and recommend to the Board the inclusion of the slate of directors in the Proxy Statement.

4.
Develop and recommend to the Board any needed policies and criteria for selection of new directors, as it deems necessary.

5.
Develop and recommend to the Board any needed policies and standards for ongoing service on the Board and its committees, as it deems necessary.

6.
Develop and recommend any changes in the size, composition, organization and operational structure of the Board and its standing or ad hoc committees, as it deems necessary.

7.
Develop and recommend to the Board a set of corporate governance guidelines applicable to the Corporation.

8.
Develop and recommend to the Board ethical standards and ethics and legal compliance requirements for Directors and executive officers of the Corporation.

II-1

9.
Develop, recommend and oversee a Board, Board committee and Director evaluation process.

10.
Review and report to the Board the status of the Corporation's compensation program for Directors of the Corporation. Any changes in Director compensation should come upon the recommendation of the Committee, but with final approval by the Board.

11.
Review periodically the Sustainability activities of the Corporation.

12.
Budget for and hire experts as are deemed appropriate to advise the Committee in the performance of its duties, including the hiring of director search firms.

13.
Keep regular minutes of its meetings and report any actions taken to the Board at its next meeting.

14.
Review the adequacy of this Charter on an annual basis.

15.
Report annually to the Board concerning the performance of the Committee and discuss any needed action items for the Committee.

16.
Provide reports required of the Committee by the NYSE or Securities and Exchange Commission.

17.
Provide such other functions within the purposes, duties and responsibilities of the Committee as may be directed by the Board.

IV.   Other

A.
Policy with respect to Newly Created Directorships

In keeping with the Corporation's current practice, the Board will ensure that any person filling a newly created directorship shall stand for election at the annual meeting of shareholders immediately following such person's election by the Board.

B.
Policy with respect to Material Change in Director's Primary Employment

In keeping with the Corporation's current practice, any Director who suffers a material change in his or her primary employment will promptly tender to the Chairman of the Board a letter containing his or her offer to resign from the Board together with a brief explanation of the nature of the change in primary employment. The Chairman will bring the matter before the next regularly scheduled Board meeting and the Board may, in its sole discretion, accept or reject such Director's offer to resign.

II-2

 Annex III

Ball Corporation
Human Resources Committee Charter

I.     Purpose

The primary purpose of the Human Resources Committee (the "Committee") is to assist the Board of Directors (the "Board") of Ball Corporation (the "Corporation") in fulfilling its responsibilities related to the evaluation of the Chief Executive Officer and Chairman of the Board (the "CEO") and the compensation for the position, overseeing the compensation of other executive officers, and to provide any report required of the Committee by the Securities and Exchange Commission ("SEC") or New York Stock Exchange ("NYSE"). It is not the intent of this Charter to preclude the discussion of CEO or other executive officer compensation as deemed appropriate by the Board.

II.    Membership

The Committee shall be composed of not fewer than three members of the Board. The Committee's composition will comply with the independence requirements of the NYSE and/or applicable for the Committee.

The members of the Committee and the Committee Chair shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors are duly elected and qualified by the Board.

III.  Responsibilities and Duties

The Committee's role is generally one of oversight and it recognizes that management is responsible for designing and modifying salary ranges and grades, incentive compensation programs, compensation strategy and practices, performance evaluation systems, succession planning, and the conduct and funding of the various retirement plans of the Corporation. In carrying out its responsibilities, the Committee and its members are not providing any expert or special assurance as to the matters identified in this Charter, exercising discretion, authority or control over the management, funding and assets of the retirement plans or any professional certifications as to any auditor's work on the retirement plans.

The Committee has the direct responsibility to review and approve the corporate goals and objectives relevant to the CEO's compensation and evaluate the performance of the CEO in light of these goals and objectives. The following matters comprise the recurring activities of the Committee in carrying out its functions. The responsibilities and duties of a member of the Committee are in addition to his or her duties as a member of the Board.

1.
Review and approve corporate goals and objectives relevant to the CEO, evaluate the performance of the CEO in light of the goals and objectives, either as a Committee or together with other independent directors as directed by the Board, determine and approve the CEO's compensation based on this evaluation, and determine the Corporation's policy with respect to the application of Internal Revenue Code Section 162(m).

2.
Approve the compensation of all other executive officers, and other employees of the Corporation as the Board may determine and direct from time to time.

3.
Approve the Corporation's schedule of salary ranges and grades for all salaried employees.

4.
Approve the Corporation's incentive compensation programs, including their design, participation basis and participation rates, as they apply to all executive officers, and other employees of the Corporation as the Board may determine and direct from time to time.

5.
Receive reports on the major benefit plans, plan changes, additions, terminations and discontinuations.

6.
Direct the administration of the Corporation's various stock equity plans and deferred compensation plans, in accordance with such plans.

III-1

7.
Designate from time to time those executive officers and other employees to whom stock option, stock appreciation rights and/or stock awards are to be granted and approve the number of shares to be optioned and/or granted from time to time to executive officers and other employees of the Corporation.

8.
Review periodically, as deemed necessary by the Committee, the compensation strategy and practices of the Corporation.

9.
Discuss with the CEO and chief human resources officer of the Corporation, as deemed necessary by the Committee, the performance evaluation systems and succession planning of the Corporation. In this connection the Committee shall discuss with the CEO the succession plan for the CEO.

10.
In carrying out its responsibilities, the Committee shall have the authority, in its sole discretion, to budget for and hire advisors (and to review their independence), including executive compensation consultants, as are deemed appropriate to advise the Committee and only in accordance with NYSE requirements and applicable law. The Committee shall be directly responsible for the appointment, compensation and oversight of such advisors as may be engaged by the Committee, including such advisors' work, and shall provide for appropriate funding for reasonable compensation for such advisors.

11.
Provide reports required of the Committee by the SEC or NYSE, including the annual report on executive compensation in the Corporation's Proxy Statement.

12.
Keep regular minutes of its meetings and report any actions taken to the Board at its next meeting.

13.
Review the adequacy of this Charter on an annual basis.

14.
Report annually to the Board concerning the performance of the Committee and discuss any needed action items for the Committee.

15.
Review the services provided to the Corporation by any compensation consultants and the Corporation's policies and practices regarding the retention of compensation consultants.

16.
As an adjunct to the Audit Committee's responsibility to monitor corporate risk, the Committee will review compensation policies and practices, as appropriate, in order to assess whether they present risks that are reasonably likely to have a material adverse effect on the Corporation.

17.
Perform such other functions within the purposes, duties and responsibilities of the Committee as may be directed by the Board.

III-2

 Annex IV

Ball Corporation
Finance Committee Charter

I.     Purpose

The primary purpose of the Finance Committee (the "Committee") is to assist the Board of Directors (the "Board") of Ball Corporation (the "Corporation") in fulfilling its responsibility to oversee management's conduct of the financing of the Corporation, share repurchase activity, status of the Corporation's employee retirement plans and insurance policies and the Corporation's policies relating to interest rate, commodity and currency hedging.

II.    Membership

The Committee shall be comprised of members of the Board with a majority consisting of non-management directors.

The members of the Committee and the Committee Chair shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified by the Board.

III.  Responsibilities and Duties

The Committee's role is one of oversight and it recognizes that the Corporation's management is responsible for preparing and executing the financing plans and share repurchase activity of the Corporation, developing and implementing policies on hedging interest rates, commodities and foreign currencies, deciding the type and level of insurance to purchase, if any, and to manage the assets and funding requirements of the various employee retirement plans of the Corporation. In carrying out its oversight responsibilities the Committee and its members are not providing any expert or special assurance as to the matters identified in this Charter, exercising discretion, authority or control over the management, funding and assets of the retirement plans, or any professional certifications as to any auditor's work on the retirement plans.

The following matters comprise the recurring activities of the Committee in carrying out its oversight function. The responsibilities and duties of a member of the Committee are in addition to those duties set out for a member of the Board.

1.
Review and recommend for Board approval the annual financing plans of the Corporation.

2.
Receive periodic reports regarding the status of the Corporation's employee retirement plans.

3.
Receive periodic reports regarding the Corporation's continuing relationships with financial institutions and credit rating agencies.

4.
Receive periodic reports from management concerning policies and practices relating to the repurchase of its common stock.

5.
Review and recommend for Board Approval omnibus share repurchase authorizations.

6.
Review and recommend for Board Approval the amount and timing of dividends.

7.
Review and recommend for Board approval any significant financing and credit arrangements requiring approval by the Board.

8.
Receive periodic reports from management concerning policies and practices related to interest rate, commodity and currency hedging activities, as deemed necessary by the Committee.

9.
Receive periodic reports from management concerning the insurance policies and practices of the Corporation, as deemed necessary by the Committee.

IV-1

10.
Budget for and hire experts as are deemed appropriate to advise the Committee in the performance of its duties.

11.
Keep regular minutes of its meetings, and report any actions taken to the Board at its next meeting.

12.
Review the adequacy of this Charter on an annual basis.

13.
Report annually to the Board concerning the performance of the Committee and discuss any needed action items for the Committee.

14.
Provide reports required of the Committee by the Securities and Exchange Commission and New York Stock Exchange, if any.

15.
Provide such other functions within the purposes, duties and responsibilities of the Committee as may be directed by the Board.

IV-2

BALL CORPORATION

10 LONGS PEAK DRIVE
BROOMFIELD, COLORADO 80021-2510

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000197091_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 John A. Hayes 02 George M. Smart 03 Theodore M. Solso 04 Stuart A. Taylor II BALL CORPORATION ATTN: CHARLES E. BAKER 10 LONGS PEAK DRIVE BROOMFIELD, CO 80021-2510 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports/10-Ks electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Corporation for 2014. 3. To approve, by non-binding vote, the compensation paid to the named executive officers. The Board of Directors recommends you vote AGAINST the following proposal: For Against Abstain 4. To consider a shareholder proposal, if properly presented, to provide that director nominees shall be elected by majority vote. NOTE: The proxies will have discretionary authority, to the extent permitted by law, to act and vote upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000197091_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report, Form 10-K is/are available at www.proxyvote.com. BALL CORPORATION Annual Meeting of Shareholders April 30, 2014 This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Robert W. Alspaugh, Georgia R. Nelson and Jan Nicholson, or any one of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of Ball Corporation that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 A.M. MDT on April 30, 2014, at the Ball Corporation headquarters, 10 Longs Peak Drive, Broomfield, Colorado 80021-2510 and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS IN ITEM 1, AND FOR EACH PROPOSAL IN ITEMS 2 and 3, AND AGAINST ITEM 4. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side

QuickLinks

ABOUT THE ANNUAL MEETING
VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
BENEFICIAL OWNERSHIP
VOTING ITEM 1—ELECTION OF DIRECTORS
DIRECTOR NOMINEES AND CONTINUING DIRECTORS
DIRECTOR AND NOMINEE EXPERIENCE AND QUALIFICATIONS
BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT
BOARD DIVERSITY
GOVERNANCE OF THE CORPORATION
CERTAIN COMMITTEES OF THE BOARD
BOARD MEETINGS AND ANNUAL MEETING
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE SUMMARY
COMPENSATION OBJECTIVES AND PHILOSOPHY
ROLE OF THE HUMAN RESOURCES COMMITTEE AND EXECUTIVE COMPENSATION CONSULTANT
MARKET REFERENCE POINTS AND PEER GROUPS
PROCESS FOR DETERMINING EXECUTIVE COMPENSATION
ELEMENTS OF BALL 'S EXECUTIVE COMPENSATION PROGRAM AND 2013 PERFORMANCE
SPECIFICS RELATED TO THE 2013 EXECUTIVE COMPENSATION ELEMENTS
OTHER EXECUTIVE COMPENSATION POLICIES AND GUIDELINES
TABLES AND NARRATIVES
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS TABLE
OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2013
OPTION EXERCISES AND STOCK VESTED IN 2013
NON-QUALIFIED DEFERRED COMPENSATION
PENSION BENEFITS
OTHER POTENTIAL POST-TERMINATION EMPLOYMENT BENEFITS
DIRECTOR COMPENSATION
REPORT OF THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
VOTING ITEM 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR
VOTING ITEM 3—ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION
Summary of 2013 Named Executive Officer Compensation
VOTING ITEM 4—SHAREHOLDER PROPOSAL REGARDING THE ELECTION OF DIRECTORS BY MAJORITY VOTE
Director Election Majority Vote Standard Proposal
STATEMENT IN OPPOSITION TO THE SHAREHOLDER PROPOSAL
SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
HOUSEHOLDING
SOLICITATION AND OTHER MATTERS
Exhibit A Ball Corporation Bylaws
  Annex I
Ball Corporation Audit Committee Charter
  Annex II
Ball Corporation Nominating/Corporate Governance Committee Charter
  Annex III
Ball Corporation Human Resources Committee Charter
  Annex IV
Ball Corporation Finance Committee Charter